FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

-------------------------------------

GAMES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware                                               7372                               75-2926440

(State or jurisdiction of                 (Primary Standard Industrial        (I.R.S. Employer

incorporation or organization)             Classification Code Number)        Identification No.)

425 Walnut Street, Suite 2300

Cincinnati, Ohio 45202

(513) 721-3900

(Address and telephone number of principal executive offices)

425 Walnut Street, Suite 2300

Cincinnati, Ohio 45202

(513) 721-3900

(Address of principal place of business or intended principal place of business)

--------------------

Roger W. Ach, II

Chief Executive Officer

Games, Inc.

425 Walnut Street, Suite 2300

Cincinnati, Ohio 45202

(513) 721-3900

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Myles S. Cairns, Chief Financial Officer

Games, Inc.

425 Walnut Street, Suite 2300

Cincinnati, Ohio 45202

(513) 721-3900

--------------------

Approximate date of proposed sale to the public: From time to time after the registration statement becomes effective.

--------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Pursuant to Rule 429 of the rules and regulations under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement also relates to securities registered under Registration Statement No. 33-112170, which became effective on April 12, 2004.

#

CALCULATION OF REGISTRATION FEE

     --------------------------------------------------------------------------------------------------------------

Title of each class of   Amount to be    Proposed Maximum   Proposed Maximum      Amount of

  Securities to be          registered (1)    Offering Price             aggregate                       registration

    registered                                  (3)      per share (2)               offering price                 fee

    ---------------------------------------------------------------------------------------------------------------

Common Stock, $0.001
per share……	1,575,000	$1.04	$1,638,000	$207.53
Preferred Stock, 550 shares $0.001 convertible to Common Stock
per share……	55,000	$1.00	$55,000	$6.97
Convertible notes due October 2004 convertible to Common Stock
per share……	230,000	$1.00	230,000	$29.14
	1,860,000		$1,693,000	$243.64

(1) Total represents  27,783,295 shares of common stock to be offered by selling security holders of the Registrant, including 1,623,000 shares of common stock issuable on the exercise of options under the 2002 Long Term Incentive Plan filed previously as Exhibit 10.6 and 2,537,000 stock options of the subsidiary Gamebanc, and 550 shares of preferred series A shares that are convertible into 55,000 shares of common stock at $1.00 and $230,000 in convertible notes that are convertible at $1.00 per share into 230,000 common shares and 30,250 preferred shares that are redeemable and  callable these preferred shares are convertible as follows:, 10250 shares of preferred stock are convertible into 410,000 shares common stock at $2.50 per share, after March 30, 2004 until December 30, 2004, on December 31, 2004 until December 30, 2005, an additional 10,000 shares of preferred become eligible for conversion into 166,666 shares of Common Stock at $6.00 per share and on December 31, 2006 10,000 shares of preferred stock become eligible to convert into 138,888 shares of Common Stock at $7.20 per share as per the certificate of designation filed as Exhibit 10.12 with this prospectus, any fractional shares will be paid in cash at the time of conversion.  In the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average high and low price of our common stock on June 10, 2004.

(3) Pursuant to Rule 429 of the rules and regulations under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement also relates to 26,123,295 shares registered under Registration Statement No. 333-112170, which became effective on April 12, 2004.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

=====================================================================

PROSPECTUS

The information contained in this prospectus is not complete and may be changed.  We cannot sell these securities until the registration statement that we have filed with the SEC is effective. This prospectus is not an offer to sell, nor does it solicit offers to buy, these securities in any state where the offer or sale is not permitted.

GAMES, INC.

27,983,295 SHARES OF COMMON STOCK

Common Stock issued at June 14, 2004	23,269,950
30,250 shares of Preferred Stock series AA convertible to common stock	715,554
550 shares of Preferred Stock Series A convertible to common stock	55,000
Convertible Notes	230,000
Games 2002 Long Term Incentive Plans	4,160,000
Less Previously Registered stock	(26,570,504)
Total Common Stock for SB-2 filing	1,860,000

This prospectus covers the resale of 27,983,295 shares of our common stock which may be sold, from time to time, by the following shareholders (the “Selling Shareholders”).

o

3,926,740 shares may be offered and sold by Roger W. Ach, II, our President, CEO and the Chairman of our Board of Directors

o

3,290,878 shares may be offered and sold by Chicago West Pullman, LLC

o

1,625,000 shares may be offered and sold by Carol A. Meinhardt, our Executive Vice President and Chief  Operating Officer and member of our Board of Directors

o

250,000 shares may be offered and sold by Myles S. Cairns, our Executive Vice President and Chief Financial Officer

o

4,160,000 shares may be offered and sold by employees and directors of the company as options vest and are exercised in Games 2002 Long Term Incentive Plans

o

715,554 shares may be offered and sold by Atari, Inc. (“Atari”) has the right to convert 30,250 share of Preferred Series AA as follows:

Preferred Stock Series AA	Conversion date	Shares	Price	Common stock
	March 30, 2004	10,250	$2.50	410,000
	December 31, 2004	10,000	$6.00	166,666
	December 31, 2005	10,000	$7.20	138,888
				715,554

o

14,015,123 shares may be offered and sold by the remaining Selling Shareholders identified herein on page 64.

We will not receive any money from the Selling Shareholders when they sell the shares. We will pay substantially all of the costs and expenses relating to this offering. The Selling Shareholders may offer the shares for resale in accordance with the "Plan of Distribution" set forth herein.

Games Common Stock is listed on the NASDAQ OTC BB under the symbol "GMSI". On June 10, 2004, the high and low prices for the Common Stock as reported by NASDAQ were $1.37 and $0.70, respectively and the last reported sales price was $1.25.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD ONLY PURCHASE SHARES IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 21, 2004

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

#

SELLING SECURITY HOLDER OFFERING PROSPECTUS

TABLE OF CONTENTS

Section

PROSPECTUS SUMMARY

8

THE OFFERING

11

RISK FACTORS

13

FORWARD-LOOKING STATEMENTS

32

USE OF PROCEEDS

32

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

32

OUR DIVIDEND POLICY

34

DESCRIPTION OF PROPERTY

35

LEGAL PROCEEDINGS

35

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

35

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

45

NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

45

THE COMPANY

49

OUR CORPORATE HISTORY

49

DESCRIPTION OF THE BUSINESS

52

INDUSTRY BACKGROUND

54

COMPETITION

56

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

61

SELLING SECURITY HOLDERS

64

PLAN OF DISTRIBUTION

75

DESCRIPTION OF SECURITIES

77

LIMITATION OF LIABILITY AND INDEMNIFICATION

80

CHANGE AND DISAGREEMENT WITH ACCOUNTANTS

81

LEGAL MATTERS

82

EXPERTS

82

ADDITIONAL INFORMATION

83

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

84

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

84

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

85

ITEM 26.  RECENT SALES OF UNREGEGISTERED SECURITIES

86

ITEM 27.  EXHIBITS

95

ITEM 28.  UNDERTAKINGS

97

#

PROSPECTUS SUMMARY

This prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission.  You should rely on the information provided in this prospectus. Neither we nor the selling security holders listed in this prospectus have authorized anyone to provide you with information different from that contained in this prospectus.  The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future.

The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and the Financial Statements of the Company and Notes thereto, appearing elsewhere in this Prospectus. The discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "The Company" as well as those discussed elsewhere in this Prospectus.

The Company

Games, Inc. (“Company” or “Games”) is a leading online media and value-added information service providing subscribers with access to entertaining proprietary content via the Internet. Games and its subsidiaries operate a branded network of web sites targeting three allied areas of interactive entertainment: government sponsored lotteries, internet games, and digital greetings. In addition, we continue to develop and manage a large opt-in e-mail database of over 12 million subscribers.  We currently own and operate leading games and entertainment sites that include:

www.Games.com   www.Lottery.com  www.GameLand.com

   www.SkillMoney.com  www.Cards.com

We have traditionally derived its revenues from advertising sources. Advertising revenues are derived principally from online advertising arrangements under which we receive revenues on fixed payment over a contract period, a cost-per-thousand impression basis and design of advertising campaigns to be placed on our network. We have developed an online lottery ticket system to work with www.Lottery.com which is ready to implement and is currently waiting for authorization to proceed with an online retailer’s license. We are currently developing programs to expand our revenue generating sources through non-advertising revenues. These non-advertising revenues will be primarily derived from subscription fee-based services. We also offer database management for lottery customers.

Acquisition of Games.com

On December 31, Games, Inc. the Registrant has entered into an asset purchase agreement, license and royalty agreement to purchase from Atari, Inc. or an affiliate thereof the URL www.Games.com  domain name and certain related assets for a purchase price of $1,125,000 payable in 10,250 shares of convertible, redeemable and callable preferred stock issued December 31, 2003 and $100,000 in cash paid by January 12, 2004.  The purchase is scheduled to close on or about March 31, 2004 upon Atari’s redemption of the preferred stock.

As part of this transaction, Games, Inc. will also be granted digital licenses and sublicenses with exclusive digital rights with respect to certain formats to a number of popular games including MONOPOLY, SCRABBLE, RISK, BATTLESHIP, BOGGLE and YAHTZEE and the classic Atari games. On December 31, 2003 Games, Inc issued 20,000 shares of convertible, redeemable and callable preferred stock in partial payment for the licenses and royalties associated with the intellectual property associated with Games.com. On or about March 31, 2004 Games, Inc will enter to a license agreement that has a five year term and a renewal option by Games, Inc for an additional five years.

On April 29, 2004 Games, Inc. notified Atari it was in material breach of the Asset Purchase Assignment and License Agreement dated December 31, 2003, as amended (the “Asset Purchase Agreement”).  Atari then responded with a legal action, “Atari, Inc. Atari Interactive Inc. and Hasbro, Inc. vs. Games, Inc. Roger W. Ach II, and Chicago West Pullman LLC.”  United States District Court, Southern District of New York, (JSR). 04 Civ. 3723.  The Company intends to vigorously prosecute and defend this action, we believe that ultimately, the Company will prevail on its claim that Atari, Inc. breached the Asset Purchase Agreement and its defense of Atari’s claims.

Games, Inc. has begun to upgrade graphics, security, chat features and functionality of the www.Games.com  site to allow for enhanced play within the current play pattern and to allow for skill-based tournament play for merchandise prizes.  Re-launch of the upgraded site is scheduled for spring 2004.

At its re-launch, Games.com will allow visitors to play more than 30 online games based on the classic branded properties, some of which include MONOPOLY, CLUE, SCRABBLE, ASTEROIDS, and RISK. In addition, visitors to the site can find news, information, tips and hints about games featured on Games.com.

We will also create a premium service on a subscription basis which will include a revamped and upgraded ability to chat with other players, maintain scores, ranks, and to participate in tournaments based on widely recognized Hasbro catalog of games for prizes. Our revenue strategy for Games.com includes on demand play for pay games, skill based and tournament play, sponsorships, downloaded software and individual subscriptions.

We own and operate a website called www.GameLand.com. Gameland.com has a portfolio of over 120 proprietary shockwave game engines that we can reface and use for our own sites as well as providing game packages for other major websites.

We own and operate a website called www.SkillMoney.com skill-based games are legal in the majority of states.  In the United .States, rules governing Tournaments with entry fees and/or prizes are set up by each individual state, not by the federal government. Based on these 50 sets of laws, players cannot participate in fee-based tournaments with prizes if they reside in the following 11 states:

Arizona, Arkansas, Connecticut, Delaware, Florida, Iowa, Louisiana, Maryland, Nevada, Tennessee and Vermont

Visitors to SkillMoney.com enter a game that has between 4 and, in the case of tournaments, 100 players.

We also operate a digital greeting card site, which offers both free and subscription based greeting cards from www.Cards.com.

THE OFFERING

     Shares of common stock offered by the Company...........  None

     Shares of common stock which may be sold by

     the Selling Shareholders...............................……...........   27,983,295

     Use of proceeds..................…………………….............   We will not receive any

 proceeds from the resales

                                                 of shares offered hereby,

             all of which proceeds

                                                                         will be paid to the

                         Selling Shareholders.

     Risk Factors....................………………………............    The purchase of our common

                                                             stock involves a high degree of

             risk. You should carefully

                                                 review and consider “Risk

             Factors."

     NASDAQ OTCBB Trading Symbol....................................  GMSI

#

SUMMARY FINANCIAL DATA

The following summary of our financial information has been derived from our financial statements that are included elsewhere in this prospectus. The information for the years ended June 30, 2003 and 2002 is derived from our audited financial statements. The information for the nine months ended March 31, 2004 and 2003 is derived from our unaudited financial statements and is not necessarily indicative of the results that may be expected for the entire fiscal year ending June 30, 2004.

Statements of Operations
	Nine months ended		Years ended
	March 31,		June 30,
	2004	2003	2003	2002
	(unaudited)	(unaudited)

Revenues	$ 355,269	$ 155,277	$ 218,049	$ 466,995
Cost of goods sold	$ 71,708	$ 60,109	$ 73,460	$ 70,233
Gross profit	$ 283,561	$ 95,168	$ 144,589	$ 396,762
Net loss	$ (2,679,818)	$(3,674,155)	$(2,519,839)	$(4,038,759)
Net loss per share - basic and diluted	$ 0.15)	$ (0.24)	$ (0.16)	$ (0.54)
Weighted average shares outstanding	18,070,569	15,179,731	16,200,358	7,434,476

Balance Sheet Data
	March 31,		June 30,
	2004		2003
	(unaudited)
Working capital deficit	$ 177,921		$2,615,853
Total assets	$ 3,791,180		$1,164,677
Current assets	$ 2,184,165		$ 11,625
Long-term debt	$ 79,096		$ 702,246
Stockholders’ deficiency	$ (1,920,202)		$(2,165,047)

RISK FACTORS

Investment in our common stock is highly speculative and involves risk.  You should carefully consider the following factors, among others, before making an investment decision. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the business risk factors that might cause those differences.

RISKS PARTICULAR TO GAMES, INC.

OUR WEAK FINANCIAL CONDITION HAS RAISED, AND WILL LIKELY CONTINUE TO RAISE, SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have a history of losses and negative cash flows from operations. Recent net losses and negative cash flows are as follows:

       Net Losses      Negative Cash Flows

from Operations

     For the year ended June 30, 2001..............................  ($3,355,010)         ($3,017,781)

     For the year ended June 30, 2002..............................  ($4,038,759)         ($2,150,878)

     For the year ended June 30, 2003..............................  ($2,519,839)         ($1,254,993)

     For the six months ended December 31, 2003……..   ($1,341,230)         ($1,400,686)

     For the nine months ended March 31, 2004....…….   ($2,679,818)         ($1,076,121)

We have experienced net losses and negative cash flows since the business began implementing our business plan. We expect that the ongoing implementation of our current business plan will decrease our net losses and decrease our negative cash flows but there can be no assurance that this will happen. We may never generate sufficient revenues to achieve profitability, and if we are unable to make a profit, then we may not be able to continue to operate the business.  Even if we become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We believe that we will need approximately $2,500,000 to fund operations during the next 12 months.  The shareholders of Games have contributed in excess of $20 million to the Company over time and are committed to seeing our business plan come to fruition and as such will continue to support the business through capital investments until we reach profitability. We are focused on attempting to obtain the necessary capital to maintain its operations however; additional financing will be necessary to sustain operations and achieve our business plan. Games is attempting to obtain such additional financing. Management is also actively seeking one or more strategic investors to complete an acquisition and a strategic line extension in the games business.  However, there can be no assurance that we will be successful in our attempts to generate positive cash flows or raise sufficient capital essential to its survival.  To the extent that we are unable to generate or raise the necessary operating capital, it will become necessary to curtail operations.  Additionally, even if we do raise operating capital, there can be no assurance that the net proceeds will be sufficient to enable it to develop our business to a level where it will generate profits and positive cash flows.

OUR WEAK FINANCIAL CONDITION HAS RAISED, AND WILL LIKELY CONTINUE TO RAISE SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In its audit report dated September 12, 2003, our auditors indicated that there was substantial doubt as to our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon us obtaining additional financing for our operations.  There can be no assurance that we will be able to obtain such additional financing.

THE COMPANY’S LIMITED OPERATING HISTORY MAKES EVALUATING ITS BUSINESS DIFFICULT.

Games Inc.’s operating subsidiary, commenced operations in 1997. Accordingly, our operating history is very limited upon which makes evaluating our business and prospects more difficult. We face the risks, expenses and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets, including on-line companies which host hardware and software applications for other companies. Our past financial results may not be representative of our future financial results.

THE COMPANY IS DELINQUENT IN THE PAYMENT OF CERTAIN TRADE PAYABLES. FAILURE TO MAKE ARRANGEMENTS OR TO MAKE TIMELY PAYMENTS COULD NEGATIVELY IMPACT THE COMPANY’S BUSINESS.

As of the date of this filing, we are late in payment of certain creditor trade payables. We have initiated contact with these vendors and have offered payment plans.  If we are unable to negotiate payment plans with the vendors, or if we are unable to execute such negotiated payment plans with those who accept such plans, we could experience a severe negative impact on its business resources, although we currently do not expect any interruption of services provided.

THE COMPANY’S QUARTERLY RESULTS OF OPERATIONS FLUCTUATE, WHICH COULD RESULT IN A LOWER PRICE FOR THE COMPANY’S COMMON STOCK.

Our revenue and operating results do not vary significantly from quarter to quarter, but the Company is subject to variable accounting on certain stock options that could vary our results from quarter to quarter. These fluctuations could cause our stock price to fluctuate or decline. Additional factors that cause our quarterly results to materially fluctuate that are within our control include the following:

º

Difficulty managing growth;

º

Increases in necessary operating expenses;

º

Problems with technology;

º

The amount and timing of costs associated with the development and maintenance of new products; and

º

Costs and risks associated with potential acquisitions.

Important factors that could cause our quarterly results to materially fluctuate that are not within our control include the following:

º

Introduction of new products or pricing programs by our competitors;

º

Changes in pricing for, and changes in the gross profit of, certain products, services, or lines of business may be detrimental to our business plan;

º

Variations in spending patterns by companies and consumers;

º

Technical difficulties or systems downtime affecting our services and products;

º

Business interruptions due to outside causes and forces;

º

Differences with the business practices of third parties with whom we do business;

º

Economic conditions specific to the Internet or to the digital greetings, Internet games, or Lottery businesses, as well as general economic conditions;

º

Inability to frame additional bandwidth to adequately service customer growth;

º

Customer acceptance of our products, services and business model; and

º

Inability to acquire or lack of availability of necessary hardware or software components.

Our current and future levels of operating expenses and capital expenditures are based largely on our growth plans and estimates of future revenue. These expenses and expenditure levels are, to a large extent, fixed in the short term. We may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall, and any significant shortfall in revenue relative to planned expenditures could negatively impact our business and results of operations. In addition, if our customer base expands rapidly or unpredictably, we may not be able to efficiently utilize our infrastructure or we may not have sufficient capacity to satisfy our customers' requirements, which could harm the operating results of our business.

THE COMPANY’S SHARES ARE SUBJECT TO RULES REGULATING BROKER-DEALER ACTIVITY WITH RESPECT TO PENNY STOCKS, WHICH COULD HAVE A NEGATIVE EFFECT ON THE MARKET FOR THE COMPANY’S SHARES AND THE COMPANY’S SHARE PRICE.

Broker-dealers who effect trades in our common stock are subject to SEC rules that regulate trading in penny stocks. Such rules require broker-dealers to provide additional warnings and risk factors pertaining to an investment in penny stocks. Such additional warnings may act to inhibit investment in our common stock, which could have a depressive effect on both the market for Games, Inc.’s shares and the trading price of those shares.

IF WE CANNOT TIMELY SECURE NECESSARY FINANCING, WE WILL BE UNABLE TO CONTINUE TO GROW OUR SALES, IN WHICH EVENT WE WILL LIKELY BE REQUIRED TO CURTAIL OR CEASE OPERATIONS.

We need to raise additional funds through public or private debt or equity financings to be able to fully execute our business plan. Any additional capital raised through the sale of equity may dilute ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds, then we will be unable to execute our business plan and shareholders could lose their investment.

We have realized limited sales revenues to date that we primarily attribute to our continuing inability to fund the marketing activities we believe necessary to develop broad market awareness and acceptance of our total website. Our inability to leverage our operating costs with sales has resulted in continuing significant operating and net losses, as well as negative operating cash flows. For the years ended June 30, 2003 and 2002, we incurred losses of $2,519,839 and $4,038,759, respectively, and for the nine months ended March 31, 2004 and 2003, we incurred a net loss of $2,679,818 and $3,674,155. Our continuing losses adversely affect our ability to secure funding.

We continue to actively seek substantial investment capital to enable us to fully execute the balance of our business plan, that primarily being the conducting of those marketing activities we believe necessary to achieve meaningful sales growth. Our ability to effectively promote our websites, implement our business plan to sell Lottery tickets online, support and sustain our existing customer relationships, cultivate, support and sustain additional customer relationships, and thereby realize meaningful sales growth, remains dependent upon our timely receipt of substantial additional investment capital. Absent meaningful sales growth, our ability to achieve net profitability and positive operating cash flow remains highly unlikely.

Our future capital requirements will depend upon many factors, including the following:

º

Costs to develop and maintain our on-line hosting of hardware and software;

º

The rate at which we expand our business operations;

º

The extent to which we develop and upgrade our technology;

º

The occurrence, timing, size and success of acquisitions; and

º

The response of competitors to our service offerings.

THE COMPANY REQUIRES TRADE CREDIT FROM VENDORS IN THE FUTURE, WHICH MAY NOT BE AVAILABLE TO US.

In order to execute our short-term and long-term strategic plans, we need to continue to obtain credit from our vendors. If we are unable to maintain or obtain vendor credit on favorable terms, or at all, then we may not be able to execute our business plan, develop or enhance the products or services, take advantage of business opportunities or respond to competitive pressures, any of which could harm the our business.

We recently negotiated with many of our vendors to reduce the amounts owed or to extend more favorable payment terms. While these negotiated terms have reduced cash out-lays and expenditures, we cannot rely on future relationships with these vendors, which could result in limiting our purchasing and credit abilities.

FUTURE DEMAND FOR DIGITAL GREETINGS, INTERNET GAMES AND LOTTERY SERVICES IS HIGHLY UNCERTAIN.

The markets for Digital Greetings, Internet Games and Lottery Services have only recently begun to develop and are evolving rapidly. Future demand for these services is highly uncertain. We believe that many of its potential customers are not fully aware of the benefits of its services. The market for our services may never become viable or grow further. If the market for our services doesn’t grow or grows more slowly than we currently anticipate, our business, financial condition and operating results will be materially adversely affected.

IF THE COMPANY IS UNABLE TO OBTAIN KEY SOFTWARE APPLICATIONS AND HARDWARE COMPONENTS FROM CERTAIN VENDORS, THE COMPANY WILL BE UNABLE TO DELIVER ITS SERVICES.

We rely on third-party suppliers, including Microsoft and various hardware providers to provide us with key software applications and hardware components for its infrastructure. Certain components or applications are only available from limited sources. If we are unable to obtain these products or other services, including connectivity services, in a timely manner at an acceptable cost or at all, may substantially inhibit its ability to deliver its services.

Any significant increase in the volume of users of our products and services could strain the capacity of its software or hardware, which could lead to slower response times or system failures. Any future growth may require us, among other things, to:

º

Expand and upgrade our hardware and software systems;

º

Expand and improve our operational and financial procedures, systems and controls;

º

Improve tour financial and management information systems;

º

Expand, train and manage a larger workforce; and

º

Improve the coordination among our product development, sales and marketing, financial, accounting and management personnel.

We cannot assure you that its current level of personnel, systems, and controls will be adequate to support future growth. Our inability to manage growth effectively or to maintain the quality of its products and services could cause us to lose customers and could materially increase our operating expenses.

IF THE COMPANY DOES NOT INCREASE AWARENESS OF ITS PRODUCTS AND SERVICES, ITS ABILITY TO REACH NEW CUSTOMERS WILL BE LIMITED.

Our future success will depend, in part, on its ability to increase awareness of its products and services. To do so, we must succeed in our marketing efforts, provide high-quality products and services, and increase traffic to our Websites. If our marketing efforts are unsuccessful, or if we cannot increase our brand awareness, then we may not be able to attract new customers and increase our revenues.

WE REMAIN DEPENDENT UPON THREE KEY MANAGEMENT PERSONNEL AND IF WE ARE UNABLE TO RETAIN THEM, OUR OPERATIONS WILL SUFFER.

Our success depends, to a significant extent, upon the efforts and abilities of Roger W. Ach, II, President, Chairman of the Board and Chief Executive Officer, and to a lesser extent, Myles S. Cairns, our Executive Vice President, Chief Financial Officer, and Carol A. Meinhardt, our Executive Vice President, Chief Operating Officer. Loss of the services of any or all of its executive management team could materially adversely affect its business, results of operations and financial condition, and could cause us to fail to successfully implement its business plan.

THERE IS INTENSE COMPETITION FOR QUALIFIED INDUSTRY PROFESSIONALS THE COMPANY’S FAILURE TO ATTRACT AND RETAIN QUALIFIED PEOPLE COULD ADVERSELY AFFECT ITS ABILITY TO OPERATE.

Our future success also depends upon its ability to attract and retain qualified technical professionals and sales and marketing personnel. Competition for talented personnel, particularly technical professionals, is intense. This competition could increase the costs of hiring and retaining personnel. We may not be able to attract, retain, and adequately motivate our personnel or to integrate new personnel into our operations successfully.

THE COMPANY MAY NOT BE ABLE TO PROTECT ITS PATENTS, COPYRIGHTS, TRADEMARKS AND PROPRIETARY TECHNOLOGY, OR IF WE INFRINGE UPON THE RIGHTS OF OTHERS, WE COULD EXPOSE OURSELVES TO CLAIMS FOR DAMAGES.

Our services are highly dependent upon proprietary technology. In addition, we rely on contracts, confidentiality agreements, and copyright, patent, trademark, and trade-secrecy laws to protect its proprietary rights in our technology. We have also obtained, or are pursuing, several trademark, copyright, and patent registrations for our various product names. The protective steps we have taken may not be adequate to deter misappropriation of our proprietary information. In addition, some end-user license provisions protecting against unauthorized use, copying, transfer and disclosure of a licensed program may be unenforceable under the laws of certain jurisdictions and foreign countries. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States.  Failure to adequately protect our intellectual property could harm our brand name, devalue its proprietary content, and affect its ability to compete effectively. Furthermore, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could materially adversely affect its business, results of operations and financial condition. Also, it is possible that our competitors or others will adopt product or service brands similar to ours possibly leading to customer confusion.

DISRUPTIONS TO THE DATA CENTERS OR TO THE OFFSITE BACKUP STORAGE FACILITIES SERVING THE COMPANY, COULD MATERIALLY AFFECT THE COMPANY’S BUSINESS.

The continued and uninterrupted performances of our computer systems, and of the backup storage facilities of third parties with whom we do business, are critical to our success. Any system failure that causes interruptions in our ability to deliver our services to its customers, including failures that affect its customers' abilities to access its hosted hardware, software, and stored data, could reduce customer satisfaction and, if sustained or repeated, would reduce the attractiveness of our services or result in material liabilities or costs.

Our hardware and software hosting business strategy, includes data backup and storage, depends on the consistent performance of the data centers and those of third parties. Our data center has offsite back-up storage of data for all customers. Our current data center, and those of third parties, may be vulnerable to interruption from fire, earthquake, flood, power loss, connectivity failures, vandalism and other malicious acts, and other events beyond our control, including natural disasters. If the data centers are damaged in any way, a customer whose data is stored there may lose some or all data, despite routine backup procedures. Our operations are dependent on our ability to protect our computer system, and customer systems, applications and data against damages, including, but not limited to those from computer viruses, fire, earthquake, flood, power loss, connectivity failures, vandalism and other malicious acts, and other events beyond our control, including natural disasters. Damage to our computer system or to the systems, applications, or data of our customers, could delay or prevent delivery of our services and result in the loss of our customers or in material liabilities. In addition, a failure of our telecommunication providers to provide the data communications capacity in the time frame required by us for any reason could cause interruptions in the delivery of our services. Substantially all of our computer and communications hardware is located at one facility and the loss of this hardware or the data it contains would cause severe business interruptions. In the event that we experience significant disruptions that affect the data centers, we may lose customers or fail to attract new customers.

THE COMPANY COULD EXPERIENCE BREACHES OF SECURITY TRANSMITTING DATA TO OR FROM THE COMPANY’S CUSTOMERS, INCLUDING THE USE OF THIRD PARTY VENDOR SECURITY TECHNOLOGIES AND METHODOLOGIES.

Our business depends upon its ability to securely transmit confidential information between the data centers, third-party backup locations, and the servers of its customers, including the use of third-party vendor security technologies and methodologies. Despite our physical design and setup, and the implementation of a variety of security measures, there exists the risk that certain unauthorized access, computer viruses, accidental or intentional disturbances could occur. We may need to devote substantial capital and personnel resources to protect against the threat of unauthorized penetration of our delivery system or to remedy any problems that such penetration might cause.  The occurrence of any of these events could cause us to lose customers, cause harm to our business or brand reputation, and expose us to material liability.

THE COMPANY DEPENDS ON LICENSED SOFTWARE APPLICATIONS.

We depend on contracts with third-party software manufacturers to allow their software applications to be hosted or run at the data centers and provided to our customers. We have entered into non-exclusive agreements with third-party companies, including, but not limited to, Microsoft, that allow us to host some of their software applications or re-license their software applications to our customers. Under most of these agreements, the software manufacturer can terminate its relationship with us for any reason by giving us as little as 30 days notice. In these instances, the software manufacturer is not liable to us, or to our customers, for any damages resulting from termination. If our relationships with these software manufacturers are terminated, or if these or other software manufacturers do not allow our customers to obtain a license to operate the software application on the data centers, our ability to do business would be severely inhibited.

THE HARDWARE AND SOFTWARE THE COMPANY USES IS COMPLEX AND MAY CONTAIN DEFECTS.

Our service offerings depend on complex hardware and software that may contain defects, particularly when initially introduced or when new versions are released. Although we test internal and third party software applications prior to deployment, we may not discover software defects that could affect our new or current services or enhancements until deployed. These defects could cause service interruptions or the loss of data, which could damage our reputation, increase our operating costs, impair our ability to generate or collect revenue, delay market acceptance or divert our management and technical resources. Any software modifications we perform as part of our integration services could cause problems in application delivery. Also, if we offer an open-source software solution to our customers, they are likely to hold us accountable for any problems associated with their software, even if the manufacturer caused the problem or defect. Typically, software manufacturers disclaim liability for any damages suffered as a result of software defects and provide only limited warranties. As a result, we may have no recourse against the providers of defective software applications.

PROFIT MARGINS ON CERTAIN PRODUCTS OR SERVICES MAY DECLINE OVER TIME.

Profit margins may be adversely affected by increases in labor or other costs, heightened price competition, changes in channels of distribution, or in the mix of products and services sold. We have recently introduced several new services, and we plan to release additional new services in the future. If costs associated with new services are greater than we have experienced historically, gross profit may be adversely affected.  We continue to expand third party and indirect distribution channels, which generally result in reduced profit margins.

THE COMPANY HAS BEEN INVOLVED IN LEGAL PROCEEDINGS WITH THIRD PARTIES; ANY FUTURE LEGAL PROCEEDINGS COULD MATERIALLY ADVERSELY AFFECT THE COMPANY’S FINANCIAL CONDITION AND ABILITY TO ACHIEVE ITS BUSINESS PLAN.

We have been and may in the future be involved in litigation incidental to our business and this may or may not have a material impact on our financial condition.  See "Legal Proceedings."

WE PLAN TO GROW, IN PART, THROUGH ACQUISITIONS, HOWEVER; THERE CAN BE NO ASSURANCE WE WILL BE ABLE TO IDENTIFY, ACQUIRE AND SUCCESSFULLY INTEGRATE FUTURE ACQUISITIONS INTO OUR BUSINESS.

Our business strategy contemplates that we will seek a number of significant acquisitions within the next few years. While we have initiated discussions with certain acquisition targets, and have recently concluded an agreement with Atari, Inc. there is no assurance that we will complete any other such acquisitions, or, if we do complete acquisitions, whether we will successfully integrate these acquisitions into our business. In addition, there is no assurance that if we acquire any businesses, that we will achieve anticipated revenue and earnings. Our failure to acquire suitable companies or to successfully integrate any acquired companies into our operations could materially affect its ability to maintain our business.

WE MAY NOT BE ABLE TO PROTECT THE USE COMPANY NAMES, DOMAIN NAMES.

We are aware that other companies have claimed use of names similar to "Games, Inc." and our domain names for products or services similar to our own. We are attempting to register "Games, Inc." as a trademark in the United States, Europe, and Canada. However, we may not be able to obtain proprietary rights to the use of this name. We will incur expenses if called to defend our use of the "Games, Inc." name. Any such litigation, even if without merit, may be time consuming and expensive to defend. It also could divert our management’s attention and resources and require us to enter into costly royalty or licensing agreements.  In addition, if any company in this industry is able to establish a use of the "Games, Inc." name that is prior to our use, we could be liable for damages and could be forced to stop using the name unless we are able to buy the right to use the name. If we are unable to buy the right to use its name after we lose an infringement claim, we would have to change our name, which may require us to spend money to build new brand recognition and incur other costs. Third parties may assert other infringement claims against us. Any of these events could divert management attention and complicate our ability to do business.

OTHERS MAY SEIZE THE MARKET OPPORTUNITY WE HAVE IDENTIFIED BECAUSE WE MAY NOT EFFICIENTLY EXECUTE OUR STRATEGY.

If we fail to execute our strategy in a timely or effective manner, our competitors may be able to seize the marketing opportunities we have identified.  Our business strategy is complex and requires that we successfully and simultaneously complete many tasks. In order to be successful, we will need to:

º

Negotiate effective strategic alliances and develop economically attractive service offerings;

º

Attract and retain customers;

º

Attract and retain highly skilled employees;

º

Integrate acquired companies into our operations; and

º

Evolve our business to gain advantages in an increasingly competitive environment.

In addition, although some of our management team has worked together in the past, there can be no assurance that we will be able to successfully execute all elements of its strategy.

WE MAY NOT BE ABLE TO PROTECT THE USE OF OUR INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS.

We regard our service marks, trademarks, domain names, and similar intellectual property as critical to our success. We have or have applied for federal trademark or service mark registration of a number of names and terms, including Lottery.com, GameLand.com, SkillMoney.com and Cards.com all of which are now owned by us. We have also applied for and been granted certain patents covering some of our software.

We rely on trademark, unfair competition and copyright law, trade secret protection and contracts such as confidentiality and license agreements with our employees, customers, partners, and others to protect our proprietary rights.  Despite precautions, it may be possible for competitors to obtain and/or use the proprietary information without authorization, or to develop technologies similar to ours and independently create a similarly functioning infrastructure.  Furthermore, the protection of the proprietary rights in Internet-related industries is uncertain and still evolving.  The laws of some foreign countries do not protect proprietary rights to the same extent, as do the laws of the United States.  Protection for the proprietary rights in the United States or abroad may not be adequate.

We intend to continue to license certain technology from third parties such as Microsoft and others, for our technologies that support business systems.  The market is evolving and we may need to license additional technologies to remain competitive.  We may not be able to license these technologies on commercially reasonable terms or at all.  In addition, we may fail to successfully integrate licensed technology into our operations.

Although we are not aware of any infringement or misappropriation of our intellectual property or similar proprietary rights, it may be anticipated that infringements and misappropriations will occur as our business grows and there is more brand loyalty attaching to our trade names and domain names.  We intend to police against infringement or misappropriation.  However, we cannot guarantee that we will be able to enforce our rights and enjoin the alleged infringers from their use of confusingly similar trademarks, service marks, telephone numbers, and domain names.

In addition, third parties may assert infringement claims against us.  We cannot be certain that our technologies or trademarks do not infringe valid patents, trademarks, copyrights, or other proprietary rights held by third parties.  We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business.  Intellectual property litigation is expensive and time-consuming and could divert management resources away from running the business.

OUR INDUSTRY IS CHARACTERIZED BY RAPIDLY CHANGING TECHNOLOGY WITH CONTINUOUS IMPROVEMENTS IN BOTH COMPUTER HARDWARE AND SOFTWARE, AND RAPID OBSOLESCENCE OF CURRENT SYSTEMS.

We must continually buy new computer hardware and license new computer software systems to effectively compete in our industry. Our software delivery methodologies must be able to support changes in the underlying software applications that are delivered to our customers. The rapid development of new technologies increases the risk that current or new competitors could develop products or services that would reduce the competitiveness of our products or services. We rely on software providers to produce software applications that keep pace with our customers' demands.

There is no assurance that we will successfully develop or adopt new technologies, introduce new services or enhance its existing services on a timely basis, or those new technologies, new services or enhancements we use or develop will achieve market acceptance. If we fail to address these developments, we will lose sales to our competitors.

ANY PURCHASE OF THE COMPANY’S SECURITIES BASED ON FINANCIAL ESTIMATES PROVIDED BY ANALYSTS OR THIRD PARTIES IS DONE ENTIRELY AT THE RISK OF THE PURCHASER.

We do not currently make financial forecasts or projections, nor do we endorse the financial forecasts or projections of third parties or comment on the accuracy of third party reports. We do not currently participate in the preparation of the reports or the estimates given by analysts. Analysts who issue financial reports are not privy to non-public financial information. Any purchase of our securities based on financial estimates provided by analysts or third parties is done entirely at the risk of the purchaser.

We periodically issues press releases to update stockholders on new developments relating to Games, Inc. and our business. These releases may contain certain statements of a forward-looking nature relating to future events or our future financial performance. Readers are cautioned that such statements are only predictions, and actual events or results may materially differ with those statements. In evaluating such statements, readers should specifically review the various risk factors described herein, among others we identify in documents we file with the SEC, which could cause actual results to differ materially from those indicated by such forward-looking statements.

THE COMPANY FACES VARIOUS BUSINESS UNCERTAINTIES AS TO THE CLOSING OF THE ATARI TRANSACTION.

We have entered into a transaction with Atari, Inc. (“Atari”) that does not transfer operating rights to the site until March 31, 2004. The Company faces various business uncertainties as to the closing of this transaction. If we are unable to close this transaction we will incur large expenditures relating to the $100,000 in cash and re-development costs that may not be recoverable by us should the transaction not complete as anticipated.

On April 29, 2004 Games, Inc. notified Atari it was in material breach of the Asset Purchase Assignment and License Agreement dated December 31, 2003, as amended (the “Asset Purchase Agreement”).  Atari then responded with a legal action, “Atari, Inc. Atari Interactive Inc. and Hasbro, Inc. vs. Games, Inc. Roger W. Ach II, and Chicago West Pullman LLC.”  United States District Court, Southern District of New York, (JSR). 04 Civ. 3723.  The Company intends to vigorously prosecute and defend this action, we believe that ultimately, the Company will prevail on its claim that Atari, Inc. breached the Asset Purchase Agreement and its defense of Atari’s claims.

WE EXPERIENCE COMPETITION FROM MANY PARTICIPANTS IN THE INTERNET GAMES, LOTTERY AND DIGITAL GREETINGS AND OUR ABILITY TO COMPETE IN THE MARKETPLACE REMAINS UNCERTAIN.

The markets for our services are rapidly evolving and intensely competitive. In addition to internally built and supported operations, our primary current and prospective competitors include:

º

Lottery Software Companies

º

Greeting Card Companies

º

Game Companies

º

Companies that intend to offer some of the services that we offer currently to a portion of our targeted customer base.

Many of our competitors have been in business longer than us, have significantly greater financial, technical, and other resources, or greater name recognition. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. Competition could negatively impact our ability to sell additional services on terms favorable to us. Competitive pressures could cause us to lose market share or to reduce the price of our services, either of which could harm our business, financial condition and operating results.

We believe that the principal competitive factors in our market include:

º

quality and reliability of services offered;

º

scope of supported applications and technology platforms;

º

ability to expand the operational environments supported;

º

extent to which the services offered provide a complete solution to a potential customer's operations requirements;

º

technical expertise and development;

º

rapid deployment of services; quality of customer service and support;

and price.

GOVERNMENT REGULATION MAY DELAY OR PREVENT US FROM SUCCESSFULLY MARKETING OUR PRODUCTS.

There are currently few laws or regulations directly governing access to, or commerce upon, the Internet. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services.  Such legislation could dampen the growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications and commercial medium, and could, thereby, have a material adverse effect on our business, results of operations and financial condition. Other nations, including Germany, have taken actions to restrict the free flow of material deemed to be objectionable on the Internet. In addition, several connectivity carriers are seeking to have connectivity over the Internet regulated by the Federal Communications Commission in the same manner as other connectivity services. For example, America's Carriers Connectivity Association has filed a petition with the Commission for this purpose. In addition, because the growing popularity and use of the Internet has burdened the existing connectivity infrastructure and many areas with high Internet use have begun to experience interruptions in phone service, local telephone carriers, such as Pacific Bell, have petitioned the Commission to regulate Internet service providers and online service providers, in a manner similar to long distance telephone carriers and to impose access fees on these service providers. If either of these petitions is granted, or the relief sought therein is otherwise granted, the costs of communicating on the Internet could increase substantially, potentially slowing the growth in use of the Internet, which could in turn decrease the demand for our products and services.

Also it is possible that laws will be adopted or current laws interpreted in a manner to impose liability on online service providers, such as us, for linking to third party content providers and other Internet sites that include materials that infringe copyrights or other rights of others. Such laws and regulations if enacted could have an adverse effect on our business, operating results and financial condition. Moreover, the applicability to the Internet upon the existing laws governing issues such as property ownership, copyright defamation, obscenity and personal privacy is uncertain, and we may be subject to claims that our services violate such laws. Any such new legislation or regulation or the application of existing laws and regulations to the Internet could have a material adverse effect on our business, operating results and financial condition.

In addition, as our products and services are available over the Internet in multiple states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state or foreign country. We are qualified to do business only in the states of Delaware, Florida, Ohio, Iowa and Virginia, and our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties and could result in the our inability to enforce contracts in such jurisdictions. We will pursue authorization to do business in other jurisdictions in the normal course of business. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services may severely restrict the sale of new contracts and materially affect our ability to maintain our current customers.

At present, we do not collect sales or other similar taxes in respect of sales of our services through Internet purchases. However, various states have sought to impose state sales tax collection obligations on out-of-state companies similar to us. A successful assertion by one or more of these states that we should have collected or be collecting sales tax on the sale of our services could result in additional costs and corresponding price increases to our customers. The U.S. Congress has passed legislation limiting for three years the ability of states to impose taxes on Internet-based transactions. Failure to renew this legislation could result in the broad imposition of state taxes on e-commerce.

Many states have allowed their citizens to access every state agency, from licenses to lawsuits through the Internet. We expect to be able offer access to the state lotteries through the Internet.

THE EFFECT OF GOVERNMENT REGULATION AND LAWS ON OUR BUSINESS.

Government regulation and legal uncertainties could increase our costs and risks in the future as government’s change or as legislation is passed regarding the Internet and the e-commerce activities that are associated with our business. Moreover, it may take years to determine the extent to which existing laws relating to issues, such as property ownership, libel, taxation and personal privacy are applicable to the Internet. Any new laws or regulations relating to access to or use of the Internet could harm our business.

ADDITIONAL FACTORS THAT MAY AFFECT OUR FUTURE RESULTS.

An investment in our stock involves a high degree of risk. The following information discusses the material risk factors which are unique to our business and Company and that make an investment in Games, Inc.’s common stock risky or speculative. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected, which could cause the trading price of the our common stock to decline.

RISKS RELATED TO THE COMPANY’S INDUSTRY.

THE FAILURE OF THE INTERNET TO GROW OR REMAIN A COMMERCIALLY VIABLE COULD HARM OUR GROWTH.

Our success depends in large part on the maintenance of the Internet infrastructure as a reliable network frame that provides adequate speed, data capacity, and security. Our success also depends on the timely development of products and services that enable reliable Internet access and services. The Internet may continue to experience significant growth in the number of users, frequency of use and amount of data transmitted. The Internet infrastructure may not be able to support the demands placed on it and the performance or reliability of the Internet may be adversely affected by this continued growth. In addition, the Internet could lose its commercial viability if the number of people who use the Internet does not continue to grow. A number of factors, including unreliable service, unavailability of cost-effective, high-speed access to the Internet or concerns about security, could impede this growth. The infrastructure or complementary products and services necessary to maintain the Internet, as a viable commercial medium may not be developed, and, as a result, the Internet may not continue to be a viable commercial medium for us.

IF THE GOVERNMENT ADOPTS REGULATIONS THAT CHARGE INTERNET ACCESS FEES OR IMPOSE TAXES ON SUBSCRIPTIONS TO OUR WEB-BASED PRODUCTS WILL NEGATIVELY IMPACT OUR BUSINESS.

Currently there are few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted that address issues such as pricing and the characteristics of products and services. In addition, several connectivity companies have petitioned the Federal Communications Commission to regulate Internet and on-line service providers in a manner similar to long-distance telephone carriers and to impose access fees on them. This regulation, if imposed, could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel, obscenity and personal privacy are applicable to the Internet. Finally, state tax laws and regulations relating to the provision of products and services over the Internet are still developing. A few states have tried to impose taxes on services provided over the Internet. If additional states try to do so, our operating costs may increase and we may not be able to increase the price that we charges for its services to cover these costs. Any new laws or regulations or new interpretations of existing laws and regulations relating to the Internet could decrease the growth in the use of the Internet, decrease the demand for traffic on its Website, increase its operating expenses, or otherwise adversely affect its business.

OUR INDUSTRY IS RAPIDLY CHANGING AND IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGE IN ITS INDUSTRY, WE MAY NOT BE ABLE TO EFFECTIVELY SELL OUR SERVICES AND SALES MAY DECLINE.

The games industry is characterized by rapidly changing technology with continuous improvements in both computer hardware and software. If we do not respond effectively and on a timely basis to rapid technological change in its industry, we will not be able to effectively sell its services and its sales will materially decline. We must continually purchase new computer hardware and license new computer software systems to effectively compete in its industry. In addition, its software delivery methodologies must be able to support changes in the software applications that are delivered to its customers. The rapid development of new technologies increases the risk that current or new competitors could develop products or services that would reduce the competitiveness of our products or services. And moreover, we rely on software providers to produce software that keeps pace with its customers' demands.

We may not successfully develop or adopt new technologies, introduce new services or enhance its existing services on a timely basis; in addition, new technologies, services, or enhancements the Company uses may never achieve market acceptance. If the Company fails to address these developments, then we may lose sales to our competitors.

RISKS RELATED TO THE COMPANY’S COMMON STOCK

CONTROL EXERCISED BY OFFICERS AND DIRECTORS COULD HAVE AN ADVERSE EFFECT ON THE COMPANY’S STOCKHOLDERS.

As of June 10, 2004, Games directors, executive officers, and their affiliates beneficially owned approximately 40.76% of its outstanding common stock. Roger W. Ach, II, Games chairman of the board, chief executive officer and president, beneficially owns approximately 39.42% Games outstanding common stock. Carol A. Meinhardt, our chief operating officer, secretary and treasurer, beneficially owns approximately 8.72% of Games outstanding common stock. As a result, these stockholders, acting together and with others, have the ability to potentially control substantially all matters submitted to the Company’s stockholders for approval, including the election and removal of directors and any merger, consolidation, takeover or other business combination involving us, and to control the Company’s management and affairs. This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could materially adversely affect the market price of Games common stock.

THE VOLATILITY OF THE COMPANY’S STOCK PRICE COULD ADVERSELY AFFECT THE COMPANY’S STOCKHOLDERS.

There currently is a public market for our common stock, but there is no assurance that there will always be such a market. The trading price of our common stock is highly volatile and could be subject to wide fluctuations in response to factors such as:

Actual or anticipated variations in quarterly operating results;

º

Announcements of technological innovations;

º

New sales methodologies, contracts, products or services by us or our competitors;

º

Changes in financial estimates by securities analysts;

º

Announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

º

Additions or departures of key personnel;

º

Sales of common stock; and/or

º

Other general economic or stock market conditions, many of which are beyond our control.

In addition, the stock market, in general, and the market for Internet-related companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. The trading prices of many Internet-related technology companies' stock were at or near unprecedented levels in the past two years; however, such levels have recently given way to a depressed stock price for these companies, and there can be no assurance that these trading prices will increase again. Such fluctuation may materially adversely affect the market price of our common stock, regardless of our operating performance. Historically, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company. The institution of similar litigation against us could result in substantial costs and a diversion of our management's attention and resources.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, including, without limitation, those described under the sections entitled "Risk Factors", "Use of Proceeds" and  "Management  Discussion  and Analysis of Financial  Condition and Results of Operations" constitute "forward looking statements". These statements can be  identified by  forward-looking  words such as  "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", expects", "may", "will", "should", "goal", "plan", "intend", or other variations thereon or similar words are not historical facts but are statements of future expectations and other forward-looking statements that are based on our current views and assumptions and involve known and unknown risks that may differ materially from those expressed or implied in such statements.  Actual results, performance or events may differ materially from those in such statements due to various factors beyond our control which include, without limitation:

     (a)  general economic conditions;

     (b)  performance of financial markets;

     (c)  changes in laws and regulations;

     (d)  changes in political environment;

     (e)  competition; and

     (f)  sabotage to the Internet.

USE OF PROCEEDS

All shares offered by this Prospectus are being resold by the Selling Shareholders and all proceeds from the sales of such shares will go to the Selling Shareholders.  We will receive no proceeds from this offering other than the exercise of stock options. Our stock option plan provides for a cashless exercise so no proceeds are assumed from the exercise of stock options.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

During 2001, we filed a request for clearance for quotation on the OTC Bulletin Board under SEC Rule 15c2-11, Subsection (a)(5) with NASD Regulation Inc.  A Clearance Letter was issued to Colley Corporation to allow the Company’s common stock to trade under the symbol “COLY” on February 1, 2002. Effective on September 16, 2002 our symbol changed to GMSI.

The following table sets forth for the periods indicated the high and low bid and ask prices for the common stock as reported on OTC Bulletin Board.

The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions:

--------------------------

High

Low

---------------------------

2002

First quarter........…..

September 30, 2001

-0-

-0-

----------------------------------------------------------------------------------------

Second quarter...…...

December 31, 2001

-0-

-0-

----------------------------------------------------------------------------------------

Third quarter………

March 31, 2002

$0.02

$0.02

----------------------------------------------------------------------------------------

Fourth quarter…..…

June 30, 2002

$4.75

$0.02

----------------------------------------------------------------------------------------

2003

First quarter..........

September 30, 2002

$4.75

$3.50

----------------------------------------------------------------------------------------

Second quarter......

December 31, 2002

$4.75

$1.70

----------------------------------------------------------------------------------------

Third quarter…….

March 31, 2003

$3.00

$1.00

----------------------------------------------------------------------------------------

Fourth quarter……

June 30, 2003

$2.50

$0.24

----------------------------------------------------------------------------------------

2004

First quarter..........

September 30, 2003

$0.90

$0.24

----------------------------------------------------------------------------------------

Second quarter......

December 31, 2003

$0.90

$0.15

---------------------------------------------------------------------------------------

Third quarter…….

March 31, 2004

$1.80

$0.36

OUR DIVIDEND POLICY

We have approximately 1,200 holders of record of its common stock. Our Board of Directors has not declared or paid cash dividends since our inception on our Common Stock. We have never paid a cash dividend on its Common Stock. The Company does not anticipate paying any cash dividends in the foreseeable future and intends to retain future earnings, if any, for the development of our business.

We do not anticipate paying any cash dividends in the foreseeable future because:

     o   we have experienced losses since inception;

     o   we have significant capital requirements in the future; and

     o   we presently intend to retain future earnings, if any, to finance the expansion of our business.

Future dividend policy will depend on:

     o   our earnings, if any;

     o   capital requirements;

     o   expansion plans;

     o   financial condition; and

     o   other relevant factors.

The resale of our securities not covered in this prospectus is subject to Rule 144. Under Rule 144, if certain conditions are satisfied, a person (including any of our affiliates) who has beneficially owned restricted shares of common stock for at least one year is entitled to sell within any three-month period a number of shares up to the greater of 1% of the total number of outstanding shares of common stock, or if the common stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of ours for at least three months immediately preceding the sale, and who has beneficially owned the shares of common stock for at least two years is entitled to sell the shares under Rule 144 without regard to any of the volume limitations described above. As of the date of this offering, no shares of our common stock are eligible for resale under Rule 144. An additional 3,487,500 common shares are subject to issuance upon conversion of convertible notes payable and would be eligible for resale under Rule 144.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Currently, our common stock is a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them.

DESCRIPTION OF PROPERTY

We have leased, through March 31, 2006, facilities, which consist of approximately 5,397 square feet and are located in Cincinnati, Ohio. We currently pay an annual base rent of $135,990 for the use of these facilities. These facilities house all of our departments, such as, sales, customer, technical and administrative services.

LEGAL PROCEEDINGS

We, including our subsidiaries, are periodically involved in incidental litigation and administrative proceedings primarily arising in the normal course of our business. In our opinion, our gross liability, if any, and without any consideration given to the availability of indemnification or insurance coverage, under any pending or existing incidental litigation or administrative proceedings would not materially affect our financial position, results of operations or cash flows.

On April 29, 2004 Games, Inc. notified Atari it was in material breach of the Asset Purchase Assignment and License Agreement dated December 31, 2003, as amended (the “Asset Purchase Agreement”). Atari then responded with a legal action, “Atari, Inc. Atari Interactive Inc. and Hasbro, Inc. vs. Games, Inc. Roger W. Ach II, and Chicago West Pullman LLC.” United States District Court, Southern District of New York, (JSR). 04 Civ. 3723. The Company intends to vigorously prosecute and defend this action, we believe that ultimately, the Company will prevail on its claim that Atari, Inc. breached the Asset Purchase Agreement and its defense of Atari’s claims.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except for the historical information contained herein, the following discussion and analysis in this Form SB-2 contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from anticipated results, including those set forth under “Cautionary Statement” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report.  The following discussion should be read in conjunction with the Company’s Condensed Consolidated Financial Statements and notes thereto included elsewhere in this report.

OVERVIEW

Games, Inc.  (or the “Company or Games”) is a value-added information service providing subscribers with access to entertaining proprietary content via the Internet. Games and its subsidiaries operate a branded network of web sites targeting three allied areas of interactive entertainment: government sponsored lotteries, internet games, and digital greetings. We currently own and operate leading games and entertainment sites that include:

-Games.com   -Lottery.com

 -GameLand.com   -SkillMoney.com  -Cards.com

The following discussion and analysis should be read in conjunction with the financial statements and notes thereto included elsewhere in this Registration Statement. The statements contained in this report that are not historical facts, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects," and words of similar import, constitute "forward-looking statements." Forward-looking statements are made based upon our management's current expectations and beliefs concerning future developments and their potential effects upon us. Our actual results could differ materially from those anticipated for many reasons, including risks faced by us described in this prospectus under "Risk Factors."

RESULTS OF OPERATIONS

RESULTS OF OPERATIONS – THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO THREE MONTHS ENDED MARCH 31, 2003

OVERVIEW AND RECENT DEVELOPMENTS

We own and operate the leading brands in online media and value-added information service providing subscribers with access to entertaining proprietary content via the Internet. Games and its subsidiaries operate a branded network of web sites targeting three allied areas of interactive entertainment: government sponsored lotteries, Internet games, and digital greetings. We currently own and operate leading games and entertainment sites that include:

-Games.com  -Lottery.com  -GameLand.com  -SkillMoney.com   -Cards.com

We have traditionally derived our revenues from advertising sources. Advertising revenues are derived principally from online advertising arrangements under which we receive revenues on fixed payment over a contract period, a cost-per-thousand impression basis and design of advertising campaigns to be placed on our network. We are currently developing programs to expand our revenue generating sources through non-advertising revenues. These non-advertising revenues will be primarily derived from subscription fee-based services and software sales.

REVENUE

Revenue of $165,117 for the three months ended March 31, 2004 was $111,346 or approximately 207% more than the same period in the prior year.  The increase is due to $45,820 earned from the sale of lottery subscriptions and services and increased advertising revenues of approximately $65,526.

COSTS AND EXPENSES

During the three months ended March 31, 2004, the cost of revenues of $31,683 was approximately 6% less than the $33,777 for the three months ended March 31, 2003. The cost of revenues decreased due to decreased hosting and bandwidth cost, gross margins increased by approximately $113,440 or 567% due primarily to increased sales of lottery subscriptions and increased advertising revenues.

The Company incurred operating expenses of $1,402,430 for the three months ended March 31, 2004. This represents a decrease of $882,778 or approximately 39% compared to the operating expenses in the three months ended March 31, 2003 of $2,285,208. The decrease is primarily due to a reduction of $1,095,000 in compensation expense from variable options and an increase of approximately $100,000 attributed to professional and legal fees incurred in acquisitions and in our efforts to initiate the sale of lottery tickets on the Internet.

Depreciation and amortization increased approximately $4,025 or 3% during the three months ended March 31, 2004 compared to the three months ended March 31, 2003. This increase was primarily due to purchases of fixed assets and reclassifying some assets to a shorter expected useful life of some assets.

Interest expense increased from $8,253 to $60,967 or approximately 639% due to increased debt, principally due to the addition of notes payable and a charge for $45,000 for the beneficial conversion feature on convertible notes payable that converted to common stock during the period.

RESULTS OF OPERATIONS – NINE MONTHS ENDED MARCH 31, 2004

COMPARED TO NINE MONTHS ENDED MARCH 31, 2003

REVENUE

Revenue of $355,269 for the nine months ended March 31, 2004 was $199,992 or 129% higher than the same period in the prior year.  The increase is due to increased sales of Lottery subscriptions and Lottery related revenues which accounted for approximately $137,950 of the increased revenues, with advertising revenues increasing approximately $62,042 from the same period in the prior year.

COSTS AND EXPENSES

During the nine months ended March 31, 2004, the cost of revenues of $71,708 was $11,599 or 19% more than the nine months ended March 31, 2003. The increase in cost of sales was primarily attributable to increased bandwidth cost relating to increased activity on the web sites. The Company incurred selling, general and administrative expenses of $1,556,683 for the nine months ended March 31, 2004.  This represents an increase of $172,714 or approximately 12% compared to the selling, general and administrative expenses of $1,383,969 during the nine months ended March 31, 2003. The increase was primarily attributed to legal and professional fees related to acquisition and SB-2 registration filings of approximately $129,000 over the same prior period.

Depreciation and amortization increased $25,789 during the nine months ended March 31, 2004 compared to the nine months ended March 31, 2003. The increase is due primarily to a change in amortization periods for intangible assets from 20 to 5 years to reflect the decrease in the lives of such assets and reduced impairment of intangibles compared to the prior period.

Interest expense increased from $37,161 to $120,629 or approximately 225% due to increased debt, principally due to the addition of notes payable and a charge for $72,000 for the beneficial conversion feature on convertible notes payable that converted to common stock during the period.

The Company operates in a highly competitive environment that involves a number of risks, some of which are beyond our control.  The following statement highlights some of these risks.

Statements contained in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” which are not historical facts are or might constitute forward-looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, its expectations might not be attained.  Forward-looking statements involve known and unknown risks that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ materially from our expectations include, among others: we have incurred significant operating losses and we cannot predict whether we will become profitable; we have changed our business focus and we may not achieve our plan; we have capital requirements to fund our operations, and if we do not obtain sufficient additional funds our ability to grow may be limited; our growth strategy, including acquisitions, may not succeed and may adversely effect our financial condition, results of operations and cash flows; if we are unable to introduce new products and services and incorporate rapidly developing technologies into our products and services, our business may be adversely affected; we depend on the continued growth in use of the Internet; intense competition may adversely affect our operating results; and other risks.  We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this report to reflect any change in our expectations or any changes in events, conditions or circumstances upon which any forward-looking statement is based.

RESULTS OF OPERATIONS - FISCAL 2003 COMPARED TO FISCAL 2002

We incurred a net loss of $2,519,839 and $4,038,759 for the years ended June 30, 2003 and 2002, respectively. The respective annual losses resulted primarily from:

º

providing discounted or free services as the Company marketed the Company’s products and services,

º

initial and continuing network, infrastructure, and research and development costs associated with both operational and the start-up of operations,

º

salaries, deferred compensation and other employee related benefits, and

º

professional and consulting fees

º

write-off of software and intangibles

Total revenue for the years ended June 30, 2003 and June 30, 2002 was $218,049 and $466,995, respectively.

	Year Ended June 30, 2003		Year Ended June 30, 2002
Revenue Source	Amount	Percent of Total	Amount	Percent of Total
1. Internet advertising	$166,559	76.4%	$343,732	73.6%

2. Digital Greetings	2,559	1.2%	77,545	16.6%

3. Lotteries	48,931	22.4%	45,718	9.8%

Total	$218,049	100.0%	$466,995	100.00%

The decrease in revenue can be directly attributed to the drop in advertising revenue on our websites.  Advertising rates on our websites remained constant at $1 per CPM (cost per 1000 impressions) but the volume of advertising slowed during the year.  Prior growth rates should not be considered as necessarily indicative of future growth rates or operating results for the fiscal ending June 30, 2003. We expect that future revenue from all sources will trend away from the practice of providing discounts and free offerings experienced in the fiscal years 2003 and fiscal 2002, as we continue to develop our products and services, implement our sales and marketing strategies, increase consumer understanding and awareness of our services, and prove our business model.

Our continued growth is significantly dependent upon its ability to generate sales relating to its subscription and skill-based game services. Our main priorities relating to revenue are:

º

as we build traffic to our websites we will also be able increase market awareness of the products and services we offer and to increase the rates we are able charge,

º

as we build traffic to our websites we are able to increase the number of customers we can serve each month,

º

continue to accomplish technological economies of scale, and continue to streamline and maximize efficiencies in our operations.

COSTS AND EXPENSES

During the year ended June 30, 2003, we incurred operating expenses of $3,085,112.  This represents a decrease over the prior year of $3,010,270.  The decrease is primarily attributed to a decrease in impairment of software and websites in the amount of $1,598,639.  In addition, we had a decrease in Selling, General and Administrative expenses by $1,296,139 as a result of fewer offices and reduced travel and reduced employee related costs working in those functions.  We had a decrease in amortization expenses of $284,688 due to a reduced asset base as a result of the impairment charge of $324,914.  Interest income decreased from $71,375 to zero due to a reduction in the note receivable from the President and CEO of Games that was settled through the return of common stock during fiscal year 2002.  Interest expense decreased from $158,817 to $62,216 due to $765,000 in notes converted to common stock in 2002. We recorded a $482,900 gain in settlement of law suits in 2003.  During the year ended June 30, 2002, we removed $472,991 of accounts payables on the books at the end of fiscal 2001 that we believed were not bona fide.  These amounts were removed as we no longer believed that they represent liabilities of the Company.  These amounts were removed primarily because the services were not provided to our satisfaction or the provider is no longer in business.

LIQUIDITY AND CAPITAL RESOURCES

Our success is highly dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing from related parties as may be required, and ultimately to attain profitability.  Management expects to need and be able to attract additional capital for its operations.  However, there can be no assurance that management’s plans will be executed as anticipated.

At March 31, 2004, the Company had a cash balance of $40,448 compared to $0 at June 30, 2003.  Current liabilities at March 31, 2004 were $2,362,086 compared to $2,627,478 at June 30, 2003 with current assets of $2,184,165 compared to $11,625 at June 30, 2003.  Total assets at March 31, 2004 were $3,791,180 compared to total assets of $1,164,677 at June 30, 2003 and total liabilities of $2,686,382 at March 31, 2004 compared to total liabilities of $3,329,724 at June 30, 2003.

Net cash used by operating activities was $1,076,121 for the nine month period ended March 31, 2004 compared to $1,016,149 for the nine month period ended March 31, 2003, an increase of $59,972. The cash used by operating activities during the nine months ended March 31, 2004 was primarily related to a net loss of $2,679,818. This amount was partially offset by depreciation and amortization of $865,317, amortization of interest and debt discount of $86,458 and stock compensation expense of $420,750. The cash used by operating activities during the nine months ended March 31, 2003 was primarily related to a net loss of $3,674,155, partially offset by depreciation and amortization of $865,317, stock compensation expense of $1,553,250, an increase in accounts payable and accrued liabilities of $165,298 and common stock issued for services of $111,142.

Net cash flows used in investing activities for the nine months ended March 31, 2004 was $13,406 compared to $5,897 for the nine months ended March 31, 2003.

Cash provided by financing activities of $1,129,975 for the nine months ended March 31, 2004 included proceeds from the issuance of common stock of $1,088,500 for cash and  issuance of 510,454 shares of common stock to convert $510,454 of convertible notes and accrued interest to common stock, issuance of $35,000 in convertible notes and issuance of notes payable of $175,000. This was offset by a decrease of capital lease obligation of $100,515 and repayment to related party of $68,010.

Under the asset purchase agreement and license and royalty agreement, Games is committed to paying Atari, Inc. $3,000,000 in cash for prepaid royalties. We are seeking investment from outside the Company to complete this transaction. Chicago West Pullman, LLC has given Atari their guarantee to complete the funding if Games is unsuccessful in finding a suitable investor.

On April 29, 2004 Games, Inc. notified Atari it was in material breach of the Asset Purchase Assignment and License Agreement dated December 31, 2003, as amended (the “Asset Purchase Agreement”).  Atari then responded with a legal action, “Atari, Inc. Atari Interactive Inc. and Hasbro, Inc. vs. Games, Inc. Roger W. Ach II, and Chicago West Pullman LLC.”  United States District Court, Southern District of New York, (JSR). 04 Civ. 3723.  The Company intends to vigorously prosecute and defend this action, we believe that ultimately, the Company will prevail on its claim that Atari, Inc. breached the Asset Purchase Agreement and its defense of Atari’s claims.

See Note G March 31, 2004 Financial Statements.

Unless and until its revenue stream matures, we recognize that we will likely not have sufficient cash resources to fund its operations through the end of fiscal 2004.  The Company must be able to close on additional financing transactions to fund ongoing operations.  We might be required to obtain financing on terms that are not favorable to us and our shareholders.  The Company received a modified opinion concerning the substantial doubt about the Company’s ability to continue as a going concern on its June 30, 2003 audited financial statements.

If the Company is unable to obtain additional financing when needed, it may be required to shutdown, delay or scale back product development and marketing programs in order to meet its short-term cash requirements, which could have a material adverse effect on its business, financial condition and results of operations.

Our Outstanding Convertible Notes

From March 2003 through June 2003, the Company issued $662,500 5% and 6% convertible promissory notes (the “Promissory Notes”) in varying amounts due October 31, 2004. A portion of the proceeds raised from the placement has been used to fund the Company's working capital and capital expenditure requirements.

During March 2003, the Company issued $175,000 in Promissory Notes (the “March Notes”).  The fair value of the Company’s common stock exceeded the conversion price of the March Notes at the date of issuance.  Accordingly, the Company recorded a beneficial conversion feature on the promissory notes of $88,000.  The beneficial conversion feature and deferred debt discount accrete to interest expense over the life of the promissory notes.  During the year ended June 30, 2003 the Company recorded a charge to interest relating to the beneficial conversion feature in the amount of $16,000.

From July 2003 through September 2003, the Company issued $35,000 5% and 6% convertible promissory notes (the “Promissory Notes”) in varying amounts due October 31, 2004. A portion of the proceeds raised from the placement has been used to fund the Company's working capital and capital expenditure requirements. During the period nine months ended March 31, 2004 $35,200 in convertible notes was reclassified from current portion of long term notes to convertible notes. We did not issue any convertible promissory notes in the three month period ended March 31, 2004, while $510, 454 of convertible notes and accrued interest were converted to 510,454 shares of common stock.

The Promissory Notes including accrued interest are convertible into one (1) shares of Common Stock for each dollar of debt, at the option of the holder, subject to certain adjustments and conditions.

Our Off-Balance Sheet Obligations

Our off-balance sheet liabilities principally consist of lease payment obligations incurred under operating leases, which are required to be excluded from our consolidated balance sheet by generally accepted accounting principles in the United States of America. Our most significant operating leases pertain to our corporate facilities. All of our other operating leases pertain to various equipment and technology. Certain of these operating leases are non-cancelable and contain rent escalation clauses.

The future aggregate minimum lease payments under operating lease agreements in existence at March 31, 2004 are as follows:

FISCAL YEARS ENDING JUNE 30,

2004 (three month balance thereof)	$34,201
2005	$136,774
2006 (Through March 2006)	$100,182
$271,157

Our Planned Capital Expenditures

Our only significant planned capital expenditure for fiscal 2004 is the purchase or lease of additional web servers for the Games.com acquisition, with an estimated cost of $150,000. However, our ultimate need for these machines is dependent upon us procuring the significant additional equity or debt financing we currently seek, as previously discussed. To a significantly lesser extent, we currently anticipate the need to perform certain telecommunications and computer technology upgrades during fiscal 2004 with an estimated aggregate cost of $10,000.

The Company operates in a highly competitive environment that involves a number of risks, some of which are beyond our control.  The following statement highlights some of these risks.

Statements contained in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” which are not historical facts are or might constitute forward-looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, our expectations might not be attained.  Forward-looking statements involve known and unknown risks that could cause our actual results to differ materially from expected results. Factors that could cause actual results to differ materially from our expectations include, among others: we have incurred significant operating losses and we cannot predict whether we will become profitable; we have changed our business focus and we may not achieve our plan; we have capital requirements to fund our operations, and if we do not obtain sufficient additional funds our ability to grow may be limited; our growth strategy, including acquisitions, may not succeed and may adversely affect our financial condition, results of operations and cash flows; if we are unable to introduce new products and services and incorporate rapidly developing technologies into our products and services, our business may be adversely affected; we depend on the continued growth in use of the Internet; intense competition may adversely affect our operating results; and other risks.  We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this report to reflect any change in our expectations or any changes in events, conditions or circumstances upon which any forward-looking statement is based.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The Consolidated Financial Statements have been prepared in accordance accounting principles generally accepted in the United States, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the Consolidated Financial Statements, and revenues and expenses during the periods reported.  Actual results could differ from those estimates.  We believe the following are the critical accounting policies and estimates which could have the most significant effect on our reported results and require the most difficult, subjective or complex judgments by management.

Capitalized Game Development Costs

We capitalize game development costs when technological feasibility has been established.  Costs not qualifying for capitalization are expensed as incurred.  At each balance sheet date we evaluate the estimated net realizable value of each product and when required, records write-downs of net book value to net realizable value of any products for which the net book value is in excess of net realizable value.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and exceed its fair value.  If conditions indicate an asset might be impaired, we estimate the future cash flows expected to result from the use of the asset and its eventual disposition.  The impairment would be measured by the amount by which the assets exceed its fair value typically represented by the future discounted cash flow associated with the asset.

Revenue Recognition

Our revenues are derived principally from advertising and are recognized as "impressions", or times an advertisement appears in pages viewed by users of our online properties, are delivered.

NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure an amendment of FASB Statement No. 123” which is effective for financial statements issued for fiscal years ending after December 15, 2002.  This statement amends FASB Statement No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, this statement amends the disclosure requirements of Statement 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results.  The Company continues to follow the pro-forma disclosures for stock-based compensation as permitted in SFAS 123. The following table illustrates the effect on net loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:

	Nine months ended
	March 31,
	2004	2003

Net loss as reported	$2,679,818	$ 3,674,155

Less: stock-based employee compensation expense determined under the intrinsic value method	--	(56,250)
Add: stock-based employee compensation expense determined under fair value-based methods for all awards	22,250	106,425

Compensation for variable stock options	(420,750)	(1,497,000)

Pro forma loss	$2,281,318	$ 2,227,330

Pro forma loss per share- Basic and diluted	$ (0.13)	$ (0.15)

Pro forma Information

The fair value for the fiscal 2004 and 2003 options issued was estimated at the date of grant using a Black-Scholes option-pricing model to be $0.36 and $0.00 respectively per share with the following weighted-average assumptions.

Assumptions	2004	2003

Risk-free rate	4.0%	4.5%
Dividend yield	0.0%	0.0%
Volatility factor of the expected market price of the Company's Common Stock	272.0%	176.7%

Average life	1.49 years	1.2 years

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Our employee stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate.

In December 2000 Gamebanc extended the expiration date of 430,600 stock options from dates ranging from April 2002 through November 2002 to January 2004.  In December 2000, the Company re-priced options to purchase approximately 2,800,000 shares of our common stock from an exercised price of $10 per share to $1.00 per share.  Pursuant to FASB Interpretation No. 44 (“FIN 44”) such options became subject to variable accounting treatment.  At March 31, 2004, the fair value of our common stock was less than the exercise price and accordingly the Company recognized no stock based compensation for variable accounting treatment.

The following summarizes the stock option transactions for the nine months ended March 31, 2004:

		Weighted
		Average
		Exercise
	Options	Price
Options outstanding at June 30, 2002	3,295,100	$1.08
Granted	110,000	2.54
Exercised	--
Terminated	--
Options outstanding at March 31, 2003	3,405,100	1.13

Options outstanding at June 30, 2003	3,291,100	0.98
Granted	316,500	0.75
Exercised	--
Terminated	309,000.08

Options outstanding at March 31, 2004	3,298,600	$1.04

	Options Outstanding		Options Exercisable
Weighted
		Average		Weighted
Range of		Remaining		Average
Exercise	Number	Contractual	Number	Exercise
Prices	Outstanding	Life	Exercisable	Price
$1.00 - $2.25	3,298,600	1.4 years	2,958,600	$0.98

In January 2003, Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), an interpretation of Accounting Research Bulletin No. 51. FIN 46 expands upon and strengthens existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is any legal structure used for business purposes that either does not have equity investors with voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. However, on October 8, 2003, FASB deferred the latest date by which all small business public entities must apply FIN 46 to the first reporting period ended after December 15, 2004. The effect of the adoption of this new accounting pronouncement on the Company financial statements has not been significant.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS No. 133).  Except for the provisions of SFAS No. 149 that relate to SFAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003 and for hedging relationships designated after June 30, 2003.  The adoption of SFAS No. 149 did not have a material effect on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity.  It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances).  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The adoption of SFAS No. 150 did not have a material effect on the Company’s consolidated financial statements.

THE COMPANY

OUR CORPORATE HISTORY

Games, Inc. (formerly Colley Corporation) (the “Company”) operates in three allied areas of interactive entertainment: Government Sponsored Lotteries, Internet Games and Digital Greetings.

On September 19, 1997, Colley Corporation (an Arizona Corporation) (“Colley”) filed for protection under Chapter 11 of the Federal Bankruptcy Act in the United States Bankruptcy Court, Central District of California - Los Angeles Division (Bankruptcy Court).  Colley's bankruptcy action was consolidated into a single action with other related Entities - Super Shops, Inc. (a California corporation); Super Shops, Inc. (a Kansas corporation); Super Shops, Inc. (a Michigan corporation); Super Shops, Inc. (a Texas corporation) and Mallory Corporation (a Nevada corporation).  All assets, liabilities and other claims against Colley were combined with those of its affiliates for the purpose of distribution to creditors. Each of the six entities otherwise remained separate corporate entities.  During the period from September 17, 1997 through July 31, 2000 (the entered date of the Debtors' Amended Joint Plan of Reorganization dated as of July 31, 2000), all secured claims and/or administrative claims during this period were satisfied through either direct payment or negotiation.

The Debtors' Amended Joint Plan of Reorganization was confirmed by the United States Bankruptcy Court, Central District of California - Los Angeles Division on July 27, 2000 and entered on July 31, 2000.  The Amended Joint Plan of Reorganization, which contemplated Colley entering into a reverse merger transaction, provided that all unsecured creditors and Halter Financial Group, Inc. would receive "new" shares of Colley's post- reorganization Common Stock, pursuant to Section 1145(a) of the Bankruptcy Code. As a result of the Plan's approval, all liens, security interests, encumbrances and other interests, as defined in the Amended Joint Plan of Reorganization, attach to the creditor's trust. Specific injunctions prohibit any of these claims from being asserted against Colley prior to the contemplated reverse merger. Final Discharge occurred on October 19, 2001 with the filing of a Certificate of Completion with the Bankruptcy Court.

The cancellation of all existing shares of common stock at the date of the bankruptcy filing and the issuance of "new" shares of the reorganized entity caused an issuance of shares of common stock and a related change of control of Colley with more than 50.0% of the "new" shares being held by persons and/or entities which were not pre-bankruptcy shareholders. Accordingly, per American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code", Colley adopted "fresh- start" accounting as of the bankruptcy discharge date whereby all continuing assets and liabilities of Colley were restated to the fair market value.  As of July 31, 2000, by virtue of the confirmed Plan of Reorganization, the only post-bankruptcy assets of Colley were approximately $2,500 in cash due from the Bankruptcy Estate.

In October 2000, Colley changed its State of Incorporation from Arizona to Delaware by means of a merger with and into a Delaware corporation formed on October 13, 2000 solely for the purpose of effecting the re-incorporation. The Certificate of Incorporation and Bylaws of the Delaware Corporation is the Certificate of Incorporation of the surviving corporation.  Such Certificate of Incorporation changed Colley's name to AZ Acquisition Corp. and modified Colley's capital structure to allow for the issuance of 50,000,000 total equity shares consisting of 10,000,000 shares of preferred stock and 40,000,000 shares of common stock.  Both classes of stock have a par value of $0.001 per share.

On September 30, 2001, AZ Acquisition Corp. issued 525,000 shares of restricted, unregistered common stock in exchange for 100% of the issued and outstanding stock of Colley, a Delaware corporation formed on August 27, 2001. Colley DE and AZ Acquisition Corp. then merged with AZ Acquisition Corp. being the legal surviving corporation and the Company's corporate name was changed to Colley Corporation. Colley Corporation was incorporated on August 27, 2001 under the laws of the State of Delaware to engage in the acquisition and sale of thoroughbred racing stock.

The acquisition of Colley DE, on September 30, 2001, by Colley effected a change in control and was accounted for as a "reverse acquisition" whereby Colley DE was the accounting acquirer for financial statement purposes.

On June 3, 2002, Chicago West Pullman, LLC, an Ohio limited liability company (CWP), acquired from controlling shareholders of Colley DE the 525,000 shares or 51.19% (issued on September 30, 2001) of the outstanding common stock of Colley DE in exchange for a cash payment of $25,000. CWP then became the sole member of the Board of Directors of Colley immediately following this transaction. On June 25, 2002, the Board of Directors of Colley DE agreed to exchange shares of Colley DE for shares of common stock of Gamebanc Corporation ("Gamebanc") on a one share for one share basis (the “First Exchange”).  Participants in the First Exchange, i.e., the controlling shareholders of Gamebanc, exchanged 7,417,618 shares of Gamebanc common stock for 7,417,618 newly issued shares of Colley DE common stock, effecting a change in control.  Colley DE acquired a majority interest in Gamebanc Corporation as a result of the First exchange.  The Colley DE shares exchanged were restricted shares and will not be transferable unless they have been registered under the laws and regulations administered by the Securities Exchange Commission or any applicable state, or unless an exemption from the registration requirements exist.

On July 23, 2002, Colley DE offered to exchange up to 8,906,866 shares of its common stock for shares of common stock and of preferred stock of Gamebanc Corporation (the “Second Exchange”).  The Second Exchange was conducted on the basis of one share of Colley common stock for one share of Gamebanc common stock, and 50 shares of Colley common stock for one share of preferred stock of Gamebanc.  The Second Exchange remained open until August 6, 2002.  Through August 12, 2002, 7,539,582 shares of additional stock were issued through the exchange.  The total issued and outstanding shares of Colley DE were 15,982,709 shares following the consummation of the exchange.

During the period from July 31, 2002 through December 31, 2002 Gamebanc sold an aggregate of 3,665 shares of Preferred Stock for $366,500 ($100 per share) in cash proceeds. Immediately upon the issuance of Gamebanc preferred stock, the preferred stock was exchanged for 50 shares of common stock of Games, Inc. pursuant to the terms of the Second Exchange.

For accounting purposes, the First and Second Exchanges discussed above have been treated as a recapitalization of Gamebanc with Gamebanc as the acquirer (a reverse acquisition).  The historical financial statements included herein are those of Gamebanc.  As of June 30, 2003, Games, Inc. owned 97.9% of the outstanding common stock of Gamebanc.

On September 16, 2002, Colley DE changed its name to Games, Inc.

Gamebanc was incorporated in Delaware in 1996 under the name of The Lottery Channel, Inc.  It was originally created to develop cable television programming for state-sponsored lotteries.  Our mission was to make lottery play more entertaining by creating interactive games that people could play along with as they watch the lottery game show on television.

As use of the Internet became more ubiquitous, we shifted our focus to developing lottery games that could be played over the Internet and to developing an on-line ticket sales system.

As an outgrowth of our work in the game development arena, in 1999 we purchased a website called www.GameLand.com from iXL Corp. in Atlanta.  Gameland.com has a portfolio of over 120 proprietary shockwave game engines that we have refaced and use for its own sites as well as providing game packages for other major websites.

As it became evident the Internet Lottery ticket sales were going to be adopted more slowly than we had anticipated, we focused more of our attention on the games business in general, never losing sight of its ultimate goal of being an electronic lottery retailer.

In July 2001, The Lottery Channel, Inc. changed its name to Gamebanc Corporation to more accurately reflect its expansion into the Internet game business.  In August 2001 we signed a database management contract with Maryland Lottery.

In November 2001, we launched our digital greeting card site, www.Cards.com. In May 2002, we launched a website called www.SkillMoney.com. Skill-based games are legal in the majority of states.  In the United .States, rules governing Tournaments with entry fees and/or prizes are set up by each individual state, not by the federal government. Based on these 50 sets of laws, players cannot participate in fee-based Tournaments with prizes if they reside in the following 11 states:

Arizona, Arkansas, Connecticut, Delaware, Florida, Iowa, Louisiana, Maryland, Nevada, Tennessee and Vermont

Visitors to SkillMoney.com enter a game that has between 4 and, in the case of tournaments, 100 players.

In June 2002, we signed a database management contract with Ohio Lottery.

On September 16, 2002, Colley Corporation changed its name to Games, Inc.

We follow the accrual basis of accounting in accordance with generally accepted accounting principles and changed its year-end to June 30 as announced in an 8-K dated September 27, 2002.

DESCRIPTION OF THE BUSINESS

Games, Inc. (or the “Company or Games”) operates in three allied areas of interactive entertainment:  Government Sponsored Lotteries, Internet Games and Digital Greetings.  We have developed an online Lottery ticket sales system that is ready to deploy when the state Lotteries allow for the purchase of Lottery tickets online.

Our principal business is providing subscribers with access to entertaining proprietary content via the Internet. Over its four websites, the Company has over 25,800,000 page views and 3,800,000 user sessions per month.

We currently own and operate leading games and entertainment sites that include:

-Games.com

-Lottery.com

-GameLand.com

-SkillMoney.com

-Cards.com

Our focus is as a software developer creating online lottery games and skill based games that can be played over the Internet and has developed an on-line Lottery ticket sales system. State Lotteries have been slow adopters of Internet Lottery ticket sales, although recent state budget deficits are providing an opening to re-visit on-line Lottery ticket sales. Management estimates that online Lottery ticket sales will create an additional 12 to 15% incremental Lottery sales through expanded markets and additional marketing opportunities. We have focused more of our attention on the games business in general, while never losing sight of our ultimate goal of being an electronic Lottery retailer. We have Lottery Online database management contracts with Maryland and Ohio Lotteries. Our online Lottery ticket sales and management system will allow the subscriber to automate and manage the purchase of online tickets based on their personal criteria. We have recently started using some features of the on-line Lottery ticket software to offer Lottery Ticket Clubs to our subscribers.

As it became evident the Internet Lottery ticket sales were not going to happen as rapidly as we had anticipated, we focused more of our attention on the games business in general, never losing sight of our ultimate goal of being an electronic lottery retailer.

We continue to expand into the Online Gaming market with the acquisition of Games.com. This acquisition will place us in the top ten of games entertainment sites as well as enhance the visibility of its two existing premier properties in their respective online gaming categories, Gameland.com and SkillMoney. Games.com, combined with our other gaming related properties, have over 7 million registered users. The online gaming market has become one of the hottest and fastest growing areas of Internet commerce. Online gaming revenue is projected to increase at a rate of 138% between 2000 and 2005, and online gaming revenue is projected to exceed $5.5 billion by 2005 according to the research firm Datamonitor. Research firm DFC Intelligence predicts that there will be 114 million online gamers by 2006, and the total number of online games played will reflect a six-fold increase over current activity levels.

We currently have an expanding portfolio of over 100 proprietary shockwave game engines that we use for our own sites as well as providing game packages for other major websites such as MSNBC. Games.com adds approximately 40 branded games bring the total games portfolio to over 140 games.

We operate a digital greeting card site, which offers both free and subscription based cards from www.Cards.com.  We also operate a website called www.SkillMoney.com. Skill-based games are legal in the majority of states.  In the United .States, rules governing Tournaments with entry fees and/or prizes are set up by each individual state, not by the federal government. Based on these 50 sets of laws, players cannot participate in fee-based Tournaments with prizes if they reside in the following 11 states:

Arizona, Arkansas, Connecticut, Delaware, Florida, Iowa, Louisiana, Maryland, Nevada, Tennessee and Vermont

Visitors to SkillMoney.com enter a game that has between 4 and, in the case of tournaments, 100 players.

INDUSTRY BACKGROUND

INTERNET GAMES/ DIGITAL GREETINGS/ LOTTERIES

This demand for online gaming has led major portals, broadcasters and publishers to include a suite of games as a means of driving traffic to, and keeping viewers on, their web sites. As reported in the IDC Interactive Consumer Services Report, Interactive Gaming Section, December 2001, "The revenue growth potential for the online gaming market is truly impressive.  Over the next five years, the industry will grow to annual revenues of $1.8 billion in 2005, representing a five-year compound annual growth rate (CAGR) of 71.69%."

Digital greetings are continuing to replace printed and mailed greetings cards with extremely impressive growth rates.  Users also are using digital greeting sites to register and record important personal dates so that they are automatically reminded and offered a wide variety of greetings to forward to friends, associates and loved ones.  Corporations also utilize digital greetings as a means of distributing coupons, advertisements, and sweepstakes entries to their customers.

The international lottery industry has reached $130 billion, $42 billion of which is attributed to domestic lottery play.  Governments are becoming increasingly dependent upon lottery revenues to fund budgets and endowments.  Internationally, a trend towards the online promotion and sale of government sponsored lottery tickets is growing and has become a generally accepted practice in many major international markets.

In the new report, The Online Game Market 2003, DFC Intelligence forecasts that the worldwide online game market will grow from $875 million in 2002 to over $5 billion in 2008.  It is expected that this growth will be driven not only by PC-based subscription services, but also the rapidly growing number of video game console systems that can go online.  By 2008, DFC Intelligence forecasts that the installed base of online-capable video game systems will be over 100 million worldwide.

The other major factor driving online game growth will be increasing broadband penetration.  According to David Cole, president of DFC Intelligence, “the year 2002 saw solid growth for broadband in the home.  This has been especially true in markets like South Korea and Japan where the growing base of broadband users is really driving online game usage.  It appears online games may be the ‘killer application’ for bringing broadband to the home.”

The report forecasts that the usage of online games will reach 35 billion hours by 2008, an increase of 450% from 2002.  By 2008, DFC Intelligence forecasts that there will be 198 million people playing online.  These users should be divided fairly equally between North America, Asia and Europe.

However, growing consumer usage does not always translating into more revenue and profits.  According to Cole, “while it has been proven that individual online games can generate in excess of $100 million a year with a 50% operating margin, that is the exception not the rule.  Many services build a large user base that does not generate revenue.  On top of that, there is a serious glut of products on the market.”

Fast Forward 2014: In a blue-sky analysis conducted via Delphi survey, Themis Group predicts that by 2014, there will be 15 million online gamers in the U.S. paying an average subscription fee of $23.50 per month. Fantasy RPGs, online sports games, and casual “second life” games will capture the majority of consumer dollars. Virtual property will emerge as a major driver for gamers and game companies. The market as a whole will be sized at $9 billion.

Industry Leaders, December 2003:

(In descending order by total gross revenue generated from online games, including subscriptions, advertising and sponsorships)

1.

NCSoft

2.

Sony Online Entertainment

3.

Electronic Arts

4.

Mythic Entertainment

5.

Microsoft Corporation

COMPETITION

The markets for our services are rapidly evolving and intensely competitive. In addition to internally built and supported operations, our primary current and prospective competitors include:

Lottery Software Companies

Greeting Card Companies

Game Companies

Family Oriented Game Sites. A number of sites such as Station.com, Uproar.com and iWin.com, have driven significant amounts of traffic to their sites by offering unique games and entertainment content. In addition, several of the sites offer frequent prizes with easy to play games. These sites are typically monetizing their traffic by selling advertising.

Aggregators. Aggregators, such as Microsoft Gaming Zone ("MGZ"), provide an aggregation of various types of online games, including aggregation of games developed by independent third parties. While these sites have been primarily focused on serving the gaming community, they have since adjusted their strategy to include games, such as parlor games, that reach a broader audience.

MGZ covers both competitive categories, as it is a portal, an aggregator, and a publisher of game products. MGZ currently offers both family games and games directed towards the more serious gamer and, at the same time, has the opportunity to leverage these experiences with games sold at retail.

Greeting cards. The Corporation’s principal competitors is American Greetings BlueMountian.com. Based upon its general familiarity with the greeting card and online greeting cards, the Corporation believes that Blue Mountain is the largest online greeting company in the industry.

Lottery. Currently no state Lottery allows the sale of online Lottery tickets. The instant ticket and lottery business is highly competitive, and our business faces competition from a number of content providers, online media publishing business and other competitors.

Some of our current competitors have larger user bases, longer operating histories, higher brand recognition, and greater financial resources than Games. As we expand the scope of our offerings, we may have to compete with a larger number of Internet websites as well as media companies. In addition, as the Internet becomes increasingly ubiquitous, larger, more well-financed or well-established entities may expand into, acquire, invest or continue to consolidate, thus increasing the competitive pressures that Games faces.

We believe we differentiate ourselves from our competitors through our origins as a multi-channel entertainment and destination network, as opposed to being more of a pass-through portal. Accordingly, Games users are more accustomed to interacting with the content and offerings on the network of websites. Additionally, the company believes its various brand offerings are superior to, or at least competitive with, other similar competitive products and services.

EMPLOYEES

We currently have approximately 16 management, technical, customer support, marketing and sales, and clerical personnel. We may, from to time, review its staffing requirements.

WEBSITE ACCESS TO SEC REPORTS

Our Corporate Internet website can be found at http://www.gamesinc.net. Information contained on our Internet websites are not part of this report. Under Investor Relations the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the Section 16 filings of its officers, directors, and shareholders beneficially owning 10% or more of Games, Inc.’s common stock are available on the our website, free of charge, as soon as reasonably practicable after such reports are filed with or furnished to the SEC. Alternatively, you may access these reports at the SEC’s Internet website: http://www.sec.gov.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

Roger W. Ach, II, Chairman, President and CEO, age 61.  Mr. Ach, II has been a Director and Chairman of the Board since 1996. Mr. Ach currently does not have an expiration term as Director. Prior to founding the Company in 1995, Mr. Ach was the Chairman of American Steel & Wire Corp., Chicago West Pullman Transportation Corporation and Vortec Corporation.  Prior to that, he spent 20 years in the investment banking and brokerage industries, including serving as Managing Director at Prudential Bache Securities and as Partner at Oppenheimer & Co.  Mr. Ach is also the Managing Member of Chicago West Pullman, LLC, a Cincinnati-based investment holding company.

Carol A. Meinhardt, Director since 1996, Executive Vice President and Chief Operating Officer, age 56.  Ms. Meinhardt has been an officer and director of GameBanc Corporation since its founding in 1995. Ms. Meinhardt currently does not have an expiration term as Director. Prior to joining the Company, Ms. Meinhardt was Assistant Vice President of Chicago West Pullman Corporation, an investment holding company based in Cincinnati, Ohio.  From 1970-1989 Ms. Meinhardt was employed at DuBois Chemicals, a Cincinnati-based specialty chemical company, where she served in various administrative and management capacities.

Myles S. Cairns, Age 49, Senior Vice President - Chief Financial Officer. Mr. Cairns joined the Company on February 1, 2003 and was elected an officer of the Company by the board of directors on February 7, 2003. Prior to joining the Company, he served as President, Chief Operating Officer and Chief Financial Officer of eCall Central, Inc. where he worked from 2000 - 2003. Prior to that, Mr. Cairns served as Senior VP of Accounting and Administration at Corporex Companies from 1999-2000. Prior to that, Mr. Cairns held various accounting, finance and operations positions with The Loewen Group from 1984-1999.

George R. Blake age 57, Director since September 2003. Mr. Blake was appointed to fill a vacancy on the Board and will be nominated to a slate of Directors at the Company’s annual meeting in March 2004. Mr. Blake is Vice President, Business Development for Premier Financial Solutions. Mr. Blake is the former editor of the Cincinnati Enquirer, Kentucky Enquirer, Fort Myers News Press, and the Pacific Daily News in Guam.

Richard O. Coleman, age 42, Director since February 5th 2004, President, Chief Executive Officer and Chairman of the Board of NextGen Fiber Optics, LLC. He incorporates his extensive knowledge of supplier diversity issues and over 20 years of finance, management, sales and marketing experience to oversee the day-to-day operations of the company and to spearhead its sales and marketing strategies. NextGen Fiber Optics, LLC manufactures a full line of passive fiber optic cables that service the Telecommunications, MSO’s, Distribution, Military/Specialty and OEM markets. NextGen is the only minority owned fiber optic cable manufacturer with manufacturing operations in the USA.

Thomas C. Joseph, age 58 Director since July 2002, and currently does not have an expiration term as Director. Mr. Joseph has been the CEO of MAN-O Products, Inc. since 1996.  Previously he was in the home furnishing industry involved in sales and marketing.

Edward J. VonderBrink, age 59 Director since March 2004, is Director of the Xavier Entrepreneurial Center at Xavier University since 2000. Mr. VonderBrink joined Grant Thornton in 1967, a national accounting and consulting firm. He was named Cincinnati managing partner in 1990 and later named regional managing partner. He retired at the end of 1999 as the Cincinnati and regional managing partner for Grant Thornton. Mr. VonderBrink brings a wealth of financial and entrepreneurial experience to the Company.

EMPLOYMENT AGREEMENTS AND EXECUTIVE COMPENSATION

On July 1, 2002, the Company entered into a three-year employment agreement with its President and Chief Executive Officer. The agreement provides for annual compensation of $375,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of his annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined.

On July 1, 2002, the Company entered into a three-year employment agreement with its Executive Vice President and Chief Operating Officer. The agreement provides for annual compensation of $150,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of his annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined.

On October 1, 2003, the Company entered into a three-year employment agreement with its Executive Vice President and Chief Financial Officer. The agreement provides for annual compensation of $175,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of his annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined.

Minimum annual payments, excluding bonuses, incentives and cost of living increases under these contracts are as follows:

For the
Year Ended
June 30,	Amount

2004	$656,000
2005	700,000
2006	700,000
Total	$2,056,000

The following table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to the Chief Executive Offer and the other executive officers whose compensation exceeded $100,000 during the last fiscal year.  This table reflects the amounts such persons earned or received as employees of Games during the fiscal years indicated.  The fiscal year is from July 1 through June 30.

Summary Compensation Table

		Annual Compensation -----------------------------			Long-Term Compensation Awards ------------------
Name and Principal Position	Year	Salary	Bonus	Other Annual Comp.	Rest. Stock Award	Securities Underlying Options/ SAR (#)[8]	All Other Compensation
Roger W. Ach, II President, Chief Executive Officer	2003 2002 2001	$145,833 $250,000 $250,000	$0 $0 $0	$229,167[9] $150,025[9] 0 0	0 0 0	0 50,000 25,000	$0 $0 $0
Carol A. Meinhardt Executive Vice President/Chief Operating Officer	2003 2002 2001	$60,000 $90,000 $82,500	$0 $0 $0	$90,000[9] $190,625[9] $0	0 0 0	0 50,000 25,000	$0 $0 $0

8These numbers represent options to purchase shares of Gamebanc common stock. These options will become options to purchase shares of Games, Inc. common stock following the adoption of the 2002 Long-Term Stock Incentive Plan discussed in the Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, filed on August 26, 2002, and following an anticipated conversion or exchange of such options at a future date on the same basis as all other Gamebanc option holders.

9Deferred compensation.

#

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS AND RELATED STOCK OPTION GRANTS

LONG-TERM STOCK INCENTIVE PLAN

Following the adoption of the 2002 Long-Term Stock Incentive Plan discussed in the Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, filed on August 26, 2002, each of the independent directors will receive options to purchase 10,000 shares of Games, Inc. upon election or appointment to the Board of Directors and additional options to purchase 10,000 shares for each year of service on the Board of Directors. There are no other standard arrangements pursuant to which the directors of Games, Inc. will be compensated for services provided as a director.

DEFERRED COMPENSATION PLAN

We adopted the Deferred Compensation Plan filed with this filing that allows employees, including executive officers, with a base salary of $100,000 or more, to defer receipt of salary and annual incentive awards in either common stock of the Company or in cash accounts that mirror the gains and/or losses of a number of different investment funds selected by the Company. Under the Deferred Compensation Plan, participants may defer up to 75% of their base salary and up to 100% of their annual incentive awards, until the date or dates specified by the participant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes set forth certain information with respect to the beneficial ownership of our common stock as of June 14, 2004, for the following:

º

Each of our directors and executive officers

º

All directors and executive officers as a group, and

º

Each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock who is not an officer or director

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Ownership as of Record Date	Percent of Class as of Record Date
Roger W. Ach, II 425 Walnut Street, Suite 2300 Cincinnati, Ohio	Common Stock	8,617,6182&4	37.80%
Carol A. Meinhardt 425 Walnut Street, Suite 2300 Cincinnati, Ohio 45202	Common Stock	1,915,0003&4	8.40%
Chicago West Pullman LLC 425 Walnut Street, Suite 2300 Cincinnati, Ohio 45202	Common Stock	3,690,878	16.19%
Roger W. Ach, II Family Trust U/t/a/dated May 31, 2002 425 Walnut Street, Suite 2300 Cincinnati, Ohio 45202	Common Stock	1,000,000	4.39%
Myles S. Cairns 826 Riverwatch Drive Crescent Springs, KY	Common Stock	338,500[4]	1.48%

1 The total issued and outstanding shares of Games, Inc. is 22,800,116 shares as June 14, 2004.

2 Includes 3,076,740 shares owned directly by Mr. Ach, 600,000 shares held in Games, Inc. Deferred Compensation Plan, 3,290,878 shares owned by Chicago West Pullman, LLC of which Mr. Ach is the managing member and majority owner, and 100,000 shares owned by Mr. Ach as the trustee of the Janice M. Meinhardt Irrevocable Trust. Following the adoption of the 2002 Long-Term Stock Incentive Plan discussed herein and upon a subsequent conversion or exchange of Mr. Ach's existing options to acquire shares of common stock of The Lottery Channel, Inc. d/b/a Gamebanc Corporation, Mr. Ach will possess options to purchase 1,690,500 additional shares of common stock of Games, Inc. with in the next 60 days. Mr. Ach also has options to purchase 400,000 additional shares of common stock of Games, Inc. that are not currently vested.

3 Includes 75,000 shares owned by Ms. Meinhardt directly, 280,000 shares held in Games, Inc. Deferred Compensation Plan, 1,000,000 shares owned by Ms. Meinhardt as the Trustee of the Roger W. Ach, II Family Trust and 400,000 shares owned by Ms. Meinhardt as the Trustee of four separate irrevocable trusts established for the benefit of Mr. Ach's adult children. Following the adoption of the 2002 Long-Term Stock Incentive Plan discussed in the Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, filed on August 26, 2002, and upon a subsequent conversion or exchange of Meinhardt's existing options to acquire shares of common stock of The Lottery Channel, Inc. d/b/a Gamebanc Corporation, Ms. Meinhardt will possess options to purchase 345,500 additional shares of common stock of Games, Inc. with in the next 60 days. Ms. Meinhardt also has options to purchase 192,000 additional shares of common stock of Games, Inc. that are not currently vested.

4 Roger W. Ach, II has beneficial ownership of 600,000 shares held in Games, Inc. Deferred Compensation Plan. Carol A. Meinhardt has beneficial ownership of 150,000 shares held in Games, Inc. Deferred Compensation Plan. Myles S. Cairns has beneficial ownership of 250,000 shares held in Games, Inc. Deferred Compensation Plan. Mr. Cairns also has options to purchase 222,000 shares of common stock of Games, Inc. 80,000 of which are currently vested.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Ownership as of Record Date	Percent of Class as of Record Date
Thomas C. Joseph 3437 Mooney Avenue Cincinnati, Ohio 45208	Common Stock	20,000[5]	0.09%
George Blake 79 W. Belle Lake Atlanta, GA 30342	Common Stock	289,450[5]	1.27%
Richard O. Coleman 720 East Pete Rose Way, Suite 410 Cincinnati, OH 45202	Common Stock	90,000[5]	0.39%
Edward J. VonderBrink 3800 Victoria Pkwy. Cincinnati, Ohio 45208	Common Stock	20,000[5]	0.09%

5 Following the adoption of the 2002 Long-Term Stock Incentive Plan discussed in the notes to the financial statements Mr. Joseph, Mr. Blake and Mr. Coleman will each receive stock options to purchase 10,000 shares of common stock of Games, Inc per year of service on Games, Inc.’s Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Our President and CEO, Roger W. Ach, II, and its Chief Operating Officer, Carol A. Meinhardt, are also members of Chicago West Pullman, LLC ("CWP"), an Ohio limited liability company.

Pursuant to a letter agreement dated January 12, 2004 the Board authorized a payment of $200,000 to CWP that was paid with 400,000 shares of Games, Inc. Common Stock.

Pursuant to an agreement between Games and CWP, dated September 6, 2001, CWP advances funds to us to cover operating expenses.  As of December 31, 2003, the Company had a liability of $78,925 to CWP.  The agreement is filed as Exhibit 10.4 to Form 10-KSB.  We also had a receivable from Mr. Ach for $11,874 in connection with funds advanced.

Additionally, as part of an agreement reached during fiscal year 2001, CWP returned 1,000 shares of preferred stock during fiscal year 2002.

During fiscal year 2001, the President and controlling shareholder of GameBanc purchased 3,568,750 shares of common stock at $1 per share in exchange for a $3,568,750 note receivable.  The note bears interest at 6% and did not have a specified due date.  During fiscal year 2002 and 2001, various other transactions with the President, principally deferred compensation and accrued interest, were included in this note.  The net amount of the note was classified as a component of stockholders' equity at June 30, 2001.  In November 2001, the President returned 1,271,410 shares of common stock to the Company to retire the outstanding balance of the note, $1,271,410.

SELLING SECURITY HOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock by the selling shareholders as of June 14, 2004 and the number of shares of common stock covered by this prospectus.  Only shareholders named as selling shareholders in this table may use this prospectus.  We will file a post-effective amendment to this registration statement if we wish to add any additional selling shareholders.  We will file a supplement to this prospectus in the event it becomes necessary to substitute a pledge, transferee or donee for one of the selling shareholders specifically listed below.

	Shares
	Beneficially		Shares	Percentage
	Owned		Beneficially	Owned
	Prior to	Shares	After	After
	Offering (1)	Offered (1)	Offering	Offering (2)
Name
Security Holder
Roger W. Ach, II	3,326,740	--	3,326,740	14.59%
Chicago West Pullman, Inc. (3)	3,690,878	--	3,690,878	16.19%
James A. Stern	1,426,075	--	1,426,075	6.25%
Roger W. Ach, II Family Trust (4)	1,000,000	--	1,000,000	4.39%
Myles S. Cairns	250,000	--	250,000	1.10%
Carol A. Meinhardt	225,000	--	225,000	0.99%
Janet Ach	100,000	--	100,000	0.44%
Lela M. Ach IRREV TR (4)	100,000	--	100,000	0.44%
Christian A.B. Ach IRREV TR (4)	100,000	--	100,000	0.44%
Roger W. Ach III IRREV TR (4)	100,000	--	100,000	0.44%
Pauline W. Ach, Childs IRREV TR (4)	100,000	--	100,000	0.44%
Janice M Meinhardt IRREV TR (5)	100,000	--	100,000	0.44%
George R. Blake	289,450	--	289,450	1.27%
Richard O. Coleman	90,000	--	90,000	0.39%
Thomas C. Joseph	20,000	--	20,000	0.09%
GameBanc stock options	2,537,000	--	2,537,000	11.13%
Games 2002 Long Term Incentive Plan (6)	1,623,000	--	1,623,000	7.12%
Atari, Inc. (7)	715,554	715,554	--	--
500 Investment Co. LLC (8)	500,000	500,000	--	--
Ed Rigaud	25,000	25,000	--	--
Lela Ach	10,000	10,000	--	--
Chip Ach	10,000	10,000	--	--
Christian Ach	10,000	10,000	--	--
David Ach	93,000	93,000	--	--
Sam Ach	40,000	40,000	--	--
Wick Ach	40,000	40,000	--	--
Thomas Aley	5,000	5,000	--	--
David Alpert	95,000	95,000	--	--
Stanley J. Aronoff	28,750	28,750	--	--
Stanley J. Aronoff, Trust (9)	472,000	472,000	--	--
Leslie Schaufert	25,000	25,000	--	--
Boy Scouts (10)	500	500	--	--
Provident Bank (11)	95,000	95,000	--	--
Laura Banks	15,000	15,000	--	--
Krissy Barr	31,250	31,250	--	--
Joan Bartholomew	1,500	1,500	--	--
Walter Bartlett	25,000	25,000	--	--
Donald Bell	50,000	50,000	--	--
Robert Bennett	50,000	50,000	--	--
Lewis Bettman	11,666	11,666	--	--
Bingo Inc. (12)	175,000	175,000	--	--
Mary Kay Blake	14,500	14,500	--	--
Wm. Bonn	17,500	17,500	--	--
Brooke Brady	15,000	15,000	--	--
Sherry Bucolo	3,000	3,000	--	--
Jerry Burns	30,000	30,000	--	--
Jeff Busche	3,000	3,000	--	--
CAC (13)	3,150	3,150	--	--
Robert Capps	1,500	1,500	--	--
CBK (14)	40,000	40,000	--	--
Janet Chaikind	5,000	5,000	--	--
Carl Chaleff	14,500	14,500	--	--
Pauline Childs	10,000	10,000	--	--
Pauline & Barry Childs	10,000	10,000	--	--
John Christopher	27,846	27,846	--	--
Cincinnati Symphony (15)	22,500	22,500	--	--
Susan Craner	1,500	1,500	--	--
George Stanley Cutter	400	400	--	--
PIPS Family Partnership (16)	22,500	22,500	--	--
Greg Delev	2,500	2,500	--	--
Britttney Delev	2,500	2,500	--	--
Issac Delev	2,500	2,500	--	--
John Dowlin	16,167	16,167	--	--
Nielsen Enterprises (17)	8,333	8,333	--	--
Mercury Enterprises (18)	10,000	10,000	--	--
David Erce	135,846	135,846	--	--
Gregory Eynon	5,750	5,750	--	--
Molly Eynon	5,750	5,750	--	--
Lawrence Eynon	15,000	15,000	--	--
Ellen Fabe	2,850	2,850	--	--
Rocco Fazzalaro	5,000	5,000	--	--
Jewish Federation (19)	5,000	5,000	--	--
Fine Arts Fund (20)	23,400	23,400	--	--
James Fitzgerald	17,500	17,500	--	--
Ed Flash	12,500	12,500	--	--
Adolph Frazier	5,000	5,000	--	--
Martin Fritzhand	15,500	15,500	--	--
Janet Ganim	10,000	10,000	--	--
Joseph Ganim	12,100	12,100	--	--
Nate Gantcher	184,999	184,999	--	--
Todd Garrett	27,000	27,000	--	--
Al Gerhardstein	25,000	25,000	--	--
Brian Gillan	75,000	75,000	--	--
Gene Gottfried	10,000	10,000	--	--
Gr. Cinti Foundation (21)	5,700	5,700	--	--
Greer First Family (22)	26,667	26,667	--	--
Daniel Gregorie	4,666	4,666	--	--
Tom Guenther	14,000	14,000	--	--
G. Halik	8,400	8,400	--	--
Hain Hain & Chaikind (23)	5,000	5,000	--	--
Halter Financial (24)	53,300	53,300	--	--
Tammy Harrison	6,000	6,000	--	--
Donna Hartman	3,000	3,000	--	--
Isaac Hazen	17,250	17,250	--	--
Brian Hicks	65,000	65,000	--	--
David Hill	15,000	15,000	--	--
George Hirsch	20,000	20,000	--	--
Hoeweler Capital Partners (25)	25,000	25,000	--	--
R. Lawrence Hughes	39,000	39,000	--	--
Elizabeth Hurwit	1,100	1,100	--	--
Jeffrey Hurwit	1,100	1,100	--	--
Susan Hurwit	1,100	1,100	--	--
Robert Hurwit	3,600	3,600	--	--
Albert Hurwit	10,800	10,800	--	--
Jay Hyman	3,000	3,000	--	--
Michael Hyzdu	4,000	4,000	--	--
Joan Ingalls	11,000	11,000	--	--
Heimlich Institute (26)	550	550	--	--
Isaac Wise Temple (27)	6,100	6,100	--	--
iXL Ventures Fund II, LLC (28)	520,000	520,000	--	--
Randall and Joanne Jacklin	2,300	2,300	--	--
Randall Jacklin	8,829	8,829	--	--
Tom Juda	249,833	249,833	--	--
Jujamcyn	40,000	40,000	--	--
Jane Kalmes	10,000	10,000	--	--
Deborah King	12,500	12,500	--	--
K Kircher	134,146	134,146	--	--
Howard Kleiger	2,000	2,000	--	--
Klondike	67,000	67,000	--	--
Patrick Kriner	5,000	5,000	--	--
Tom Kuelbs	300,000	300,000	--	--
Larry S. LaDouceur	8,000	8,000	--	--
John Lauder	22,165	22,165	--	--
Annette LeBold	18,750	18,750	--	--
Steve Lenn	50,000	50,000	--	--
Richard Levy	18,750	18,750	--	--
David Lickerman	11,700	11,700	--	--
Howard Lickerman	24,233	24,233	--	--
Carl H. Lindner Amended and Restated Family Trust (29)	250,000	250,000	--	--
The Macreport.net Inc. (30)	30,000	30,000	--	--
Glenn Magala	2,500	2,500	--	--
Anton Paul Magyar	5,000	5,000	--	--
Scott Maier	10,000	10,000	--	--
Jerry Markowitz	36,500	36,500	--	--
John Marshall	2,500	2,500	--	--
Rick Mathews	12,000	12,000	--	--
Dale Mayhew	11,129	11,129	--	--
William Mayhew	170,871	170,871	--	--
Carol McDaniel	3,333	3,333	--	--
Pat McInally	152,000	152,000	--	--
MacKenzie McMillan	100	100	--	--
Frank McWilliams	15,600	15,600	--	--
Steven Medvin	3,450	3,450	--	--
Janice Meinhardt	4,500	4,500	--	--
Charlie Melville	22,792	22,792	--	--
Mike Metz	63,000	63,000	--	--
Charlie Mintz	95,000	95,000	--	--
David Morad	27,750	27,750	--	--
Derek Morran	8,000	8,000	--	--
MWA, LLC (31)	10,000	10,000	--	--
Kathy Nardiello	8,750	8,750	--	--
Tom Noe	440,000	440,000	--	--
Thomas Norton	14,350	14,350	--	--
Oak Tree Montesorri (32)	6,000	6,000	--	--
Thomas O'Connell	17,656	17,656	--	--
Odds/Even (33)	346,800	346,800	--	--
Julie Orben	200	200	--	--
Virginia Orben	800	800	--	--
Chris Orben	2,000	2,000	--	--
William Orben	3,000	3,000	--	--
Mary Orben	5,000	5,000	--	--
Robert Orben	78,000	78,000	--	--
Mark Painter	10,000	10,000	--	--
Marsha Perlman	20,000	20,000	--	--
J Pickard	100,000	100,000	--	--
Sally & Joseph Perz	12,500	12,500	--	--
Mitchell Peskin	33,597	33,597	--	--
Duck Pond (33)	222,000	222,000	--	--
Dennis Preston	30,000	30,000	--	--
Robert Price	889	889	--	--
Raco Industries (34)	10,000	10,000	--	--
Susanne Rentschler	15,000	15,000	--	--
Fred Rentschler	118,333	118,333	--	--
James Reynolds	7,000	7,000	--	--
Patricia Richardson	2,000	2,000	--	--
Jane Rollinson	4,099	4,099	--	--
Rosenbaum & Chaikind (35)	5,000	5,000	--	--
Frank Russell	2,850	2,850	--	--
Ray Schneider	70,000	70,000	--	--
Rob Schoder	57,793	57,793	--	--
KForce, Inc.(41)	25,000	25,000	--	--
John Segall	50,000	50,000	--	--
James Shad	11,500	11,500	--	--
Elizabeth Shaffer	3,000	3,000	--	--
Larry Sheakley	30,500	30,500	--	--
Charles Sheedy	40,334	40,334	--	--
Murray Sinclaire	15,000	15,000	--	--
Monique Smith	550	550	--	--
Jerry Springer	50,000	50,000	--	--
Ace Steiner	500	500	--	--
Corky Steiner	2,000	2,000	--	--
Rick Steiner	4,100	4,100	--	--
Ellen Steiner	4,500	4,500	--	--
George Strike	41,500	41,500	--	--
Wm. & Mary Sweeney	4,472	4,472	--	--
James Sweeney	158,675	158,675	--	--
Michael Taylor	25,000	25,000	--	--
Marilyn Terrizzi	65,000	65,000	--	--
Frank Terrizzi	185,000	185,000	--	--
Mark Vanderlaan	5,000	5,000	--	--
Lon Vennard	5,000	5,000	--	--
Anthony Vitale	15,000	15,000	--	--
Don Volland	5,000	5,000	--	--
Jonathan Vreeland	2,500	2,500	--	--
Martin Wade	125,000	125,000	--	--
Walnut Hills High School (36)	4,400	4,400	--	--
Frederick L Warner	41,000	41,000	--	--
Greg Waugh	5,000	5,000	--	--
Darrin Weber	41,993	41,993	--	--
I&B Weinberg	30,000	30,000	--	--
Alice Weston	42,750	42,750	--	--
Don Weston	27,500	27,500	--	--
Harris Weston	82,750	82,750	--	--
Paul Weston	27,500	27,500	--	--
Wheeler Family Ptnrshp (37)	25,000	25,000	--	--
Ty Whitaker	4,500	4,500	--	--
Karl E. Wiedamann	372,633	372,633	--	--
C. J. Wolf	12,500	12,500	--	--
Frank Wood	472,173	472,173	--	--
Frank Woodside	36,667	36,667	--	--
Nicolina Workum	12,500	12,500	--	--
Carolyn Wright	400	400	--	--
Creighton Wright	4,400	4,400	--	--
Benson Wright	3,400	3,400	--	--
Elizabeth Wright	3,400	3,400	--	--
Kathryn Wright	3,400	3,400	--	--
Creighton Wright, Jr	9,400	9,400	--	--
Stephen & Griselda Zeigle	11,501	11,501	--	--
S Ziegle	46,292	46,292	--	--
Tom Ziegler	60,000	60,000	--	--
J Zinnecker	30,898	30,898	--	--
Michael Kelley	10,000	10,000	--	--
Michael Pearsall	10,000	10,000	--	--
Westport Strategic Partners (38)	75,000	75,000	--	--
Capital Coin Fund Limited (39)	103,537	103,537	--	--
Vintage Coins & Collectibles (39)	51,769	51,769	--	--
Thomas Noe Inc. Profit Sharing Plan (39)	51,769	51,769	--	--
Dennis Barrie	21,060	21,060	--	--
Sandra J. Eckart	40,000	40,000	--	--
George Vredeveld	225,000	225,000	--	--
Fertile Mind Fund I (40)	750,000	750,000	--	--
Jerry Montopoli	31,437	31,437	--	--
Jerry McCarthy	15,000	15,000	--	--
William R. Bertemes	25,000	25,000
Ed Vonderbrink	20,000	20,000	--	--
Joseph Junod	10,000	10,000	--	--
Charles Eberle	20,000	20,000	--	--
James Turner	20,000	20,000	--	--
Data Return(42)	378,000	378,000	--	--
John Anderson	100,000	100,000	--	--
Broad Street Ventures(43)	150,000	150,000	--	--
International Equities(44)	150,000	150,000	--	--
Schalit Investments(45)	82,000	82,000	--	--
Interactive Resources Group, Inc.(46)	100,000	100,000	--	--
Andrew Shotland	11,000	11,000	--	--
William Kelly	27,000	27,000	--	--
Diane Kotar	100,000	100,000	--	--
Dennis Polley	100,000	100,000	--	--
Rendigs, Fry(47)	55,000	55,000	--	--
TOTALS	27,983,295	12,905,152	15,078,143	66.13%

(1)    Unless otherwise indicated, the address for each named individual or group is in care of Games, Inc. 425 Walnut Street, Suite 2300, Cincinnati, OH 45202

(2)    Percentage of ownership includes 22,800,116 actual shares of common stock outstanding on June 14,2004. Shares of common stock subject to stock options that are currently exercisable or will become exercisable after 60 days after June14, 2004, and shares of common stock subject to convertible term notes that are currently convertible or will become convertible within 60 days of June 14, 2004, are deemed outstanding for computing the beneficial ownership percentage of the person or group holding such options, warrants and notes, but are not deemed outstanding for computing the percentage of any other person or group.

(3)    Privately owned corporation whose principal shareholder is Roger W. Ach, II, 425 Walnut Street, Cincinnati, OH 45202.  Mr. Ach has sole voting and investment power over our shares owned by this entity included in this registration statement.

(4)    The trustee of each of these trusts is Carol A. Meinhardt, 425 Walnut Street, Cincinnati, OH 45202.  As trustee, Ms. Meinhardt has sole voting and investment power over our shares owned by these trusts included in this registration statement.

(5)    The trustee of this trust is Roger W. Ach, II, 425 Walnut Street, Cincinnati, OH 45202.  As trustee, Mr. Ach has sole voting and investment power over our shares owned by the trust included in this registration statement.

(6)    These shares have been or will be issued to participants in the indicated stock compensation plans.  If and when such persons are identified and wish to sell such shares, we will file a post-effective amendment to this registration statement identifying such persons.

(7)    A publicly-traded corporation with offices at 417 Fifth Avenue, New York, NY 10016.  We believe its Chairman and Chief Executive Officer, Bruno Bonnell, may exercise sole voting and investment power with respect to our shares owned by Atari included in this registration statement.

(8)    Privately held investment fund.  We believe Joseph Weber, 159 South Main Street, Akron, OH 44308 may exercise sole voting and investment power with respect to our shares owned by this fund included in this registration statement.

(9)    Personal trust of which Stanley Aronoff, 2200 U.S. Bank Tower, Cincinnati, OH, is the trustee having sole voting and investment power over our shares owned by the trust included in this registration statement.

(10)  Nonprofit corporation.  We believe its Executive Director, Tracy Techau, 2336 Victory Parkway, Cincinnati, OH 45206, has sole voting and investment power over our shares owned by this entity included in this registration statement.

(11)  Wholly-owned subsidiary of Provident Financial Corporation, One East Fourth Street, Cincinnati, OH 45202.  We believe an officer of such holder, James Gertie at the same address, may exercise sole voting and investment power over such shares included in this registration statement.

(12)  A publicly-traded corporation with offices at P.O. Box 727, The Valley TV102P, British West Indies.  We believe Don Curtis at the same address may exercise sole voting and investment power over such shares included in this registration statement.

(13)  A nonprofit corporation with offices at 44 East Sixth Street, Cincinnati, OH 45202.  We believe its Executive Director, Charles Desmarais, may exercise sole voting and investment power over such shares included in this registration statement.

(14)  Privately-held entity.  We believe Alan Kessman, 912 Rock Rimmon Road, Stanford, CT 06903 may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(15)  Non-profit corporation.  We believe its Executive Director, Donald C. Augberger, Jr., 1241 Elm Street, Cincinnati, OH 45202 may exercise sole voting and investment power over our shares by this corporation included in this registration statement.

(16)  Privately-held family limited partnership.  We believe Howard Lickerman, 880 Baywood Court, Columbus, IN 47201 may exercise sole voting and investment power over our shares owned by this corporation included in this registration statement.

(17)  Privately-held entity.  We believe Michael and Angela Nielson, 13903 Shadow Fox Court, Gainesville, VA 20155 may exercise shared voting and investment power over our shares owned by this entity included in this registration statement.

(18)  Privately-held entity.  We believe Kieran Mahoney, 37 Fifth Avenue, 3rd Floor, New York, NY 10010 may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(19)  Nonprofit Corporation.  We believe its Executive Director, Christine Budynkiewicz, 4380 Malsbary Road, Suite 200, Cincinnati, OH 45208, may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(20)  Nonprofit corporation.  We believe its Executive Director, Mary McCulloreg-Hudson, 2649 Erie Avenue, Cincinnati, OH 45208, may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(21)  Nonprofit foundation.  We believe its Executive Director, Kathryn E. Merchant, 200 West Fourth Street, Cincinnati, OH 45202, may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(22)  Privately-held entity with offices at 318 Grange Hall road, Beavercreek, OH 45430.  We believe Dr. Stephen Greer, at the same address, may exercise sole voting and investment power over such shares included in this registration statement.

(23)  Privately-held entity.  We believe Sanders Hain and Janet Chaikkind, 2470 Ross Road, Palo Alto, CA 94303, may exercise shared voting and investment power over our shares owned by this entity included in this registration statement.

(24)  Privately-held entity.  We believe Timothy Halter, 14160 Dallas Parkway, Dallas, TX 75240 may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(25)  Privately-held entity.  We believe Robert Hoeweler, 10549 Reading Road, Cincinnati, OH 45245, may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(26)  Privately-held entity.  We believe Dr. Henry Heimlich, 311 Straight Street, Cincinnati, OH 45202 may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(27)  Nonprofit religious community.  We believe Barry Finestone, 8329 Ridge Road, Cincinnati, OH 45230, may exercise sole voting and investment power over our shares owned by this organization included in this registration statement.

(28)  Privately-held investment fund.  We believe Gerard Dorsey, 79 Fifth Avenue, New York, NY 10003, may exercise sole voting and investment power over our share owned by this entity included in this registration statement.

(29)  Family trust.  We believe its trustee, Carl E. Lindner, One East Fourth Street, Cincinnati, OH 45202, may exercise sole voting and investment power over our shares owned by this trust included in this registration statement.

(30)  Privately-held corporation.  We believe Adam Resnikoff, 200 Broadhollow, Melville, NY 11747, may exercise sole voting and investment power over our shares owned by this entity and included in this registration statement.

(31)  Privately-held limited liability company.  We believe Marc Wilson, 8359 U.S. Route 42, Box 161, Florence, KY 41041, may exercise sole voting and investment power over our shares owned by this entity and included in this registration statement.

(32)  Private school.  We believe Pauline Ach Childs, 20 East Central Parkway, Cincinnati, OH 45202, may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(33)  Privately-held entities.  We believe Charles Becker, 270 South Service Road, Suite 45, Melville, NY 11747, may exercise sole voting and investment power over our shares owned by these entities included in this registration statement.

(34)  Privately-held entity.  We believe Robert Adams, 5480 Creek Road, Cincinnati, OH 45242, may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(35)  Privately-held entity.  We believe Michael Chaikind and Faye Rosenbaum, 1892 Virginia Avenue, McLean, VA 22101, may exercise shared voting and investment power over our shares owned by this entity included in this registration statement.

(36)  Public school endowment.  We believe Deborah Heldman, 3250 Victory Parkway, Cincinnati, OH 45202, may hold sole voting and investment power over our shares owned by this organization included in this registration statement.

(37)  Family limited partnership.  We believe Cameron Van Orman, 314 Marmot Place, Lafayette, CO 80026, may exercise sole voting and investment power over our shares owned by this partnership included in this registration statement.

(38)  Privately-held entity.  We believe Michael Poricelli, 3801 East Florida Avenue, Denver, CO 80210, may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(39)  Privately-held entities.  We believe Thomas Noe, 3509 Briarfield Boulevard, Maumee, OH 43537, may exercise sole voting and investment power over our shares owned by these entities included in this registration statement.

(40)  Privately-held entity.  We believe Aram Fuchs, 48 Wall Street, 10th Floor, New York, NY 10015, may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(41)  Publicly-held entity.  We believe, Derrll Hunter, CFO, 1001 East Palm Avenue, Tampa, Florida 33605, may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(42)  Privately-held entity.  We believe, Steven J. Armond CFO, 222 W Las Colinas Blvd, Irving, TX  75039 has been designated as the person authorized to vote or dispose of the stock and may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(43)  Privately-held entity.  We believe, James H. Brennan, III, 735 Broad St,, Chattanooga, TN 37402 may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(44)  Privately-held entity.  We believe, Joseph Safina, 9 Fiesta Way, Ft. Lauderdale, Florida 33301 may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(45)  Privately-held entity.  We believe, John Nissim, 534 High Street,  Pottstown, PA 19464 may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(46)  Privately-held entity.  We believe, Hugh L Clark, Jr., 585 East State Road 434, Suite 200,  Longwood, Florida 32750 may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

(47)  Privately-held entity.  We believe, Rick Lauer, 1 W. 4th St., Ste. 900 Cincinnati, OH  45202 may exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

PLAN OF DISTRIBUTION

The shares of common stock (the "Shares") being offered by the Selling Shareholders or in some cases their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions (which may involve block transactions) on the NASDAQ OTCBB Market or on such other market on which the common stock may from time to time be trading, in privately- negotiated transactions, through the writing of options on the Shares, short sales or any combination thereof. The sale price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price, at negotiated prices or such other price as the Selling Shareholders determine from time to time. The Shares may also be sold pursuant to Rule 144. Any Selling Shareholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders or in some cases their respective pledgees, donees, transferees or other successors in interest, may also sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both (which compensation as to a particular broker- dealer might be in excess of customary commissions). Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that a Selling Shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the Shares offered hereby will be issued to, or sold by, the Selling Shareholders.  The Selling Shareholder and any brokers, dealers or agents, upon effecting the sale of any of the Shares offered hereby, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations there under.

The Selling Shareholders, alternatively, may sell all or any part of the Shares offered hereby through an underwriter. The Selling Shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If the Selling Shareholders enter into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this Prospectus.

The Selling Shareholders and any other persons participating in the sale or distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, including, without limitation, Regulation M, which provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the Shares by the Selling Shareholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. The foregoing may affect the marketability of the Shares.

The Company has agreed to indemnify the Selling Shareholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Selling Shareholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

Upon being notified by a selling shareholder that any material arrangement has been entered into with an underwriter, broker, dealer or agent regarding the sale of shares covered by this prospectus, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling shareholders or the transfer agent, and any discounts, commissions or concessions allowed or paid to dealers. The prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares.

To our knowledge, there are currently no agreements, arrangements or understandings between any selling shareholder and any broker, dealer, agent or underwriter regarding the sale by any selling shareholder of shares of common stock covered by this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

As of the date of this Prospectus, the Company has authorized 65,000,000 shares of Common Stock, $.001 par value per share. As of the date of this Prospectus, 22,008,950 shares of Common Stock were issued and 21, 539,116 shares outstanding and held of record by approximately 1,250 shareholders. We estimate that we have approximately 1,250 beneficial shareholders. Holders of Common Stock are entitled to one vote for each share held on matters which are submitted to a vote of shareholders and are not entitled to cumulative voting in the election of directors. Subject to any preferential rights of holders of Preferred Stock that may from time to time be issued, holders of Common Stock are entitled to receive dividends, if any, as declared from time to time by the Board of Directors out of assets legally available for such purpose. On liquidation, holders of Common Stock are entitled to a pro rata portion of all assets available for distribution after payment of creditors and the liquidation preference of any outstanding shares of Preferred Stock, if any. Holders of Common Stock have no preemptive rights or other rights to subscribe for additional shares. All outstanding shares of Common Stock are, and the shares offered hereby will be, upon issuance, validly issued, fully paid and non-assessable.

Preferred Stock

As of the date of this Prospectus, Games has authorized 20,000,000 shares of Preferred Stock, $.001 par value per share. The company has 1,100 issued and outstanding Series A preferred shares and 30,250 Series AA preferred shares issued and outstanding.

We may issue additional shares of Preferred Stock in one or more series as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any such series without any further vote or action by the shareholders. Any Preferred Stock so issued by the Board of Directors may rank senior to the Common Stock with respect to the payment of dividends or upon liquidation, dissolution or winding up of the Company, or both. In addition, any such shares of Preferred Stock may have class or series voting rights. Under certain circumstances, the issuance of Preferred Stock or the existence of the unissued Preferred Stock may tend to discourage or render more difficult a merger or other change in control of the Company.

Warrants

As of June 14, 2004, the Company has no warrants outstanding.

Certain Articles of Incorporation and Bylaws Provisions Having Potential Anti-Takeover Effects

General

A number of provisions of the Company's Articles of Incorporation and Bylaws address matters of corporate governance and the rights of shareholders.  The following summary of such provisions is not intended to be complete and is qualified in all respects by the Company's Articles of Incorporation and Bylaws.  Certain of these provisions, as well as the ability of the Board of Directors to issue shares of Preferred Stock and to set the voting rights, preferences and other terms thereof, may delay or prevent takeover attempts not first approved by the Board of Directors (including takeovers which certain shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders.

Classification of Board of Directors

The Board of Directors currently consists of five members. The Articles of Incorporation provide that the number of Directors of the Corporation will be at least one and not more than nine. The number of Directors  authorized will be fixed as the Board of Directors may from time to time  designate, or if no such designation has been  made, the number of Directors will be the same as the number of members of the initial Board of Directors as set forth in the Certificate of Incorporation.

Nomination and Removal of Directors; Filling Vacancies

Any Director may be removed, only for cause, at any special meeting of stockholders by the affirmative vote of the holders of a majority in number of all outstanding voting stock entitled to vote; provided that notice of the intention to act upon such matter has been  given in the notice calling such meeting. Newly created directorships resulting from any increase in the authorized  number of Directors and any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or a successor or successors may be chosen at a special meeting of the stockholders called for that purpose, and each successor Director so chosen will hold office until the next election of the class for which such Director has been chosen or until whichever of the following occurs first:  his successor is elected and qualified, his resignation, his removal from office by the stockholders or his death.

The Company's Bylaws provide that nominations to the Board of Directors may only be made by the Board of Directors, a nominating committee of the Board or by any shareholder entitled to vote in elections of directors who comply with certain notice procedures.

Amendment of Articles of Incorporation

The Articles of Incorporation of the Company provide that amendments to the Articles of Incorporation may be amended by the affirmative vote of the stockholders.

Amendment of Bylaws

Subject to certain restrictions described in the Bylaws the Board of Directors of the Company may amend the Company's Bylaws at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

Special Meetings of Shareholders

The Company's Bylaws provide that Special meetings of the Board of Directors may be called by the Chairman of the Board,  the Chief Executive Officer or the President on oral or written notice to each Director, given either  personally, by telephone, by telegram or by mail; special meetings will be called by the Chairman of the Board, Chief Executive Officer, President or secretary in like manner and on like notice on the written request of at least three Directors.  The purpose or purposes of any special meeting will be specified in the notice relating thereto.

Shareholder Proposals

The Company's Bylaws provide that shareholders who desire to bring any business before a meeting of shareholders must follow specified procedures, including advance written notice to the Company. The shareholder proposal provision may make it more difficult for shareholder proposals to be considered at shareholder meetings.

LIMITATION OF LIABILITY AND INDEMNIFICATION

As permitted by Delaware law, Article X of the Company's Articles of Incorporation provides for the limitation of the personal liability of directors for monetary damages for breach of duty as a director provided that the limitation of liability does not apply to (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the corporation; (ii) any liability under the Delaware Business Corporation Act for unlawful distributions; (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the provision became effective.

The Delaware Business Corporation Act also contains provisions prescribing the extent to which present or former directors, officers, or employees of a corporation shall or may be indemnified against liabilities, which they may incur in those capacities. Under those provisions, the availability or requirement of indemnification or reimbursement of expenses is dependent upon numerous factors, including whether the action is brought by the corporation or by outsiders and the extent to which the potential indemnitee is successful in his defense. The statute also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute.

As permitted by Delaware law, Article VII of the Bylaws of the Company provides for the indemnification of directors and officers, employees or agents of the Company within the limitations permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provision, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGE IN AND DISAGREEMENT WITH ACCOUNTANTS

On September 24, 2002 the Board of Directors retained the KGA Group accounting firm (King Griffin & Adamson PC) to serve as our principal independent accounting firm to audit its financial statements for the year ended June 30, 2002.  Prior to this engagement, we did not consult with such firm on any accounting, auditing or financial reporting issue.

The Audit Committee of the board of directors of Games, Inc. (“Games”) annually considers the selection of Games’ independent public accountants.  As such, Games’ Audit Committee, on May 8, 2003, decided to do a request for proposal for audit services specifically to find an independent public accountant that would be located geographically closer to Games corporate office. Games auditors King Griffin & Adamson P.C. declined to participate and resigned as Games’ independent public accountants effective May 14, 2003.

The Audit Committee made the determination as part of its responsibility under the Sarbanes-Oxley Act of 2002 and related regulations adopted and proposed by the SEC and the New York Stock Exchange, which formally charge audit committees of public companies with the responsibility of evaluating, retaining and discharging a company’s independent auditor.

The report issued by King Griffin & Adamson P.C. on the financial statements for the past fiscal year of the Registrant did not contain an adverse opinion nor a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles. The report issued by King Griffin & Adamson P.C. on the financial statements for the most recent fiscal year of the Registrant was modified to include an explanatory paragraph describing conditions that raised substantial doubt about the Registrant’s ability to continue as a going concern.

During Games’ fiscal year ended June 30, 2002 and through the date of this Form 8-K, there were no disagreements with King Griffin & Adamson P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On August 15, 2003, the Audit Committee of the Board of Directors of the Company engaged Marcum & Kliegman LLP as the Company’s registered independent public accounting firm.

The decision to change accountants was made by the Audit Committee of the Board of Directors of the Company.

During our two most recent fiscal years and the subsequent interim period, neither the Company nor anyone on its behalf consulted M&K regarding the application of accounting principles to a specified transaction, either completed or proposed; regarding the type of audit opinion that might be rendered on the Company’s financial statements or regarding ‘disagreements’ (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or any ‘reportable events’ (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

LEGAL MATTERS

The validity of the common stock offered hereby and certain other legal matters will be passed upon for us by Dinsmore & Shohl LLP, Cincinnati, Ohio.  Certain partners in such firm personally own a total of 41,667 shares of our common stock and a retired partner of such firm owns 82,750 shares of our common stock.

EXPERTS

Our consolidated financial statements as of June 30, 2003, and for the year then ended, have been included herein and in the registration statement in reliance upon the report of Marcum & Kliegman LLP, a registered independent public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing. The report of Marcum & Kliegman LLP covering the June 30, 2003 financial statements contains an explanatory paragraph that states that our recurring losses and net operating cash outflows from operations raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Our consolidated financial statements as June 30, 2002, and for the year then ended, have been included herein and in the registration statement in reliance upon the report King Griffin & Adamson PC, independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing. The report of King Griffin & Adamson PC covering the June 30, 2002 financial statements contains an explanatory paragraph that states that the company's recurring losses and negative cash flows from operations raise substantial doubt about the company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's regional offices located at New York, New York and Chicago, Illinois. You may request copies of these documents by writing to the Securities and Exchange Commission and paying the required fee for copying. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of their public reference rooms. Copies of our filings are also available at the Securities and Exchange Commission website at http://www.sec.gov.

The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system. Following the effective date of the registration statement relating to this prospectus, we will continue to be subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will continue to file annual, quarterly and special reports, and other information with the SEC. We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC 0330 for further information on the public reference rooms. Our Commission filings are also available to the public from the SEC's website at http://www.sec.gov. Our common stock is traded on the NASDAQ Stock market under the symbol "GMSI."

Copies of our SEC filings and other information about us are also available on our website www.gamesinc.net . The information on our website is neither incorporated into, nor a part of, this prospectus.

We will provide to you, without charge, a copy of any and all of the documents or information referred to above. You may make a request in writing or by telephone.  Requests for such copies should be directed to the following address:

Games, Inc.

425 Walnut Street, Suite 2300

Cincinnati, Ohio 4520

Attn:  Myles S. Cairns, Chief Financial Officer

Telephone: (513) 721-3900

This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of that document.

------------------

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with Delaware General Corporation Law, Section 145, Article XI of our certificate of incorporation, filed as Exhibit 3.1 hereto, provides that the Company will indemnify its directors to the full extent  permitted by applicable corporate law, except that such indemnity will not apply if the director did not (a) act in good faith and in a manner the director  reasonably believed to be in or not opposed to the best interests of the Company, and (b) with respect to any criminal action or proceeding,  have reasonable  cause to believe the director's conduct was unlawful. The certificate of incorporation also provides that the Company will advance expenses for such persons pursuant to the terms set forth in the Company's bylaws, or in a separate board of director’s resolution or contract.  Delaware law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

Article VII of our bylaws, filed as Exhibit 3.4 hereto, provides that the Company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions,  suits, or proceedings against them on account of their being or having been directors or officers of the company, absent a finding of negligence or misconduct in office. Section 9 of our bylaws, as well as Section 10 of our certificate of incorporation, also permits the Company to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the company has the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of Games, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the Company payable in connection with the issuance and distribution of the Common Stock being registered hereby are as follows:

SEC Registration Fee	$ 5,027
Printing Expenses(1)	2,000
Transfer Agent Fees and Expenses(1)	3,000
Accounting Fees and Expenses	25,000
Legal Fees and Expenses	30,000
Total	$ 65,027

          (1) Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

In the three years preceding the filing of this Registration Statement, the Company issued the following securities, which were not registered pursuant to the Securities Act:

On June 29, 2001, Gamebanc issued 250,000 shares of its common stock to one accredited investor at an aggregate purchase price of $225,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 30, 2001, Chicago West Pullman, LLC exercised an option issued in November 1999 to acquire 2,975,333 shares of its common stock at an aggregate purchase price of $2,975,333.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

Between May and July 2001, Gamebanc issued 3,630 shares of its convertible preferred stock to seven accredited investors at an aggregate purchase price of $363,000.  In August 2002 these seven investors converted their preferred stock to 181,500 shares of common stock. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On September 10, 2001, Gamebanc issued 5,000 shares of its common stock to one sophisticated investor in exchange for a release on a contract. The agreed settlement value was $5,000. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On October 2, 2001, Gamebanc issued 36,500 shares of its common stock to one accredited investor at an aggregate purchase price of $161,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On February 15, 2002, an accredited investor converted a note payable to Gamebanc in exchange for 900,000 shares of its common stock to one accredited investor at an aggregate exchange price of $900,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 27, 2002, Gamebanc issued 899 shares of its common stock to one accredited investor in consideration for a URL at an aggregate purchase price of $2,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On July 2, 2002, a former employee and associate of Gamebanc exercised an option to acquire 299,000 shares of its common stock at an aggregate purchase price of $299.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On August 5, 2002, Gamebanc issued 6,067 shares of its common stock to one accredited investor in exchange for legal services. The agreed value of the services was $15,898.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

Between December of 2001 and August 2002, Gamebanc issued 28,585 shares of its convertible preferred stock to twenty accredited and one sophisticated investors at an aggregate purchase price of $1,266,500.  In August 2002 seventeen accredited investors converted 6,591 shares of their preferred stock to 347,875 shares of Games, Inc., common stock. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 4, 2002, Games, Inc. issued 15,000 shares of its common stock to one sophisticated investor at an aggregate purchase price of $30,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 6, 2002, Games, Inc. issued 30,000 shares of its common stock to one sophisticated investor at an aggregate purchase price of $60,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 20, 2002, Games, Inc. issued 50,000 shares of its common stock to two accredited investors at an aggregate purchase price of $100,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 30, 2002, Games, Inc. issued 15,000 shares of its common stock to one sophisticated investor at an aggregate purchase price of $30,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 30, 2002, Games, Inc. issued 32,331 shares of its common stock to one accredited investor in exchange for legal services. The agreed value of the services was $45,000. In October of 2003 this investor converted 32,331 shares of common stock for 1,110 share of Games, Inc. preferred stock. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

Between July and November 2002, Gamebanc issued 3,200 shares of its convertible preferred stock to eight accredited and six sophisticated investors at an aggregate purchase price of $320,000.  These investors immediately converted 3,200 shares of their preferred stock to 16,000 shares of common stock. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On January 9, 2003, Games, Inc. issued 25,000 shares of its common stock to one accredited investor at an aggregate purchase price of $50,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On January 21, 2003, Games, Inc. issued 8,333 shares of its common stock to one accredited investor at an aggregate purchase price of $25,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On January 22, 2003, Games, Inc. issued 57,500 shares of its common stock to three accredited investor at an aggregate purchase price of $115,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On August 15, 2003, Games, Inc issued 190,000 shares of its common stock to settle litigation with two Promo Travel shareholders at an aggregate settlement value $296,100.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On August 18, 2003, Games, Inc issued 406,648 shares of its common stock to settle litigation with fourteen members of Lottoballs, LLC at an aggregate settlement value $165,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On August 26, 2003, Bingo, Inc. a shareholder exchanged 850,000 warrants to acquire Games, Inc stock for 175,000 shares of its common stock.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On October 1, 2003, Games, Inc. issued 100 shares of common stock of one of its subsidiaries to one accredited investor at an aggregate purchase price of $50,000.  This investor elected to exchange these shares for 100,000 shares of Games, Inc. common stock on February 23, 2003.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On October 16, 2003, Games, Inc. issued 50 shares of common stock of one of its subsidiaries to one accredited investor at an aggregate purchase price of $25,000.  This investor elected to exchange these shares for 50,000 shares of games, Inc. common stock on December 31, 2003. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On October 29, 2003, Games, Inc. issued 400,000 shares of its common stock to one accredited investor at an aggregate purchase price of $100,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On November 17, 2003, Games, Inc. issued 40,000 shares of its common stock to one accredited investor at an aggregate purchase price of $20,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 2, 2003, Games, Inc. issued 10,000 shares of its common stock to one sophisticated investor in exchange for consulting services, the agreed value of the services was $5,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 7, 2003, Games, Inc issued 4,472 shares of its common stock to settle and outstanding note of $5,500 with a member of Lottoballs, LLC. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 10, 2003, Games, Inc. issued 267,000 shares of its common stock to one accredited investor at an aggregate purchase price of $133,500.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 19, 2003, Games, Inc. issued 5,000 shares of its common stock to one an accredited investor in exchange for consulting services, the agreed value of the services was $2,500.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 22, 2003, Games, Inc. issued 600,000 shares of its common stock to Games, Inc. CEO who contributed the stock into Games, Inc. Deferred Compensation Plan. The CEO agreed to purchase the stock in exchange for $300,000 in deferred salary owed to the executive.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 22, 2003, Games, Inc. issued 250,000 shares of its common stock to Games, Inc. CFO who contributed the stock into Games, Inc. Deferred Compensation Plan. The CFO agreed to purchase the stock in exchange for $40,000 in deferred salary owed to the executive and $85,000 through payroll deduction.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 22, 2003, Games, Inc. issued 150,000 shares of its common stock to Games, Inc. COO who contributed the stock into Games, Inc. Deferred Compensation Plan. The COO agreed to purchase the stock in exchange for $75,000 in deferred salary owed to the executive.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 23, 2003, Games, Inc. issued 65,000 shares of its common stock to one an accredited investor in exchange for consulting services, the agreed value of the services was $18,850.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 30, 2003, Games, Inc. issued 500,000 shares of its common stock to one accredited investor at an aggregate purchase price of $250,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 30, 2003, Games, Inc. issued 50,000 shares of its common stock to one accredited investor at an aggregate purchase price of $25,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 31, 2003 Games, Inc. issued 30,250 preferred shares of series AA stock to Atari, Inc. as part consideration $3.025,000 of the asset purchase agreement, license and royalty agreement to purchase from Atari, Inc. or an affiliate thereof the URL www.Games.com  domain name and certain related assets for a purchase price of $1,125,000 payable in 10,250 shares of convertible, redeemable and callable preferred stock issued December 31, 2003 and $100,000 in cash. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On January 2, 2004 Games, Inc. issued 30,000 shares of its common stock to one accredited investor at an aggregate purchase price of $15,000 for services.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On January 12, 2004 Games, Inc. issued 25,000 shares of its common stock to an accredited investor settle an outstanding balance on contract for services rendered, at an aggregate settlement price of $10,000 for services. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On January 12, 2004 Games, Inc. issued 400,000 shares of its common stock to Chicago West Pullman, LLC a related party for their participation in concluding the deal with Atari. See Exhibit 10.13 files with this prospectus. The agreed on amount for services was $200,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On February 6, 2004, Games, Inc. issued 10,000 shares of its common stock to one accredited investor at an aggregate purchase price of $5,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On February 9, 2004, Games, Inc. issued 20,000 shares of its common stock to two accredited investors at an aggregate purchase price of $10,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On February 23, 2004 Games, Inc. issued 65,000 shares of its common stock to two accredited investors at an aggregate purchase price of $32,500.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On February 23, 2004 Games, Inc. issued 750,000 shares of its common stock to an accredited investor at an aggregate purchase price of $375,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On March 8, 2004 Games, Inc. issued 200,000 shares to three of its directors at an aggregate purchase price of $100,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

From February 20 through March 8th, 2004 six accredited shareholders exchanged $510,454 in convertible notes and accrued interest for 510,454 shares of Games, Inc. common stock.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On March 8, 2004 Games, Inc. issued 85,000 shares of its common stock to five accredited investors at an aggregate purchase price of $42,500.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On March 12, 2004 Games, Inc. issued 100,000 shares to one of its directors at an aggregate purchase price of $50,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On March 29, 2004, Games, Inc. issued 50,000 shares of its common stock to three accredited investors in exchange for consulting services, the agreed value of the services was $25,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On May 7, 2004 Games, Inc. 378,000 shares of common stock as part of a service contract to acquire $75,000 of computer equipment and $114,000 of prepaid services. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On May 11, 2004 Games, Inc. issued 100,000 shares to one accredited investor at an aggregate purchase price of $50,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On May 17, 2004 Games, Inc. issued 200,000 shares to an accredited investor at an aggregate purchase price of $100,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On May 19, 2004, Games, Inc. issued 150,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $75,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 1, 2004, Games, Inc. issued 222,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $111,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 7, 2004, Games, Inc. issued 150,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $75,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 9, 2004, Games, Inc. issued 25,000 shares of its common stock to an accredited investor for $12,500 in cash.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 9, 2004, Games, Inc. issued 100,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $50,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 14, 2004, Games, Inc. issued 200,000 shares of its common stock to two accredited investors for $100,000 in cash.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

No underwriter was engaged in connection with the foregoing sales of securities.

------------------------

1.

Sales of Common Stock and the issuance of warrants were made in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated there under as transactions not involving any public offering. Each of the purchasers was sophisticated investors or qualified under the exemption of up to 35 non-accredited investors.

2.

In the view of the Company, the options and stock granted pursuant to the 2002 Long-Term Stock Incentive Plan of the Company were issued but not sold and, therefore, registration thereof was not required. Any sales of Common Stock were made in reliance upon Rule 701 promulgated under the Securities Act as transactions not involving a public offering.

ITEM 27.  EXHIBITS

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.

(a)

Exhibits

3.1*

Registrant's Certificate of Incorporation

3.2*

Certificate of Merger of AZ Acquisition and Colley Corporation (which certificate effected amendments of the Certificate of Incorporation of AZ Acquisition Corp.)

3.3*

Certificate of Amendment of Certificate of Incorporation dated September 16, 2002 (changing name to Games, Inc.)

3.4*

Registrant's Bylaws

3.5

Certificate of Amendment of Certificate of Incorporation dated April 8, 2004

(changing authorized share capital)

5***

Opinion and consent of counsel.

10.1*

Purchase Agreement dated June 1, 2001 between the Registrant's subsidiary Gamebanc Corporation (formerly Lottery Channel, Inc.) and Nielsen Enterprises

10.2*

Employment Agreement dated September 30, 1998 between the Registrant and Carol Meinhardt

10.3*

Employment Agreement dated September 30, 1998 between the Registrant and Roger W. Ach

10.4*

$1,000,000 Promissory Note issued by Registrant to Chicago West Pullman Corporation

10.5*

Qualified Retirement Plan and Trust of Registrant

10.6*

2002 Long-Term Stock Incentive Plan of Games, Inc.

10.7*

Revised Employment Agreement dated July 1, 2002 between Colley Corporation and Carol A. Meinhardt

10.8*

Employment Agreement dated October 1, 2003 between Games, Inc. and Myles S. Cairns

10.9*

Revised Employment Agreement dated July 1, 2002 between Games, Inc. and Roger W. Ach II

10.10**  Deferred Compensation Plan dated December 15, 2003.

10.11**  Asset Purchase Agreement for Games.com dated December 31, 2003.

10.12**  Certificate of Designation dated December 31, 2003 for Games, Inc. Preferred Sock series AA.

10.13**  Chicago West Pullman, LLC letter Agreement.

23.1

Consent of Marcum & Kliegman LLP

23.2

Consent of King Griffin & Adamson P.C.

23.3*** Consent of legal counsel, included in Exhibit 5

*Incorporated by reference to the Company's Form 10-SB filed November 6, 2003.

** Incorporated by reference to the Company's Form SB-2 filed March 31, 2004

*** To be filed by amendment.

ITEM 28.  UNDERTAKINGS

     The small business issuer hereby undertakes:

     1. To file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this registration statement to:

             (i)   Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) Include any additional or changed material information on the plan of distribution.

     2. That, for the purpose of determining liability under the Securities Act, it shall treat each post-effective amendment as a new registration statement of the securities offered, and treat the offering of the securities at that time as an initial bona fide offering.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event a claim for indemnification against such liabilities, other than the payment by the Company of expenses incurred or paid by a director, officer of controlling person of the Company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the shares being registered hereby, the company will, unless, in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by the Company is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 21st day of June, 2004.

GAMES, INC.

                             By:  /s/ Roger W. Ach, II

                                 Name:   Roger W. Ach, II

                                 Title:  Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                    Title                                                          Date

---------                                       -----                                                            ----

/s/ Roger W. Ach II

      Chief Executive Officer, Director          June 21, 2004

----------------------------------      (Principal Executive Officer)

Roger W. Ach II

/s/ Myles S. Cairns

      Chief Financial Officer                           June 21, 2004

----------------------------------      (Principal Financial and Accounting Officer)

Myles S. Cairns

    Executive Vice-President

       June 21, 2004

    Chief Operating Officer,

    Secretary, Treasurer and

/s/ Carol A. Meinhardt

      Director

----------------------------------

Carol A. Meinhardt

/s/ Thomas C. Joseph

       Director                                                 June 21, 2004

----------------------------------

Thomas C. Joseph

       Director                                                June 21, 2004

----------------------------------

Richard O. Coleman

       Director                                                 June 21, 2004

----------------------------------

George R. Blake

       Director                                                 June 21, 2004

----------------------------------

Edward J. VonderBrink

Financial Statements for the year ended June 30, 2003 and 2002

Independent Auditors' Report	F-2
Independent Auditors' Report	F-3
Consolidated Balance Sheets	F-4
Consolidated Statements of Operations	F-5
Consolidated Statements of Stockholders' Equity (Deficiency)	F-6-7
Consolidated Statements of Cash Flows	F-8-9
Notes to Consolidated Financial Statements	F-10-23
For the three months ended December 31, 2003 & 2002	F-27

F-#

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Games, Inc.

Cincinnati, OH

We have audited the accompanying consolidated balance sheet of Games, Inc. and Subsidiary as of June 30, 2003, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board “PCAOB” (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Games, Inc. and Subsidiary as of June 30, 2003, and the results of their operations and their cash flows for the year ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note B to the financial statements, the Company has a working capital deficit of approximately $2,616,000 and has suffered recurring losses from operations and net operating cash outflows that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note B.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

September 12, 2003, except for the last

paragraph of Note R, which is dated October 8, 2003

New York, New York

F-#

INDEPENDENT AUDITORS' REPORT

Board of Directors

Games, Inc.

Cincinnati, OH

We have audited the accompanying consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended June 30, 2002 of Games, Inc. (formerly Colley Corporation) and Subsidiary.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Games, Inc. and Subsidiary for the year ended June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has suffered recurring losses from operations and negative cash flows from operations and has a working capital deficit and a stockholders’ deficit at June 30, 2002.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regards to these matters is also described in Note B.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KING GRIFFIN & ADAMSON P.C.

Dallas, Texas

October 21, 2002

F-#

GAMES, INC. AND SUBSIDIARY
(formerly Colley Corporation)
Consolidated Balance Sheet
June 30, 2003

Assets
Current assets
Accounts receivable – trade	$11,625
Total current assets		$11,625

Property, equipment and software, net		703,715
Intangibles, net		449,337
Total assets		$1,164,677

Liabilities and Stockholders' Deficiency
Current liabilities
Current maturities of notes payable	$349,641
Accounts payable and accrued liabilities	1,038,324
Accrued litigation and judgments	346,942
Capital lease obligation	100,515
Accrued officers salaries	664,813
Due to related parties	127,243
Total current liabilities		2,627,478

Notes payable, net of current maturities		111,746
Convertible promissory note		590,500
Total Liabilities		3,329,724

Commitments and contingencies
Stockholders' deficiency
Preferred stock, $0.001, 10,000,000 shares
authorized, none issued and outstanding	--
Common stock, $0.001, 40,000,000 shares authorized,
16,347,707 issued and 16,333,207 shares outstanding	16,347
Additional paid-in capital	32,081,249
Accumulated deficit	(34,219,339)
Less treasury stock, at cost 14,500 shares	(43,304)
Stockholders' deficiency		(2,165,047)
Total liabilities and stockholders’ equity (deficit)		$1,164,677

The accompanying notes are an integral part of these consolidated financial statement.

F-#

F-#

Games, Inc. and Subsidiary
(formerly Colley Corporation)
Consolidated Statements of Operations
For the years ended June 30, 2003 and 2002

	2003	2002

Revenues	$218,049	$466,995
Cost of revenues	73,460	70,233

Gross profit	144,589	396,762

Operating expenses
Selling, general and administrative expenses	2,760,198	4,056,337
Impairment of software and intangibles	324,914	1,923,553

Total operating expenses	3,085,112	5,979,890

Operating loss	(2,940,523)	(5,583,128)

Interest income – related party	--	71,375
Interest expense	(62,216)	(158,817)
Removal of accounts payable	--	472,991
Legal settlements	482,900	(115,492)
Other, net	--	34,837

Net loss before non-controlling interest	(2,519,839)	(5,278,234)

Non-controlling interest	--	1,239,475

Net loss	$(2,519,839)	$(4,038,759)

Per Share Information:
Weighted average common stock outstanding -
basic and diluted	16,200,358	7,434,476

Net loss per share - basic and diluted	$(.16)	$(.54)

The accompanying notes are an integral part of these consolidated financial statements.

F-#

Games, Inc. and Subsidiary (formerly Colley Corporation)
Consolidated Statements of Stockholders’ Equity (Deficit)
For the years ended June 30, 2003 and 2002

					Additional	Stockholder
	Preferred		Common		Paid-In	Notes	Accumulated	Treasury
	Stock	Amount	Stock	Amount	Capital	Receivable	Deficit	Stock	Amount	Total
Balance at July 1, 2001	-	$-	7,417,618	$ 7,418	$30,208,242	$(1,197,004)	$(27,660,741)		$-	$1,357,915
Common stock issued in connection with legal settlement			31,083	31	31,052					31,083
Common stock returned in exchange for return of assets with no carrying value			(207,500)	(208)	208					-
Additions to stockholder note receivable						(74,406)				(74,406)
Common stock returned to settle note receivable			(1,271,410)	(1,271)	(1,270,139)	1,271,410				-
Common and preferred stock sold for cash	10,700	11	400,000	400	1,469,589					1,470,000
Common and preferred stock issued in exchange for note payable	5,433	5	500,000	500	764,495					765,000
Common stock issued in exchange for Services			889	1	888					889
Dividends paid on Gamebanc, preferred Stock					(7,500)					(7,500)
Return of Gamebanc preferred stock by controlling shareholder	(1,000)	(1)			1					-
Issuance of common stock and recapitalization in reverse acquisition transaction			1,025,509	1,026	(1,026)					-
Gamebanc Corporation common and preferred stock not yet exchanged for Games, Inc. Common stock and effect of non- controlling interest	(15,133)	(15)	546,938	546	12,731					13,262
Net loss during the year							(4,038,759)			(4,038,759)

Balance at June 30, 2002	-	$ -	8,443,127	$ 8,443	$31,208,541	$-	$(31,699,500)		$-	$ (482,516)

The accompanying notes are an integral part of these consolidated financial statements.

Games, Inc. and Subsidiary (formerly Colley Corporation)
Consolidated Statements of Stockholders’ Equity (Deficit) – Continued
For the years ended June 30, 2003 and 2002

					Additional
	Preferred		Common		Paid-In	Accumulated	Treasury
	Stock	Amount	Stock	Amount	Capital	Deficit	Stock	Amount	Total
Balance at June 30, 2002	-	$-	8,443,127	$8,443	$31,208,541	$(31,699,500)		$-	$ (482,516)
Common stock issued in share exchange with Gamebanc			7,539,582	7,540	(7,540)				-
Common stock issued in connection with the sale and exchange of Gamebanc preferred stock for cash			183,250	183	366,317				366,500
Sale of common stock			143,350	143	394,857				395,000
Common stock issued in exchange for legal services			38,398	38	111,104				111,142
Stock based compensation					75,000				75,000
Compensation for variable stock Options					(155,030)				(155,030)
Beneficial Conversion Feature on Convertible Notes					88,000				88,000
Treasury stock, at cost							(14,500)	(43,304)	(43,304)
Net loss during the year						(2,519,839)			(2,519,839)

Balance at June 30, 2003	-	$-	16,347,707	$16,347	$32,081,249	$(34,219,439)	(14,500)	$(43,304)	$(2,165,047)

The accompanying notes are an integral part of these consolidated financial statements.

Games, Inc. and Subsidiary (formerly Colley Corporation)
Consolidated Statements of Cash Flows
For the years ended June 30, 2003 and 2002
	2003	2002
Net cash flows used in operating activities:
Net loss	$(2,519,839)	$(4,038,759)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	749,829	1,106,090
Amortization of debt discount	27,034	17,888
(Income) expense on litigation settlement	(482,900)	200,000
Impairment of software and intangibles	324,914	1,923,553
Stock based compensation	31,112	--
Interest expense – beneficial conversion feature	16,000	--
Non-controlling interest	--	(1,226,213)
Removal of accounts payable	--	(472,991)
Common stock issued in legal settlement	--	31,083
Common stock issued for services	--	889
Addition of interest income to shareholder note receivable	--	(74,406)
Changes in assets and liabilities:
Accounts receivable – trade	18,158	9,013
Accounts receivable – related party	--	22,401
Prepaid expenses and other assets	1,222	25,750
Accounts payable and accrued liabilities	254,643	324,824
Accrued officers salaries	324,834	--
Net cash used in operating activities	(1,254,993)	(2,150,878)
Cash flows used in investing activities:
Acquisition of property and equipment	(10,484)	(3,696)
Net cash used in investing activities	(10,484)	(3,696)
Cash flows provided by financing activities:
Repayment of capital lease obligation	(50,260)	(22,744)
Advances from related party	--	343,068
Repayment of advances from related party	(80,825)	--
Proceeds from issuance of note payable	125,000	--
Repayments on notes payable	(125,647)	(45,000)
Purchase of treasury stock	(43,304)	--
Proceeds from issuance of stock and warrants	761,500	1,470,000
Proceeds from issuance of convertible notes	662,500	430,000
Payment of preferred stock dividends	--	(7,500)
Net cash provided by financing activities	1,248,964	2,167,824
Net increase (decrease) in cash	(16,513)	13,250
Cash at beginning of year	16,513	3,263
Cash at end of year	$--	$16,513
Cash paid for:
Income taxes	$--	$--
Interest	$2,319	$37,484

The accompanying notes are an integral part of these consolidated financial statements.

Games, Inc. and Subsidiary (formerly Colley Corporation)
Consolidated Statements of Cash Flows - Continued
For the years ended June 30, 2003 and 2002

	2003	2002

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued in connection with the second exchange (see Note A)	$7,540	$--

Recorded beneficial conversion feature with the issuance of convertible promissory notes	$88,000	$--

Conversion of notes payable to common and preferred stock	$--	$765,000

Common stock issued to settle accounts payable	$25,499	$--

Intangibles acquired through the issuance of debt, net of debt discount	$--	$406,465

Common stock returned in exchange for stockholder note receivable	$--	$(1,271,410)

The accompanying notes are an integral part of these consolidated financial statements.

Games, Inc. and Subsidiary

(formerly Colley Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2003 and 2002

NOTE A - ORGANIZATION AND NATURE OF OPERATIONS

Games, Inc. formerly Colley Corporation, (Colley), ("the Company") was initially incorporated as Super Shops, Inc. under the laws of the State of Arizona.  In October 2000, the Company changed its State of Incorporation from Arizona to Delaware by means of a merger with and into a Delaware corporation formed on October 13, 2000 solely for the purpose of effecting a re-incorporation.

On June 3, 2002, Chicago West Pullman, LLC ("CWP"), an Ohio limited liability company, purchased the 525,000 unregistered common stock or 51.19% of the outstanding common stock of Colley for cash payment of $25,000.  On June 25, 2002, the Board of Directors approved an exchange of shares of Colley for shares of common stock of Gamebanc Corporation ("Gamebanc"), formerly The Lottery Channel, Inc., held by CWP and its members on a one share for one share basis, (the First Exchange”).  On the date of this exchange Colley had no assets or liabilities.  As of June 30, 2002, shareholders of Gamebanc had exchanged 7,417,618 shares of Gamebanc common stock for 7,417,618 newly issued common stock of Colley.  Colley acquired a majority interest in Gamebanc as a result of this First Exchange.

On July 23, 2002, Colley offered to exchange up to 8,906,866 shares of its common stock for the remaining outstanding shares of common stock and preferred stock of Gamebanc, (the Second Exchange).  The Second Exchange offer was conducted on the basis of one share of Colley's common stock for one share of Gamebanc common stock, and 50 shares of Colley's common stock for one share of preferred stock of Gamebanc.  The Second Exchange offer remained open until August 6, 2002.  Colley issued 7,539,582 shares of its common stock issued through the Second Exchange.  Additionally, all holders of Gamebanc stock options and warrants were offered to exchange their stock options and warrants for Colley stock options and warrants with identical terms.  Effective September 16, 2002, the Company changed its name from Colley Corporation to Games, Inc.

As a result of the First and Second Exchanges Gamebanc became a majority-owned subsidiary of the Company and Gamebanc’s directors and officers became the directors and officers of the Company.  The stockholders of Gamebanc were issued 14,957,200 of the Company’s shares of common stock, in exchange for their shares, or 97.9% of the Company’s total outstanding common stock.  Accordingly, a change in control of the Company occurred in connection with the acquisition, and the acquisition was deemed a "reverse acquisition” for accounting purposes.  At the acquisition, Colley had no assets or liabilities.  The reverse acquisition was accounted for as a recapitalization of Gamebanc and the stockholders' equity was retroactively restated to July 1, 2001.  The financial statements are those of Gamebanc prior to June 23, 2002.

The Company operates in three allied areas of interactive entertainment: government sponsored lotteries, internet games, and digital greetings.  The Company's principal business is providing subscribers with access to entertaining proprietary content via the internet.

NOTE B – GOING CONCERN UNCERTAINTY

As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $2,519,839 and $4,038,759 for the year ended June 30, 2003 and June 30, 2002 respectively.  In addition at June 30, 2003 the Company’s current liabilities exceeded its current assets by approximately $2,616,000.  Management of the Company is developing a plan to license the sale of lottery tickets online.  In addition, the Company is seeking to raise equity capital to fund and expand its operations in addition to fund acquisitions.

Management believes that by obtaining a license to sell lottery tickets online and if they are successful in obtaining additional equity capital to fund acquisitions, the cash flows would be sufficient to fund operations through June 30, 2004.  However, there can be no assurance that the Company will be successful in its attempts to obtain a license to sell lottery tickets online, or to generate positive cash flows or raise sufficient capital essential to its survival.  To the extent that the Company is unable to generate or raise the necessary operating capital, it will become necessary to curtail operations.  Additionally, even if the Company does raise operating capital, there can be no assurance that the net proceeds will be sufficient to enable it to develop its business to a level where it will generate profits and positive cash flows.

These matters raise substantial doubt about the Company’s ability to continue as a going concern.  However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

The accompanying consolidated financial statements include the accounts of Games, Inc. and its subsidiary Gamebanc Corporation, collectively "the Company".  All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Property, Equipment and Software

Depreciation of property, equipment and software is computed using the straight-line method over the estimated asset life.  Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful life of the assets or the remaining lease term.

Software

5 years

Furniture, fixtures and equipment

3-7 years

Leasehold improvements

7 years

Intangibles

Intangibles consist of website domain names (“URL”) purchased by the Company.  The intangibles are being amortized over their useful lives (5 years) on the greater of the income forecasted method or straight line method which ever is greater. Amortization expense for the years ended June 30, 2003 and 2002 was $123,332 and $407,881, respectively.

Game and Web Site Development Costs

The Company follows the provisions of Emerging Issues Task Force ("EITF") Issue No. 00-2, "Accounting for Website Development Costs", which provides guidance in accounting for costs incurred to develop a website.  Capitalized game development costs are capitalized from the point in time when technological feasibility has been established until the game is available for use. The annual amortization of the capitalized amounts will be the greater of the ratio of the current revenue to total projected revenue for a game, or the straight-line method, and is applied over periods ranging up to 5 years. The Company performs periodic reviews to ensure that unamortized costs remain recoverable through the generation of future revenues.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and exceeds its fair value.  If conditions indicate an asset might be impaired, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition.  The impairment would be measured by the amount by which the assets exceed its fair value typically represented by the future discounted cash flow associated with the asset.

Income Taxes

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse.  Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

At December 31, 2002, the Company has net operating loss carry forwards of approximately $5,000,000, which expire through 2022.  Pursuant to Section 382 of the Internal Revenue Code regarding substantial changes in ownership, utilization of these losses may be limited.  Based on this and the fact that the Company has generated operating losses through June 30, 2003, the deferred tax asset of approximately $1,700,000 has been offset by a valuation allowance of $1,700,000.

Non-Controlling Interest in Consolidated Subsidiary

Non-controlling interest in results of operations of consolidated subsidiary represents the non-controlling shareholders' portion of the loss of Gamebanc for the year ended June 30, 2002.  As a result of the Second Exchange (See Note A) the non controlling interest was reduced to 2.1% of Gamebanc. The non controlling interest in the net assets of Gamebanc has been reduced to zero.  Therefore, in accordance with generally accepted accounting principles, the non controlling interest in Gamebanc’s net losses has not been recorded in the accompanying financial statements.

Advertising

Advertising costs are charged to operations as incurred.  Advertising expense was approximately $6,800 and $53,000 for the years ended June 30, 2003 and 2002, respectively.

Revenue Recognition

In accordance with generally accepted accounting principles (“GAAP”), revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility of the resulting receivable is reasonably assured. Noted below are brief descriptions of the product or service revenues that the Company recognizes in the financial statements contained herein.

Advertising Revenue. Advertising revenue is derived from the sale of banner and button advertisements, pop-up and other Web-based advertising. The Company recognizes revenue from the sale of its banner and button advertisements, pop-up and other Web-based advertising in the period in which the advertisements are delivered. The arrangements are evidenced either by an insertion order or contract that stipulates the types of advertising to be delivered and pricing. Agreements are primarily short-term and revenues are recognized as services are delivered provided that the Company has no significant remaining obligations and collection of the resulting receivable is probable. In certain arrangements, the Company sells banner advertising, click-through programs to customers as part of a bundled arrangement. For these arrangements, the Company allocates revenue to each deliverable based on the relative fair value of each deliverable. Revenue is recognized in these arrangements as the Company delivers on our obligation.

Shared revenue arrangements. Revenues earned from advertising services are based upon a percentage of revenue earned from the advertisement. In accordance with Emerging Issues Task Force (EITF) 99-19, the Company will recognize revenues shared with third-party network partners and E-mail list owners on a net basis.

Revenues for memberships and subscriptions to its Internet websites and services are recognized ratably as earned over the term of the membership or subscription. Upon commencement of the membership or subscription, the Company will record deferred revenue for the fee charged. This deferred revenue is then recognized ratably over the period of the contract.

Service and lottery management fee revenues, including fees from the sale of lottery data feed contracts are recognized in the period the consumer receives the data feed information or the service has been delivered.

Skillmoney games. Skillmoney games generate a facilitation fee that is charged at the end of a game and the revenue is recognized at the conclusion of the game.

Total revenues for the years ended June 30, 2003 and June 30, 2002 are as follows.

	Year Ended June 30, 2003		Year Ended June 30, 2002
Revenue Source	Amount	Percent of Total	Amount	Percent of Total
1. Internet advertising	$166,559	76.4%	$343,732	73.6%

2. Digital Greetings	2,558	1.2%	77,545	16.6%

3. Lotteries	48,931	22.4%	45,718	9.8%

Total	$218,048	100.0%	$466,995	100.00%

Loss Per Share

Basic and diluted loss per share is computed by dividing consolidated net loss by the weighted average number of shares of common stock outstanding during the year.  The weighted average number of shares outstanding has been computed using the shares of Gamebanc exchanged as of June 30, 2002 plus the outstanding shares of Colley from the date of the reverse acquisition.  Common stock equivalents totaling 5,228,773 and 5,139,673 at June 30, 2003 and 2002, respectively, are not included in the diluted loss per share for the years ended June 30, 2003 and 2002 as they are anti-dilutive.

Fair Value of Financial Instruments

The recorded amounts of financial assets and liabilities at June 30, 2003 and 2002 approximate fair value based on the Company's incremental borrowing rate or due to the relatively short period of time between origination of the instruments and their expected realization.

Concentration of Credit Risk

Cash in bank accounts is at risk to the extent that it exceeds Federal Deposit Insurance Corporation insured amounts. To minimize risk, the Company places its cash with high credit quality institutions.

Change in Accounting Estimate

During the year ended June 30, 2002, the Company decreased its estimate of the useful lives of certain intangibles to reflect the decrease in the current lives of such assets.  This change had the effect of increasing net loss before non-controlling interest for 2002 by approximately $187,000 ($0.03 per share).

Use of Estimates in Financial Statements

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Reclassifications

Certain accounts in the prior years’ financial statements have been reclassified for comparative purposes to conform with the presentation in the current year’s financial statements.  These reclassifications had no effect on previously reported net loss.

New Accounting Pronouncements

SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections” is effective for transactions occurring after May 15, 2002. SFAS No. 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The adoption of SFAS No. 145 did not have material effect on its consolidated financial position or results of operations.

SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” provides guidance on the recognition and measurement of liabilities for costs associated with exit or disposal activities. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No.146 did not have a material effect on its consolidated financial statements.

In November 2002, the FASB issued Interpretation No. 45, (“FIN 45”), “Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002 and adoption of the disclosure requirements are effective for the Company as of December 31, 2002. The adoption of the recognition requirements of FIN 45 did not have a material effect on its consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123” which is effective for financial statements issued for fiscal years ending after December 15, 2002.  This Statement amends FASB Statement No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results.  The Company continues to follow the pro-forma disclosures for stock-based compensation as permitted in SFAS 123.  The following table illustrates the effect on net (loss) and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:

	June 30,
	2003	2002

Net loss as reported	$2,519,839	$4,038,759

Less: stock-based employee compensation expense determined under the intrinsic value method	(75,000)	--
Add: stock-based employee compensation expense determined under fair value-based methods for all awards	141,900	38,970

Compensation for variable stock options	155,030	--

Pro forma loss	$2,741,769	$4,077,729

Pro forma loss per share- Basic and diluted	$(0.17)	$(0.55)

Pro forma Information

The fair value for the 2003 and 2002 options issued was estimated at the date of grant using a Black-Scholes option-pricing model to be $0.36 and $0.00 respectively per share with the following weighted-average assumptions:

Assumptions	2003	2002

Risk-free rate	4.5%	4.8%
Dividend yield	0.0%	0.0%
Volatility factor of the expected market price of the Company's Common Stock	176.7%	0.0%

Average life	1.2 years	2.5 years

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The Company's employee stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate.

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, and an Interpretation of ARB No. 51.” FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company does not expect the adoption of FIN 46 to have a material effect on its consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS No. 133).  Except for the provisions of SFAS No. 149 that relate to SFAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003 and for hedging relationships designated after June 30, 2003.  The adoption of SFAS No. 149 is not expected to have a material effect on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity.  It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances).  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The Company has not yet determined the impact of the adoption of SFAS No. 150 on its consolidated financial statements.

NOTE D – PROPERTY, EQUIPMENT, AND SOFTWARE

Property, equipment and software at June 30, 2003 consist of the following:

	Amount	Estimated Useful Lives
Software	$2,916,122	5 years
Equipment	294,248	3-7 years
Furniture and fixtures	77,075	7 years
Leasehold improvements	2,137	life of lease
	3,289,582
Less accumulated depreciation and amortization	2,585,867
Property and Equipment, Net	$703,715

Depreciation and amortization expense for the year ended June 30, 2003 and 2002 was $626,496 and $698,209, respectively.

NOTE E - STOCKHOLDER NOTES RECEIVABLE

During fiscal year 2001, the President and controlling shareholder of Gamebanc purchased 3,568,750 shares of common stock at $1 per share in exchange for a $3,568,750 note receivable.  The note bears interest at 6% and did not have a specified due date.  During fiscal year 2002 and 2001, various other transactions with the President, principally deferred compensation and accrued interest, were applied against this note.  The net amount of the note was classified as a component of stockholders’ equity at June 30, 2001.  In November 2001, the President returned 1,271,410 shares of common stock to the Company to retire the $1,271,410 outstanding balance of the note.

NOTE F - RELATED PARTY TRANSACTIONS

Gamebanc's President and CEO and its Chief Operating Officer are also members of Chicago West Pullman, LLC.  Pursuant to an agreement between Gamebanc and CWP, dated September 6, 2001, CWP advances funds to Gamebanc for various operating expenses.  This agreement allows for borrowings of up to $1,000,000, bears interest at 4%, and expires June 30, 2004.  As of June 30, 2003, the Company has a liability of $127,243 payable to CWP.

Additionally, as part of an agreement reached during fiscal year 2001, CWP returned 1,000 shares of preferred stock during fiscal year 2002.

See Note E, which discusses the notes receivable from the President and controlling shareholder.

NOTE G – CAPITAL LEASE OBLIGATION

The Company has equipment leased under a capital lease, which expires January 28, 2004.  The assets and liabilities are recorded and the lower of the present value of minimum lease payments or the fair value of the assets.  These assets consist of equipment.

As of June 30, 2003, the minimum lease payments under this capital lease is:

For the Year Ending	Amount
2004	$103,248
Amount representing interest	(2,733)

Total	$100,515

NOTE H - CONVERTIBLE PROMISSORY NOTES

From March 2003 through June 2003, the Company issued $662,500 5% and 6% convertible promissory notes (the “Promissory Notes”) in varying amounts due October 31, 2004. A portion of the proceeds raised from the placement has been used to fund the Company's working capital and capital expenditure requirements.

The Promissory Notes including accrued interest are convertible into five (1) shares of Common Stock for each dollar of debt, at the option of the holder, subject to certain adjustments and conditions.

During March 2003, the Company issued $175,000 in Promissory Notes (the “March Notes”).  The fair value of the Company’s common stock exceeded the conversion price of the March Notes at the date of issuance.  Accordingly, the Company recorded a beneficial conversion feature on the promissory notes of $88,000.  The beneficial conversion feature and deferred debt discount accrete to interest expense over the life of the promissory notes.  During the year ended June 30, 2003 the Company recorded a charge to interest relating to the beneficial conversion feature in the amount of $16,000.

During July 2003 the Company issued a $10,000 6% convertible promissory note. The promissory note including accrued interest is convertible into one (1) shares of Common Stock for each dollar of debt, at the option of the holder, subject to certain adjustments and conditions.  Since the fair value of the Company’s common stock was less than one dollar the promissory note did not have any beneficial conversion feature.

NOTE I – NOTES PAYABLE

Loans payable at June 30, 2003 are as follows:

The Company issued a non-interest bearing note payable in connections with the acquisition of Cards.com; interest is imputed at 6%; quarterly payments of $15,000 through March 2004, a payment of $165,000 in June 2004, and then quarterly payments of $18,750 through June 2006: includes debt discount of $28,613 at June 30, 2003	$336,387

On March 24, 2003, the Company issued a 5% note payable, due September 24, 2003. On January 13, 2004, the due date on note payable was extended to July 1, 2004.	125,000

Total loans payable	461,387

Less: current maturities	(349,641)

Loans payable, less current maturities	$111,746

The future commitments as of June 30, 2003 for the periods ending June 30 of the following years are as follows:

For the Year Ending	Amount
2004	$349,641
2005	68,112
2006	72,247
490,000
Less: imputed interest expense	(28,613)

Total	$461,387

NOTE J – COMMITMENTS

The Company leases various office space, autos and other equipment under operating leases.  Rent expense totaled approximately $116,000 and $182,000 for the years ended June 30, 2003 and 2002, respectively.

The future minimum rental commitments as of June 30, 2003 for the periods ending June 30 of the following years are:

2004	$135,990
2005	136,774
2006	100,182
$372,946

Employment Agreements

On July 1, 2002, the Company entered into a three-year employment agreement with its President and Chief Executive Officer. The agreement provides for annual compensation of $375,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of his annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined.

On July 1, 2002, the Company entered into a three-year employment agreement with its Executive Vice President and Chief Operating Officer. The agreement provides for annual compensation of $150,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of his annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined.

On October 1, 2003, the Company entered into a three-year employment agreement with its Executive Vice President and Chief Financial Officer. The agreement provides for annual compensation of $175,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of his annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined.

Minimum annual payments, excluding bonuses, incentives and cost of living increases under these contracts are as follows:

For the
Year Ended
June 30,	Amount

2004	$656,000
2005	700,000
2006	700,000

Total	$2,056,000

NOTE K – STOCKHOLDERS DEFICIENCY

During the period from July 31, 2002 through December 31, 2002 Gamebanc sold an aggregate of 3,665 shares of Preferred Stock for $366,500 ($100 per share) in cash proceeds. Immediately upon the issuance of the preferred stock, the preferred stock was exchanged for 50 (183,250 in aggregate) shares of common stock of Games, Inc. pursuant to the terms of the Second Exchange.

During the period from December 31, 2002 through March 2003 the Company sold an aggregate of 142,350 shares of its common stock for $284,700 ($2 per share) in cash proceeds.

During the year ended June 30, 2003 the Company issued 38,398 shares of its common stock in settlement of $111,142 of accounts payable.

On December 31, 2002, the Company acquired 14,500 shares of its common stock for a purchase price of $43,304.

NOTE L - STOCK OPTIONS

During the year ended June 30, 2002, Gamebanc extended the expiration date of 430,600 stock options from dates ranging from April 2002 through November 2002 to January 2004.  These options expired unexercised on January 1, 2004. In December 2000, the Company re-priced options to purchase approximately 2,800,000 shares of the Company’s common stock from an exercised price of $10 per share to $1.00 per share.  Pursuant to FIN 44 such options became subject to variable accounting treatment.  At June 30, 2003, the fair value of the Company’s common stock was less than the exercise price and accordingly the Company recognized a reduction of stock based compensation in the amount of $155,030.

The following summarizes the Gamebanc stock option transactions for the fiscal years ended June 30, 2003 and 2002:

		Weighted
		Average
		Exercise
	Options	Price
Options outstanding June 30, 2001	3,150,600	0.91
Granted	174,500	2.25
Exercised	--	--
Terminated	(30,000)	1.00

Options outstanding at June 30, 2002	3,295,100	$ 1.08
Granted	130,000	$2.54
Exercised	--
Terminated	(134,000)	$2.53

Options outstanding at June 30, 2003	3,291,100	$0.98

	Options Outstanding		Options Exercisable
Weighted
		Average		Weighted
Range of		Remaining		Average
Exercise	Number	Contractual	Number	Exercise
Prices	Outstanding	Life	Exercisable	Price
$1.00 - $2.25	3,291,100	1.9 years	2,967,600	$0.98

NOTE M - STOCK WARRANTS

Gamebanc issued 1,231,173 warrants associated with various acquisitions during fiscal year 2001.  The warrants have exercise prices ranging from $1.25 to $2.35 and expire at various dates through 2011.

NOTE N – ASSET IMPAIRMENT

During the years ended June 30, 2003 and 2002, the Company determined that certain software and websites were no longer being used.  Management believed that there would be no future cash flows generated from the software or websites.  Accordingly, the Company recorded impairment charge of $324,914 and $1,923,553 for the years ended June 30, 2003 and 2002, respectively.

NOTE O – REMOVAL OF ACCOUNTS PAYABLE

During fiscal year 2002, the Company wrote off certain accounts payable totaling $472,991.  These amounts were written off; as the Company believes that they are not liabilities of the Company.  These amounts were reversed primarily because the services were not provided to the satisfaction of the Company or the provider is no longer in business.

NOTE P - LITIGATION AND CONTINGENCIES

The Company was involved in litigation resulting from an attempted merger in 2001 between Gamebanc and Promo-Travel International, Inc.  Following certain disagreements, both parties agreed to unwind the merger and that Gamebanc would pay the plaintiffs $300,000 and that the plaintiffs would return approximately 1.3 million shares of Gamebanc common stock they had received under the merger agreement.  The plaintiffs failed to return the stock certificates and therefore Gamebanc refused to pay $300,000. The plaintiffs sued in Georgia District Court for this amount plus an additional $400,000 they claim was due under the unwinding agreement.  Gamebanc has asserted a counterclaim seeking to recover the proceeds of certain contracts and other damages incurred prior to the unwinding.  This litigation was settled effective June 30, 2003 with the Company exchanging shares of Gamebanc stock for 190,000 shares of Games, Inc. common stock. The 190,000 shares of common stock were included as part of the Second Exchange, therefore no additional consideration was deemed to have been issued as part of the settlement agreement.  Pursuant to the settlement agreement the Company did not have to make any cash payments and accordingly removed the liability in the amount of $300,000 that had been recorded in connection with the suit and recognized a gain on litigation settlement.

Gamebanc was also involved in litigation stemming from its attempted merger with Bingo.com.  Company has entered into a settlement agreement with Bingo on October 8, 2003, whereby Bingo has agreed to relinquish all of its rights and ownership of the domain name Lottery.com in exchange for a fifty (50) year royalty agreement whereby the Company will pay Bingo a 4% royalty on gross revenue (as defined) on online lottery ticket sales. Pursuant to the royalty agreement the Company must pay minimum royalties of $72,000 per annum. Bingo, Inc. has relinquished 850,000 warrants to purchase Gamebanc stock in exchange for 175,000 shares of Games, Inc. common stock. (See Note R).

Gamebanc is involved in litigation resulting from its asset purchase of the website Lottoballs.com ("Lottoballs").  This website was purchased for stock and for promissory notes to the principals of Lottoballs.  The promissory notes were due and payable one year after signing the purchase agreement.  During that year, Lottoballs was obligated to provide to the Company certain financial information and to pay Gamebanc for certain amounts.  Those amounts were never paid and the financial information was not provided in a timely fashion.  Furthermore, the website, the major asset acquired, did not function properly.  The plaintiffs refused to repair it and Gamebanc was forced to take the site down in July 2001.  The plaintiffs filed suit against Gamebanc for failure to make the payment on the promissory notes.  Gamebanc's counterclaims seek to recover costs it incurred in repairing the software and damages arising from the plaintiff's misrepresentations and breach of contract.  This action was settled effective June 30, 2003 with Games, Inc. agreeing to issue stock in the amount of $165,000 to settle the claim. The liability recorded was reduced from $347,900 to $165,000. The Company recorded a gain on settlement of $182,900.  Subsequent to June 30, 2003 the Company issued 406,648 shares of Games, Inc. common stock in settlement of this obligation. Pursuant to the settlement agreement the stock was to be issued based upon the closing price of the Company’s common stock on July 31, 2003 which was $0.41 per share.

A former employee and manager of Gamebanc's Gameland.com site sued Gamebanc in Virginia District Court for bonus payments under his employment agreement.  The employee obtained a default judgment against Gamebanc in the amount $99,000.  This amount was recorded in accrued liabilities at June 30, 2002 and remains in accrued liabilities in the accompanying consolidated balance sheet at June 30, 2003. On August 27, 2003 the Company filed a law suit against Toadgames, Inc. case number A0304323 a company incorporated by Chris Hunter. The Company alleges Toadgames, Inc. has misappropriated the Company’s trade secrets, including its games, data codes, designs, gameplay, format, scoring systems, instructions, marketing and promotional strategies.

In the ordinary course of conducting its business, the Company has become subject to additional litigation and claims regarding various matters.  There exists a reasonable possibility that the Company will not prevail in all cases.  However, sufficient uncertainty exists in these cases to prevent the Company from determining the amount of its liability, if any.

NOTE Q - SIGNIFICANT CUSTOMERS

During the years ended June 30, 2003, a significant portion of the Company's revenues were generated from two major customers.  Revenues to these customers represented approximately $27,000 (12.4%) and $23,000 (10.6%).  As of June 30, 2003, the amounts due from these customers included in accounts receivable were $5,268 and $-0-, respectively.

During the year ended June 30, 2002, a significant portion of the Company's revenues were generated from three major customers.  Revenues to these customers represented approximately $97,000 (20.9%), 63,000 (13.5%), and $58,000 (12.4%).

For the six months ended March 31, 2004 and 2003 (unaudited)

Condensed Consolidated Balance Sheets

F- 2

Condensed Consolidated Statements of Operations

F- 4

Condensed Consolidated Statements of Cash Flows

Notes to Condensed Consolidated Financial Statements

Games, Inc. and Subsidiary
Condensed Consolidated Balance Sheet
March 31, 2004
(unaudited)
Assets

Current assets

Cash	$ 40,448
Accounts receivable – trade	49,705
Prepaid expenses and other current assets	69,012
Prepaid royalties	1,000,000
Deposit on asset purchase	1,025,000
Total current assets	2,184,165

Property, equipment and software, net	221,068
Prepaid royalties - long-term portion	1,000,000
Intangibles, net of amortization	385,947
Total assets	$3,791,180

The accompanying notes are an integral part of these condensed consolidated financial statements.

Games, Inc. and Subsidiary
Condensed Consolidated Balance Sheet
March 31, 2004
(unaudited)

Liabilities and Stockholders' Deficiency

Current liabilities
Current maturities of long-term debt	$ 521,250
Accounts payable and accrued liabilities	1,097,873
Accrued litigation settlements	153,500
Accrued officer salaries	530,230
Due to related parties	59,233
Total current liabilities	2,362,086

Long term debt, net current maturities	79,096
Convertible promissory notes	245,200
Total liabilities	2,686,382

Commitments and contingencies

Series AA Convertible Redeemable Preferred stock,
$100 stated value; 30,250 shares authorized issued and outstanding (liquidation
Preference of $3,025,000)	3,025,000

Stockholders' deficiency
Series A Preferred stock, $.001 par value, 10,000,000 shares
Authorized; 1,110 issued and outstanding	1
Common stock, $.001 par value; 40,000,000 shares authorized;
21,744,950 shares issued and 21,261,450 outstanding	21,745
Additional paid-in capital	35,075,014
Deferred compensation	(74,502)
Accumulated deficit	(36,899,156)
Less treasury stock, at cost, 14,500 shares	(43,304)
Total stockholders’ deficiency	(1,920,202)

Total liabilities and stockholders’ deficiency	$ 3,791,180

The accompanying notes are an integral part of these condensed consolidated financial statements.

Games, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,
	2004	2003	2004	2003

Revenues	$ 165,117	$ 53,771	$ 355,269	$ 155,277
Cost of revenues sold	31,683	33,777	71,708	60,109
Gross profit	133,434	19,994	283,561	95,168

Operating expenses
Sales, general and administrative	649,465	506,596	1,556,683	1,383,969
Stock based compensation	420,750	1,515,750	420,750	1,553,250
Depreciation of property, equipment
and software	160,237	156,212	496,054	470,265
Amortization of intangibles	171,978	106,650	369,263	324,678
Total operating expenses	1,402,430	2,285,208	2,842,750	3,732,162
Operating loss	(1,268,996)	(2,265,214)	(2,559,189)	(3,636,994)

Interest expense	(60,967)	(8,253)	(120,629)	(37,161)
Net loss	$ (1,329,963)	$(2,273,467)	$(2,679,818)	$ (3,674,155)

Weighted average common shares
Outstanding-basic and diluted	20,264,026	16,353,724	18,070,569	15,179,731

Net loss per share - basic and diluted	$ (0.07)	$ (0.14)	$ (0.15)	$ (0.24)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Games, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
(unaudited)
	Nine months ended	Nine months ended
	March 31,2004	March 31,2003
	(unaudited)	(unaudited)
Net cash flows from operating activities:
Net cash used in operating activities	$(1,076,121)	$(1,016,149)

Cash flows from investing activities:
Acquisition of property and equipment	(13,406)	(5,897)

Cash flows from financing activities:
Repayments of capital lease obligations	(100,515)	(21,426)
Borrowings (repayments) on long-term debt	175,000	275,000
Proceeds from issuance of convertible notes	35,000	--
Increase (decrease) in due to related parties	(68,010)	132,814
Proceeds from issuance of stock	1,088,500	761,500
Purchase of treasury stock	--	(43,304)
Net cash provided by financing activities	1,129,975
		1,104,584

Net increase in cash	40,448	82,538
Cash at beginning of period	-	16,513
Cash at end of period	$ 40,448	$ 99,051

Cash paid for:
Interest	$ 11,294	$ -

The accompanying notes are an integral part of these condensed consolidated financial statements.

Games, Inc. and Subsidiary
Consolidated Statements of Cash Flow - continued
	Nine months ended	Nine months ended
	March 31,2004	March 31,2003
	(unaudited)	(unaudited)

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued to settle litigation	$ 165,000	$ 0

Common stock issued to settle note payable	$ 1,610	$ 0

Common stock issued for services	$ 260,000	$ 0

Common stock issued to settle accounts payable	$ 0	$ 25,499

Common stock issued for deferred compensation plan	$ 415,250	$ 0

Series AA Convertible Preferred stock issued for prepaid royalties	$2,000,000	$ 0

Series AA Convertible Preferred stock issued for deposit on acquisition	$1,025,000	$ 0

The accompanying notes are an integral part of these condensed consolidated financial statements.

Games, Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Games, Inc. (“Games” or the “Company”) along with its majority owed subsidiary GameBanc, Inc., (“GameBanc”) operates in three allied areas of interactive entertainment: government sponsored lotteries, internet games, and digital greetings.

The accompanying interim condensed consolidated financial statements and notes to the financial statements for the interim periods as of March 31, 2004 and for the three and Nine months ended March 31, 2004 and 2003, are unaudited.  The accompanying interim unaudited financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States for interim financial statements and Item 310(b) of Regulation S-B.  Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Operating results for the three and nine month period ended March 31, 2004, are not necessarily indicative of the results that may be expected for the year ending June 30, 2004.  The condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Form 10-KSB of the Company as of and for the year ended June 30, 2003.

NOTE B – GOING CONCERN UNCERTAINTY

As shown in the accompanying condensed consolidated financial statements, the Company incurred a net loss of $2,679,818 for the nine months ended March 31, 2004. Current liabilities of $2,362,086 at March 31, 2004 exceed current assets of $2,184,165 by $177,921. At March 31, 2004 the Company has a stockholders’ deficiency in the amount of $1,920,202.

Management of the Company is developing a plan to license the sale of lottery tickets online and to further develop its internet games web sites.  In addition, the Company is seeking to raise equity capital to fund and expand its operations in addition to fund acquisitions.

Management believes that by (i) integrating the Games.com assets, (see Note G) and (ii) obtaining a license to sell lottery tickets online and (iii) if they are successful in obtaining additional equity capital to fund acquisitions, the cash flows would be sufficient to fund operations through the near term.  However, there can be no assurance that the Company will be successful in its attempts to obtain a license to sell lottery tickets online, integrate the Games.com assets, to generate positive cash flows or raise sufficient capital essential to its survival.  To the extent that the Company is unable to generate or raise the necessary operating capital, it will become necessary to curtail operations.  Additionally, even if the Company does raise operating capital, there can be no assurance that the net proceeds will be sufficient to enable it to develop its business to a level where it will generate profits and positive cash flows.

These matters raise substantial doubt about our ability to continue as a going concern.  However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C – SELECTED SIGNIFICANT ACCOUNTING POLICIES

Revenue Sources

Total revenues for the three and nine months ended March 31, 2004 and 2003 are as follows:

	Three months ended March 31, 2004		Three months ended March 31, 2003
Revenue Source	Amount	Percent of Total	Amount	Percent of Total
1. Internet advertising	$ 94,584	57%	$42,716	79%
2. Lotteries	70,533	43%	11,055	21%
Total	$165,117	100%	$53,771	100%

	Nine months ended March 31, 2004		Nine months ended March 31, 2003
Revenue Source	Amount	Percent of Total	Amount	Percent of Total
1. Internet advertising	$190,565	54%	$128,523	83%
2. Lotteries	164,704	46%	26,754	17%
Total	$355,269	100%	$155,277	100%

Loss Per Share

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." SFAS No. 128 requires the presentation of basic and diluted earnings per share ("EPS"). Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted.

The following equity securities are not reflected in dilute loss per share because their effects would be anti-dilutive:

	March 31, 2004	March 31, 2003
Options	3,488,500	3,291,100
Warrants	--	750,000
Series AA Preferred Stock	715,544	--

Total	4,204,044	4,041,100

Accordingly, basic and diluted loss per share are identical.

Reclassifications

Certain accounts in the prior years’ financial statements have been reclassified for comparative purposes to conform to the presentation in the current year’s financial statements.  These reclassifications had no effect on previously reported net loss.

Stock Based Compensation

SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123.” This Statement amends FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results.  The Company continues to follow the pro-forma disclosures for stock-based compensation as permitted in SFAS 123.  The following table illustrates the effect on net loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:

	Nine months ended
	March 31,
	2004	2003

Net loss as reported	$2,679,818	$ 3,674,155

Less: stock-based employee compensation expense determined under the intrinsic value method	--	(56,250)
Add: stock-based employee compensation expense determined under fair value-based methods for all awards	22,250	106,425

Compensation for variable stock options	420,750	(1,497,000)

Pro forma loss	$2,281,318	$ 2,227,330

Pro forma loss per share- Basic and diluted	$ (0.13)	$ (0.15)

Pro forma Information

The fair value for the fiscal 2004 and 2003 options issued was estimated at the date of grant using a Black-Scholes option-pricing model to be $0.36 and $0.00 respectively per share with the following weighted-average assumptions.

Assumptions	2004	2003

Risk-free rate	4.0%	4.5%
Dividend yield	0.0%	0.0%
Volatility factor of the expected market price of the Company's Common Stock	272.0%	176.7%

Average life	1.49 years	1.2 years

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Our employee stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate.

In December 2000 Gamebanc extended the expiration date of 430,600 stock options from dates ranging from April 2002 through November 2002 to January 2004.  In December 2000, the Company re-priced options to purchase approximately 2,800,000 shares of our common stock from an exercised price of $10 per share to $1.00 per share.  Pursuant to FASB Interpretation No. 44 (“FIN 44”) such options became subject to variable accounting treatment.  At March 31, 2004, the fair value of our common stock was less than the exercise price and accordingly the Company recognized no stock based compensation for variable accounting treatment.

The following summarizes the stock option transactions for the nine months ended March 31, 2004:

		Weighted
		Average
		Exercise
	Options	Price
Options outstanding at June 30, 2002	3,295,100	$1.08
Granted	110,000	2.54
Exercised	--
Terminated	--
Options outstanding at March 31, 2003	3,405,100	1.13

Options outstanding at June 30, 2003	3,291,100	0.98
Granted	316,500	0.75
Exercised	--
Terminated	309,000.08

Options outstanding at March 31, 2004	3,298,600	$1.04

	Options Outstanding		Options Exercisable
Weighted
		Average		Weighted
Range of		Remaining		Average
Exercise	Number	Contractual	Number	Exercise
Prices	Outstanding	Life	Exercisable	Price
$1.00 - $2.25	3,298,600	1.4 years	2,958,600	$0.98

New Accounting Pronouncements

In January 2003, Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), an interpretation of Accounting Research Bulletin No. 51. FIN 46 expands upon and strengthens existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is any legal structure used for business purposes that either does not have equity investors with voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. However, on October 8, 2003, FASB deferred the latest date by which all small business entities must apply FIN 46 to the first reporting period ended after December 15, 2004. The effect of the adoption of this new accounting pronouncement on the Company financial statements has not been significant.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS 149”), which is effective for contracts entered into or modified after June 30, 2003. SFAS 149 amends FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” to clarify financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts. The effect of the adoption of this new accounting pronouncement on Company’s financial statements has not been significant.

In May 2003, FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”), which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the begriming of the first interim period beginning after June 15, 2003. SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. The adoption of SFAS 150 did not have a material effect on the Company’s financial statements.

NOTE D - CONVERTIBLE PROMISSORY NOTES

From March 2003 through June 2003, the Company issued $662,500 5% and 6% convertible promissory notes (the “Promissory Notes”) in varying amounts due October 31, 2004. A portion of the proceeds raised from the placement has been used to fund the Company's working capital and capital expenditure requirements.

The Promissory Notes including accrued interest are convertible into one (1) share of common stock for each dollar of debt, at the option of the holder, subject to certain adjustments and conditions.

During March 2003, the Company issued $175,000 in Promissory Notes (the “March Notes”).  The fair value of the Company’s common stock exceeded the conversion price of the March Notes at the date of issuance.  Accordingly, the Company recorded a beneficial conversion feature on the promissory notes of $88,000.  The beneficial conversion feature and deferred debt discount accrete to interest expense over the life of the promissory notes.  During the nine months ended March 31, 2004, the Company recorded a charge to interest relating to the beneficial conversion feature in the amount of $72,000.

During July 2003 the Company issued a $35,000 5% convertible promissory note. The promissory note including accrued interest is convertible into one (1) shares of common stock for each dollar of debt, at the option of the holder, subject to certain adjustments and conditions.  Since the fair value of the Company’s common stock was less than one dollar, the promissory note did not have any beneficial conversion feature.

During the nine months ended March 31, 2004 Games, Inc. issued 510,454 shares of common stock to convert notes payable and accrued interest of $510,454.  In the nine months ended March 31, 2004 we reclassified $35,200 from long term notes payable to convertible notes payable.

NOTE E- LITIGATION AND CONTINGENCIES

The Company entered into a settlement agreement with Bingo, Inc. (“Bingo”) on October 8, 2003, whereby Bingo has agreed to relinquish all of its rights and ownership of the domain name Lottery.com in exchange for a fifty (50) year royalty agreement whereby the Company will pay Bingo a 4% royalty on gross revenue (as defined) on online lottery ticket sales. Pursuant to the royalty agreement the Company must pay minimum royalties of $72,000 per annum.  During the nine months ended March 31, 2004, the Company recorded a charge to sales, general and administrative expenses in the amount of $12,000.

A former employee and manager of Gamebanc's Gameland.com site sued Gamebanc in Virginia District Court for bonus payments under his employment agreement.  The employee obtained a default judgment against Gamebanc in the amount of $99,000.  Such amount is included in accrued litigation settlement at March 31, 2004.

On August 27, 2003, the Company filed a law suit against Toadgames, Inc. (case number A0304323) a company incorporated by Chris Hunter. The Company alleges Toadgames, Inc. has misappropriated the Company’s trade secrets, including its games, data codes, designs, gameplay, format, scoring systems, instructions, marketing and promotional strategies.

On April 29, 2004 Games, Inc. notified Atari it was in material breach of the Asset Purchase Assignment and License Agreement dated December 31, 2003, as amended (the “Asset Purchase Agreement”). Atari then responded with a legal action, “Atari, Inc. Atari Interactive Inc. and Hasbro, Inc. vs. Games, Inc. Roger W. Ach II, and Chicago West Pullman LLC.” United States District Court, Southern District of New York, (JSR). 04 Civ. 3723. The Company intends to vigorously prosecute and defend this action, we believe that ultimately, the Company will prevail on its claim that Atari, Inc. breached the Asset Purchase Agreement and its defense of Atari’s claims.

In the ordinary course of conducting its business, the Company may become subject to additional litigation and claims regarding various matters.  There exists a reasonable possibility that the Company will not prevail in all cases.  However, sufficient uncertainty exists in these cases to prevent the Company from determining the amount of its liability, if any.  Therefore the Company has not recorded any outstanding adjustments in its condensed consolidated financial statements in response to these matters.

NOTE F – STOCKHOLDERS’ EQUITY

On August 26, 2003, Bingo, Inc., a shareholder, exchanged 850,000 warrants to acquire GameBanc stock for 175,000 shares of Games, Inc. common stock.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

During the nine months ended March 31, 2004 the Company issued 406,648 shares of Games, Inc. common stock in settlement of the Lottoballs obligation. Pursuant to the settlement agreement the stock was to be issued based upon the closing price of the Company’s common stock on July 31, 2003 which was $0.41 per share.

During the nine months ended March 31, 2004 Games, Inc. issued 2,377,000 shares of common stock for $1,088,500 in cash proceeds.

During the nine months ended March 31, 2004 Games, Inc. set aside 320,000 shares of common stock for the Company’s Directors to purchase at $0.50 per share.  As of March 31, 2004, the 320,000 shares are not considered outstanding.

During the nine months ended March 31, 2004 Games, Inc. issued 1,000,000 shares of common stock to the Company’s Executive Deferred Compensation plan in exchange for $500,000 in deferred and accrued salary to the officers of the Company. As of March 31, 2004, 149,000 are not outstanding until they are earned by the Executive.

During the nine months ended March 31, 2004 Games, Inc. issued 4,472 shares of common stock for $1,610 in payment of a note payable.

During the nine months ended March 31, 2004 Games, Inc. issued 260,000 shares of common stock for various consulting services to the Company with an estimated fair value of $112,850.

On January 12, 2004, Games, Inc. issued 400,000 shares of its common stock to Chicago West Pullman, LLC (“CWP”), a related party and stockholder, for their participation in concluding the deal with Atari, (See Note G). The estimated fair value of the services was $200,000.

On October 20, 2003 Games, Inc. issued 1,100 shares of series A preferred shares (valued at $110,000) in exchange for 32,331 shares of Games, Inc. common stock. The stock is redeemable at the Company’s option.  Board of Directors hereby established a series of 10,000 shares of the authorized Preferred Stock of the Corporation to be designated as Series A Preferred Stock, par value $.001 per share.

On December 31, 2003, the Company issued 30,250 shares of Series AA Convertible Redeemable Preferred Stock (“Series AA”) to Atari, Inc. in connection with an asset purchase agreement, license and royalty agreement (See Note G).  As discussed in Note G, both the Company and Atari issued a notice of default.  The Series AA become redeemable on March 29, 2004 at the option of the holder at a redemption price of $100 per share (“Redemption Price”). On December 31, 2004 and 2005, 10,000 shares of Series AA become redeemable at the Redemption Price. In addition, the holder may at any time after March 29, 2004 through December 31, 2004 convert 10,250 shares of the Series AA into shares of the Company’s common stock at a conversion price of $2.50 per share.  On December 31, 2004 through December 31, 2005, an additional 10,000 shares of Series AA become convertible into shares of the Company’s common stock at a conversion price of $6.00 per share.  On December 31, 2005 through December 31, 2006 an additional 10,000 shares of Series AA become convertible into shares of the Company’s common stock at a conversion price of $7.20 per share.  In addition the Company may call the Series AA preferred stock at any time after March 29, 2004 at the redemption price.  As discussed in Note G, both the Company and Atari issued a notice of default.

No underwriter was engaged in connection with the foregoing sales of securities.

NOTE G – ASSET PURCHASE, LICENSE AND ROYALTY AGREEMENT

On December 31, 2003, Games entered into an asset purchase agreement, license and royalty agreement to (i) purchase from Atari, Inc. or an affiliate thereof the www.Games.com domain name and certain related assets for a purchase price of $1,125,000 payable in $100,000 cash and 10,250 shares of Series AA preferred stock and (ii) five (5) year royalty agreement payable in 20,000 shares of Series AA Preferred Stock valued at $2,000,000 and the Company is committed to minimum royalty payments over the five year term of the agreement of $5,000,000. Royalties are subdivided into two types:  (a) royalties against which the Company may recoup against the prepaid royalty and (b) royalties that the Company pays, throughout the 5 year term of the agreement, beginning with the first dollar of net sales against which the Company may not recoup any prepaid royalty.  On net sales of Licensed Products developed by Licensee, Licensee shall pay an 8% recoupment-eligible royalty and, in addition, a 2% recoupment-ineligible royalty.  On Net Sales of Licensor-provided Licensed Products, Licensee shall pay an 18% recoupment-eligible royalty and, in addition, a 2% recoupment-ineligible royalty.

On April 30, 2004 Games issued to Atari a notice of default regarding the Asset Purchase Agreement dated December 31, 2004. The event of default was called on Atari pertaining to our property and rights with respect to the Games.com licenses, as they pertain to other games being distributed in the market by Atari.

Games believes that these are business issues that can be worked out between the parties although we are  prepared to take steps to affirm our legal rights and any damages that we may have sustained.

Pursuant to the default, Games has refused to pay the additional $3 million in advance royalties on these licenses and has held up Atari’s redemption of $1 million in Games Inc. preferred stock, until the matter is satisfactorily resolved.  The payments will be made upon Games and Atari mutually agreeing to a satisfactory resolution of the above and after launch of the new site which is currently scheduled for third week in May 2004. Atari has given Games notice of redemption of 10,250 Series AA Preferred Stock for $1,025,000. Games is also committed to paying to Atari, Inc. $3,000,000 in additional pre-paid royalties subject to satisfactory resolution to the notice of default. Such Payments have been guaranteed by CWP. However there can be no assurance the above transaction will be completed.

On May 3, Atari issued to Games, Inc. a notice of default regarding the non-payment of the $3,000,000 and non redemption of the 10,250 preferred shares of Games, Inc. preferred stock. The parties are discussing and expect to come to mutually agreeable terms.

As part of this transaction, Games, Inc. will also be granted digital licenses and sublicenses with exclusive digital rights with respect to certain formats to a number of popular games including MONOPOLY, SCRABBLE, RISK, BATTLESHIP, BOGGLE and YAHTZEE and the classic Atari games.

NOTE H – SUBSEQUENT EVENTS

On September 23, 2003, the Company issued a $175,000 5% note payable to a shareholder for working capital, due January 31, 2004.

As discussed in Note P, on October 8, 2003, the Company has entered into a settlement agreement with Bingo.com, whereby Bingo.com has agreed to relinquish all of its rights and ownership of the domain name Lottery.com in exchange for a fifty (50) year royalty agreement whereby the Company will pay Bingo.com a 4% royalty on gross revenue (as defined) on online lottery ticket sales. Bingo, Inc. relinquished 850,000 warrants to purchase Gamebanc stock in exchange for 175,000 shares of Games, Inc. common stock. Pursuant to the royalty agreement the Company must pay minimum royalties of $72,000 per annum.

We issued approximately 2.3 million shares of Common Stock for cash proceeds of $1,056,000.

We issued to 1 million shares to the officers of the Games in exchange for deferred salary owed of $490,000 and future payroll deduction from the CFO of $85,000.

We issued 610,000 shares for the settlement of approximately $287,500 in accrued liabilities and services.

We issued 180,000 shares to Directors of the Company on a subscription note receivable due June 30, 2004.

We converted approximately $510,000 of convertible notes to approximately 510,000 shares of Games, Inc. Common Stock.